SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
Amendment No. 4

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Commission File Number:  333-149010

PETROSEARCH ENERGY CORPORATION
(Exact name of small Business Issuer as specified in its charter)

NEVADA	20-2033200
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1311
(Primary Standard Industrial Classification Code)
675 Bering Drive, Suite 200
Houston, Texas	77057
(Address of principle executive offices)	(Zip Code)

(713) 961-9337
Issuer’s telephone number, including area code

RICHARD D. DOLE
CHIEF EXECUTIVE OFFICER AND PRESIDENT
PETROSEARCH ENERGY CORPORATION
675 BERING DRIVE, SUITE 200
HOUSTON, TEXAS  77057

Copies to:

ROBERT D. AXELROD, ESQ.
AXELROD, SMITH & KIRSHBAUM, P.C.
5300 MEMORIAL DRIVE, SUITE 700
HOUSTON, TEXAS  77007
(713) 861-1996

Approximate Date of Commencement of Proposed Sale to the Public:  From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be registered (1)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of Registration Fee (2)
Common Stock, $.001 par value (3)	1,350,000	$0.35	$475,650	$18.69
Common Stock, $0.001 par value/ Underlying Warrants (4)	964,286	$2.00	$1,928,572	$75.79
Common Stock, $0.001 par value/ Underlying Warrants (5)	6,440,000	$0.92	$5,924,800	$232.84
Common Stock, $0.001 par value/ Underlying Warrants (6)	1,928,574	$1.50	$2,892,861	$113.69
Common Stock, $0.001 par value/ Underlying Warrants (7)	5,000,000	$1.40	$7,000,000	$275.10

TOTAL	15,682,860		$18,221,883	$716.11

(1)
In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers any additional shares of common stock which may become issuable by reason of any stock dividend, stock split, re-capitalization or any other similar transaction effected without consideration which results in an increase in the number of registrant’s outstanding shares of common stock.

(2)	This calculation is made solely for the purposes of determining the registration fee pursuant to the provisions of Rule 457 under the Securities Act of 1933, as amended.
(3)	Shares of Common Stock issued to selling stockholders.
(4)	Represents shares issuable upon the exercise of warrants with an exercise price of $2.00 per share.
(5)	Represents shares issuable upon the exercise of warrants with an exercise price of $0.92 per share.
(6)	Represents shares issuable upon the exercise of warrants with an exercise price of $1.50 per share.
(7)	Represents shares issuable upon the exercise of warrants with an exercise price of $1.40 per share.

DELAYING AMENDMENT UNDER RULE 473(A): The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to section 8(a), may determine.

The information in this prospectus is subject to completion or amendment. The securities covered by this prospectus cannot be sold until the registration statement filed with the Securities and Exchange Commission becomes effective.  This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that state.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND THE SELLING STOCKHOLDERS ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS
SUBJECT TO COMPLETION, DATED September 18, 2008

PETROSEARCH ENERGY CORPORATION
15,682,860 SHARES OF COMMON STOCK

This prospectus relates to the offering for resale of up to 1,350,000 shares of our common stock, $0.001 par value currently held by certain selling stockholders and 14,332,860 shares of common stock underlying warrants currently held by certain selling stockholders. For a list of the selling stockholders, please see "Selling Stockholders."  We are not selling any shares of our Common Stock in this offering and therefore will not receive any proceeds from the sale thereof. We may, however, receive proceeds upon the exercise of the warrants held by certain selling stockholders for whom we are registering the underlying shares in the event that such warrants are exercised and paid for.  We will bear all expenses, other than selling commissions and fees of the selling stockholders, in connection with the registration and sale of the shares being offered by this prospectus.

These shares may be sold by the selling stockholders from time to time in the over-the-counter market or other national securities exchange or automated interdealer quotation system on which our Common Stock is then listed or quoted, through negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices.

Our Common Stock currently trades on the OTC Bulletin Board and is quoted on OTC Bulletin Board Quotation Systems under the symbol "PTSG.OB."  On August 12, 2008 the last reported sales price of our Common Stock was $0.35 per share.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISKS.  PLEASE REFER TO THE "RISK FACTORS" BEGINNING ON PAGE 2.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE DATE OF THIS PROSPECTUS IS ___________________.

PETROSEARCH ENERGY CORPORATION
675 BERING DRIVE, SUITE 200
HOUSTON, TEXAS  77057
(713) 961-9337

PROSPECTUS SUMMARY

The following summary highlights material information contained in this prospectus. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the risk factors section, the financial statements and the notes to the financial statements. You should also review the other available information referred to in the section entitled “Where you can find more information” in this prospectus and any amendment or supplement hereto.  Unless otherwise indicated, the terms the “Company,” “we,” “us,” and “our” refer and relate to Petrosearch Energy Corporation and its consolidated subsidiaries.

The Company

Petrosearch Energy Corporation (the “Company”), a Nevada corporation formed in November 2004, is an independent crude oil and natural gas exploration and production company.  We are the successor of Petrosearch Corporation, a Texas corporation formed in August 2003.  (All references to capitalization and business operations herein apply to our current capitalization and operating history, including our predecessor, Petrosearch Texas.)  We are a resource based energy company with operations focused in North Texas with existing production in North Dakota, Texas and Oklahoma.   A majority of our effort over the next 12 months will focus on growth through the development of our Texas Panhandle water flood project that we operate.

Our goal is to develop additional production and reserves from our existing resource base.  We are the successor to the business of Petrosearch Corporation, a Texas corporation that was formed in August 2003.  In November 2004, shareholders of Petrosearch Corporation approved a 6.5-to-1 reverse stock split which took effect immediately prior to its merger with the Company on December 30, 2004.  The effect of the merger, among other things, was to re-domicile to Nevada.  Upon the completion of the merger, shareholders of Petrosearch Corporation were issued shares of our common and preferred stock representing 100% of the then issued and outstanding common and preferred shares.

Our common shares have been publicly traded on the OTC Bulletin Board under the symbol “PTSG” since November, 2005.   Our principal offices are located at 675 Bering Drive, Suite 200, Houston, Texas 77057, and our telephone number is 713-961-9337.  Our website is www.petrosearch.com.

The Offering

Outstanding Common Stock	41,770,779 shares (as of August 12, 2008)

Common Stock Offered
Up to 1,350,000 shares of common stock held by certain selling stockholders, and  964,286 shares of common stock issuable upon the exercise of warrants, which have an exercise price of $2.00 per share, 6,440,000 shares of common stock issuable upon the exercise of warrants which have an exercise price of $0.92 per share, 1,928,574 shares of common stock issuable upon the exercise of warrants which have an exercise price of $1.50 per share and 5,000,000 shares of common stock issuable upon the exercise of warrants which have an exercise price of $1.40 per share.

Offering Price	Determined at the time of sale by the selling stockholders.

Proceeds
We will not receive any proceeds from the sale of the common stock offered by the selling stockholders that may be sold pursuant to this prospectus. We will, however, receive proceeds of approximately $17,746,234 upon the exercise of and payment for the warrants held by certain selling stockholders for which we have registered the underlying shares, if all such warrants are exercised. Proceeds, if any, received from the exercise of warrants will be used for general corporate purposes.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk.  You should carefully consider the risks described below before deciding to purchase shares of our Common Stock.  If any of the events, contingencies, circumstances or conditions described in the risks below actually occurs, our business, financial condition or results of operations could be seriously harmed.  The trading price of our Common Stock could, in turn, decline and you could lose all or part of your investment.

Risks Related to the Company

Our limited history makes an evaluation of us and our future extremely difficult, and profits are not assured.

We have a limited operating history, having begun commercial drilling operations in August 2003.  There can be no assurance that we will be profitable in the future or that the shareholders’ investments in us will be returned to them in full, or at all, over time.  In view of our limited history in the oil and gas exploration business, an investor must consider our business and prospects in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development.  There can be no assurance that we will be successful in undertaking any or all of the activities required for successful commercial drilling operations.  Our failure to undertake successfully such activities could materially and adversely affect our business, prospects, financial condition and results of operations.  In addition, there can be no assurance that our exploration and production activities will produce oil and gas in commercially viable quantities, if any at all.  There can be no assurance that sales of our oil and gas production will ever generate significant revenues, that we will ever generate additional positive cash flow from our operations or that we will be able to achieve or sustain profitability in any future period.

We have experienced recent substantial operating losses and may incur additional operating losses in the future.

During the year ended December 31, 2007 we incurred a net operating loss of $2,836,301 and during the quarter ended June 30, 2008 we incurred a net operating loss of $1,230,044.  In the event we are unable to increase our gross margins, reduce our costs and/or generate sufficient additional revenues to offset our increased costs, we may continue to sustain losses and our business plan and financial condition will be materially and adversely affected.

The trading price of our common stock entails additional regulatory requirements, which may negatively affect such trading price.

The trading price of our common stock is below $5.00 per share.  As a result of this price level, trading in our common stock would be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended.  These rules require additional disclosure by broker-dealers in connection with any trades generally involving any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions.  Such rules require the delivery, before any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions).  For these types of transactions, the broker-dealer must determine the suitability of the penny stock for the purchaser and receive the purchaser's written consent to the transaction before sale.  The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our common stock.  As a consequence, the market liquidity of our common stock could be severely affected or limited by these regulatory requirements.

We are dependent on key personnel.

We depend to a large extent on the services of certain key management personnel, including our executive officers and other key consultants, the loss of any of which could have a material adverse effect on our operations. Specifically, we rely on Mr. Richard Dole, Chairman, President and CEO, to maintain the strategic direction of the Company.  We also rely on Mr. Wayne Beninger, Chief Operating Officer, to oversee the technical evaluation of projects as well as operations of the Company.  Although Messrs. Dole and Beninger currently serve under employment agreements, there is no assurance that they will continue to be employed by us.  We do not maintain, nor do we plan to maintain, key-man life insurance with respect to any of our officers or directors.

We are subject to potential liability from operations.

We are subject to potential liability from our operations, such as injuries to employees or third parties, which are inherent in the management of oil and gas programs.  While we intend to obtain and maintain appropriate insurance coverage for these risks, there can be no assurance that our operations will not expose us to liabilities exceeding such insurance coverage or to liabilities not covered by insurance.

We may experience potential fluctuations in results of operations.

Our future revenues may be affected by a variety of factors, many of which are outside our control, including (a) the success of project results; (b) swings in availability of drilling services needed to implement projects and the pricing of such services; (c) a volatile oil and gas pricing market which may make certain projects that we undertake uneconomic; (d)  the ability to attract new independent professionals with prospects in a timely and effective manner; and (e) the amount and timing of operating costs and capital expenditures relating to conducting our business operations and infrastructure.  As a result of our limited operating history and the emerging nature of our business plan, it is difficult to forecast  revenues or earnings accurately, which may fluctuate significantly from quarter to quarter.

We participate in oil and gas leases with third parties.

We may own less than 100% of the working interest in certain leases acquired by us, and other parties will own the remaining portion of the working interest.  Financial risks are inherent in any operation where the cost of drilling, equipping, completing and operating wells is shared by more than one person.  We could be held liable for the joint activity obligations of the other working interest owners such as nonpayment of costs and liabilities arising from the actions of the working interest owners.  In the event other working interest owners do not pay their share of such costs, we would likely have to pay those costs.  In such situations, if we were unable to pay those costs, we could become insolvent.

We may issue additional shares of common stock in the future, which could cause dilution to all shareholders.

We may seek to raise additional equity capital in the future.  Any issuance of additional shares of our common stock will dilute the percentage ownership interest of all shareholders and may dilute the book value per share of our common stock.

Expansion of our exploration program will require capital from outside sources.

We do not currently have the financial resources to explore and drill all of our currently identified prospects.  Absent raising additional capital or entering into joint venture agreements, we will not be able to increase our exploration and drilling operations at the projected rate.  This could limit the size of our business. There is no assurance that capital will be available in the future to us or that capital will be available under terms acceptable to us.  We will need to raise additional money, either through the sale of equity securities (which could dilute the existing stockholders' interest), through the entering of joint venture agreements (which, while limiting our risk, could reduce our ownership interest in particular assets), or from borrowings from third parties (which could result in additional assets being pledged as collateral and which would increase our debt service requirements).

We depend on industry vendors and may not be able to obtain adequate services.

We are and will continue to be largely dependent on industry vendors for the success of our oil and gas exploration projects.  These contracted services include, but are not limited to, accounting, drilling, completion, workovers (remedial down hole work on a well) and reentries (entering an existing well and changing the direction and/or depth of a well), geological evaluations, engineering, leasehold acquisition (landmen), operations, legal, investor relations/public relations, and prospect generation.  We could be harmed if we fail to attract quality industry vendors to participate in the drilling of prospects which we  identify or if our industry vendors do not perform satisfactorily.  We often have, and will continue to have, little control over factors that would influence the performance of our vendors.

We rely on third parties for production services and processing facilities.

The marketability of our production depends upon the proximity of our reserves to, and the capacity of, facilities and third party services, including oil and natural gas gathering systems, pipelines, trucking or terminal facilities, and processing facilities.  The unavailability or lack of capacity of such services and facilities could result in the shut-in of producing wells or the delay or discontinuance of development plans for properties.  A shut-in or delay or discontinuance could materially adversely affect our financial condition.  In addition, federal and state regulation of oil and natural gas production and transportation affect our ability to produce and market oil and natural gas on a profitable basis.

We may not operate all projects.

We may not operate all properties in which we have an interest; as a result, we may have limited ability to exercise influence over, and control the risks associated with, operations of these properties.  The failure of a well operator to adequately perform operations, an operator's breach of the applicable agreements or an operator's failure to act in ways that are in our best interest could reduce our production and revenues.  The success and timing of our development activities on properties operated by others therefore depend upon a number of factors outside of our control, including the operator's timing and amount of capital expenditures;expertise and financial resources; inclusion of other participants in drilling wells; and use of technology.

There is limited liquidity in our shares.

There is a limited market for our shares of common stock and an investor may not be able to liquidate his or her investment regardless of the necessity of doing so.  The prices of our shares are highly volatile. This could have an adverse effect on developing and sustaining the market for our securities.  If the market price of our common stock declines significantly, you may be unable to resell your common stock at or above the public offering price.  We cannot assure you that the market price of our common stock will not fluctuate or decline significantly, including a decline below the public offering price, in the future.  In addition, the stock markets in general can experience considerable price and volume fluctuations.

General Risks of the Oil and Gas Business

We are subject to drilling and operational hazards.

The oil and gas business involves a variety of operating risks, including blowouts, cratering and explosions, mechanical and equipment problems, uncontrolled flows of oil and gas or well fluids, fires, marine hazards with respect to offshore operations, formations with abnormal pressures, pollution and other environmental risks, and natural disasters.  Any of these events could result in loss of human life, significant damage to property, environmental pollution, impairment of our operations and substantial losses.  Locating pipelines near populated areas, including residential areas, commercial business centers and industrial sites, could increase these risks.  In accordance with customary industry practice, we will maintain insurance against some, but not all, of these risks and losses.  The occurrence of any of these events not fully covered by insurance could have a material adverse effect on our financial position and results of operations.

We have competition from other companies.

A large number of companies and individuals engage in drilling for gas and oil, and there is competition for the most desirable prospects.  We will encounter intense competition from other companies and other entities in the sale of our gas and oil production.  We could be competing with numerous gas and oil companies which may have financial resources significantly greater than ours.  Further, the quantities of gas and oil to be delivered by us may be affected by factors beyond our control, such as the inability of the wells to deliver at the necessary quality and pressure, premature exhaustion of reserves, changes in governmental regulations affecting allowable production and priority allocations and price limitations imposed by federal and state regulatory agencies.

The unavailability or high cost of drilling rigs, equipment, supplies, personnel and oilfield services could materially adversely impact us.

Drilling activity in the area of our proposed initial activities is extremely high. Increased drilling activity in these areas could decrease the availability of rigs and our access to oilfield services.  Either shortages or increases in the cost of drilling rigs, equipment, supplies or personnel could delay or adversely affect our operations.  There can be no assurance that we will be able to obtain the necessary equipment or services may not be available to us at economical prices.

Oil and gas prices are volatile.

Declines in oil and gas prices may materially adversely affect our financial condition, liquidity, ability to obtain financing and operating results.  Lower oil and gas prices also may reduce the amount of oil and gas that we can produce economically.  High oil and gas prices could preclude acceptance of our business model.  Depressed prices in the future would have a negative effect on our future financial results.  Historically, oil and gas prices and markets have been volatile, with prices fluctuating widely, and they are likely to continue to be volatile.  Prices for oil and gas are subject to wide fluctuations in response to relatively minor changes in supply of and demand, market uncertainty and a variety of additional factors that are beyond our control.  These factors include, the domestic and foreign supply of oil, the level of consumer product demand, weather conditions, political conditions in oil producing regions, including the Middle East, the ability of the members of the Organization of Petroleum Exporting Countries to agree to and maintain oil price and production controls, the price of foreign imports, actions of governmental authorities, domestic and foreign governmental regulations, the price, availability and acceptance of alternative fuels; and overall economic conditions.  These factors and the volatile nature of the energy markets make it impossible to predict with any certainty future oil and gas prices.  Our inability to respond appropriately to changes in these factors could negatively affect their profitability.

We may have writedowns of our assets due to price volatility.

SEC accounting rules require us to review the carrying value of our oil and gas properties on a quarterly basis for possible write-down or impairment.  Under these rules, capitalized costs of proved reserves may not exceed a ceiling calculated at the present value of estimated future net revenues from those proved reserves.  Capital costs in excess of the ceiling must be permanently written down.  A decline in oil and natural gas prices or a change in reserve estimates could cause a write down which would negatively affect our net income.

Estimates of oil and gas reserves are uncertain and may vary substantially from actual production.

There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting future rates of production and timing of expenditures, including many factors beyond our control.  Our oil and  gas reserves set forth in this prospectus represent the estimated quantities of oil and gas based on reports prepared by third party reserve engineers.  There is a reasonable certainty of recovering the proved reserves as disclosed in those reports.    Information relating to our proved oil and gas reserves is based upon engineering data which demonstrates, with reasonable certainty, to be recoverable in future years from known reservoirs under existing economic and operating conditions. Reserve engineering is a subjective process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact manner. The accuracy of any reserve estimate is a function of the quality of available geological, geophysical, engineering and economic data, the precision of the engineering and judgment. As a result, estimates of different engineers often vary. The estimates of reserves, future cash flows and present value are based on various assumptions, including those prescribed by the SEC relating to oil and natural gas prices, drilling and operating expenses, capital expenditures, taxes and availability of funds, and are inherently imprecise.

We are subject to governmental regulations.

Gas and oil operations in the United States are subject to extensive government regulation and to interruption or termination by governmental authorities on account of ecological and other considerations. The Environmental Protection Agency of the United States and the various state departments of environmental affairs closely regulate gas and oil production effects on air, water and surface resources.  Furthermore, proposals concerning regulation and taxation of the gas and oil industry are constantly before Congress.  It is impossible to predict future proposals that might be enacted into law and the effect they might have on us.  Thus, restrictions on gas and oil activities, such as production restrictions, price controls, tax increases and pollution and environmental controls may have a material adverse effect on us.

The oil and gas industry is subject to hazards related to pollution and environmental issues.

Hazards in the drilling and/or the operation of gas and oil properties, such as accidental leakage or spillage, are sometimes encountered.  Such hazards may cause substantial liabilities to third parties or governmental entities, the payment of which could reduce distributions or result in the loss of our leases.  Although it is anticipated that insurance will be obtained by third-party operators for our benefit, we may be subject to liability for pollution and other damages due to environmental events which cannot be insured against due to prohibitive premium costs, or for other reasons.  Environmental regulatory matters also could increase substantially the cost of doing business, may cause delays in producing oil and gas or require the modification of operations in certain areas.

We may experience rapid increases in our operating costs.

The gas and oil industry historically has experienced periods of rapid cost increases from time to time.  Increases in the cost of exploration and development would affect our ability to acquire equipment and supplies.  Increased drilling activity could lead to shortages of equipment and material which would make timely drilling and completion of wells impossible.  The costs of producing oil and gas and conducting field operations may also be subject to rapid cost changes that are not in our control.  There is no assurance that over the life of any project there will not be fluctuating or increasing costs in doing business.

CAUTIONARY STATEMENT CONCERNING
FORWARD-LOOKING STATEMENTS

This document contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties and are based on the beliefs and assumptions of management and information currently available to management. The use of words such as "believes," "expects," "anticipates," "intends," "plans," "estimates," "should," "likely" or similar expressions, indicates a forward-looking statement.

Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future results may differ materially from those expressed in the forward-looking statements. Many of the factors that will determine these results are beyond our ability to control or predict. Stockholders are cautioned not to put undue reliance on any forward-looking statements, which speak only to the date made. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events, or performance and underlying assumptions and other statements, which are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, product and service demands and acceptance, changes in technology, economic conditions, the impact of competition and pricing, and government regulation and approvals. Petrosearch cautions that assumptions, expectations, projections, intentions, or beliefs about future events may, and often do, vary from actual results and the differences can be material. Some of the key factors which could cause actual results to vary from those Petrosearch expects include changes in natural gas and oil prices, the timing of planned capital expenditures, availability of acquisitions, uncertainties in estimating proved reserves and forecasting production results, operational factors affecting the commencement or maintenance of producing wells, the condition of the capital markets generally, as well as our ability to access them, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting our business.

Our expectations, beliefs and projections are expressed in good faith and are believed to have a reasonable basis, including without limitation, our examination of historical operating trends, data contained in our records and other data available from third parties. There can be no assurance, however, that our expectations, beliefs or projections will result, be achieved, or be accomplished.   Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  We undertake no duty to update these forward-looking statements.

For a discussion of some additional factors that may cause actual results to differ materially from those suggested by the forward-looking statements, please read carefully the information under "Risk Factors" beginning on page 2. The identification in this document of factors that may affect future performance and the accuracy of forward-looking statements is meant to be illustrative and by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty.

We operate in a very competitive and rapidly changing environment.  New risks emerge from time to time and it is not possible for our management to predict all risks, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements.  All forward-looking statements included in this prospectus are based on information available to us on the date of the prospectus.  Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained throughout this prospectus.

You may rely only on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. Neither the delivery of this prospectus nor the sale of Common Stock means that information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful.

THE BUSINESS

OVERVIEW

Petrosearch Energy Corporation (the “Company”), a Nevada corporation formed in November 2004, is an independent crude oil and natural gas exploration and production company.  We are the successor of Petrosearch Corporation, a Texas corporation formed in August 2003.  (All references to capitalization and business operations herein apply to our current capitalization and operating history, including our predecessor, Petrosearch Texas.)  We are a resource based energy company with current operations focused in North Texas with existing production in North Dakota, Texas and Oklahoma.   A majority of our efforts over the next 12 months will focus on the Texas Panhandle water flood that we operate.  Our goal is to develop additional production and reserves from our existing resource base.

OUR HISTORY

We are the successor to the business of Petrosearch Corporation, a Texas corporation that was formed in August 2003.  In November 2004, shareholders of Petrosearch Corporation approved a 6.5-to-1 reverse stock split which took effect immediately prior to its merger with the Company on December 30, 2004.  The effect of the merger, among other things, was to re-domicile to Nevada.  Upon the completion of the merger, shareholders of Petrosearch Corporation were issued shares of our common and preferred stock representing 100% of the then issued and outstanding common and preferred shares.

Shares of our common stock have been publicly traded on the OTC Bulletin Board under the symbol “PTSG” since November 2005.   Our principal offices are located at 675 Bering Drive, Houston, Texas 77057, and our telephone number is 713-961-9337.  Our website is www.petrosearch.com.

Business Plan

We are a resource based energy company with operations focused on a water flood project in North Texas. Our strategic goal is to build intrinsic shareholder value through focused operations from this project while maintaining a low cost structure at every level of our Company.  We intend to bring additional production and revenues from this existing high quality asset.  We also continue to identify and evaluate other potential opportunities that would complement our current business plan and create economic value.

On June 25 we executed a binding agreement for the sale of our limited partnership interest in DDJET to Cinco County Barnett Shale LLC, one of the other two partners in DDJET, for a cash purchase price of $36,000,000.  On June 26, 2008 Cinco paid to Barnett Petrosearch the required $1,800,000 non-refundable deposit to be applied to the purchase price and fulfilled all the other necessary requirements to bind both Cinco and Petrosearch to the sale.  On July 18, 2008 the Company received the balance of the proceeds of the sale of $30,729,008, the net amount after deducting the $1,800,000 down payment previously received from Cinco and $3,470,992 of costs previously owed by the Company which were assumed by Cinco pursuant to the June 25, 2008 agreement.

As of December 31, 2007 we have $55,485,780 of pre-tax PV-10 for proved reserves associated with our properties,.  See “Oil and Natural Gas Reserves” for a reconciliation of after tax PV-10.  We are also focused on maintaining a low cost structure throughout our business by maintaining tight control on our corporate overheads and operating costs in our properties.

Customers

Excluding our revenue from the DDJET Partnership, which was marketed by the Operator of the Project and comprises 34% of our 2007 revenue, we currently have five customers who purchase our oil and gas products.  During the fiscal year ended December 31, 2007, our revenues for production sales from a total of five customers were comprised of the following percentages:  Eighty Eight Oil, LLC--42%;  Bear Paw Energy, LLC—4%; Eagle Rock-- 1%; Plains Marketing—8%; and Upstream—11%.  However, we believe there is a sufficient market to support our revenues in the event we were to lose some or all of our current customers given the nature of the high demand of our products.

Competition

The petroleum and natural gas industry is intensely competitive, and we compete with other companies that have substantially larger financial resources operations, staffs and facilities.  Many of these companies not only explore for and produce crude oil and natural gas, but also carry on refining operations and market oil and other products on a regional, national or worldwide basis. Such companies may be able to pay more for productive oil and natural gas properties and exploratory prospects or define, evaluate, bid for and purchase a greater number of properties and prospects than our financial or human resources permit.  In addition, such companies may have a greater ability to continue exploration activities during periods of low hydrocarbon market prices. Our ability to acquire additional properties and to discover reserves in the future will be dependent upon our ability to evaluate and select suitable properties and to consummate transactions in a highly competitive environment

Governmental Regulations and the Cost of Compliance

We are an independent crude oil and natural gas exploration and development company.  Federal, state and local laws and regulations have been enacted regulating the industry which creates liability for certain environmental contamination.  Environmental laws regulate, among other things, the transportation, storage, and handling of oil and gas products.  Governmental regulations govern matters such as the protection of fresh water sources, both surface and subsurface, remediation of soil and water contamination resulting from business operations or accidents, disposal of residual chemical wastes, operating procedures, waste water discharges, air emissions, fire protection, worker and community right-to-know and emergency response plans.  Moreover, so-called "toxic tort" litigation has increased markedly in recent years as persons allegedly injured by chemical contamination seek recovery for personal injuries or property damage.  These legal developments present a risk of liability should we be deemed to be responsible for contamination or pollution caused or increased by any activities we undertake, or for an accident which occurs in the course of such activities.  There can be no assurance that our policy of establishing and implementing proper procedures for complying with environmental regulations will be effective at preventing us from incurring a substantial environmental liability.  If we were to incur a substantial uninsured liability for environmental damage, our financial condition could be materially adversely affected.

We presently have the ability to deliver remediation and recycling services through our vendors that meet applicable federal and state standards for the delivery of our services, and for the level of contaminant removal.  The government can, however, impose new standards.  If new regulations were to be imposed, we may not be able to comply in either the delivery of our services, or in the level of contaminant removal from the waste stream.

Permits are generally required by federal and state environmental agencies for the operation of our activities. The costs of acquiring the operating permits have been borne by us. Most of these permits must be renewed periodically and the governmental authorities involved have the power, under various circumstances, to revoke, modify, or deny issuance or renewal of these permits.

Environmental Laws and Regulations

Our operations are subject to numerous federal, state and local laws and regulations governing the discharge of materials into the environment or otherwise relating to environmental protection. These laws and regulations may require the acquisition of a permit before drilling commences, restrict the types, quantities and concentration of various substances that can be released into the environment in connection with drilling and production activities, limit or prohibit drilling activities on specified lands within wilderness, wetlands and other protected areas, require remedial measures to mitigate pollution from former operations, such as pit closure and plugging abandoned wells, and impose substantial liabilities for pollution resulting from production and drilling operations. To the extent laws are enacted or other governmental action is taken that restricts drilling or imposes more stringent and costly waste handling, disposal and cleanup requirements, our business and prospects could be adversely affected.  At this time, we have no plans to make any material capital expenditures for environmental control facilities.

Employees

As of December 31, 2007, we had five full-time employees and one part time employee, of which three are in executive positions.  None of our employees are represented by a union and we consider our employee relations to be good.

Research and Development Expenditures

During fiscal years 2006-2007, we did not have any expenses for research and development costs.

DESCRIPTION OF PROPERTIES

Office Properties

We currently have two office locations, one in Houston and one in Dallas, Texas.  The addresses are as follows:

675 Bering Drive, Suite 200	4925 Greenville Avenue, Suite 670
Houston, TX 77057	Dallas, Texas 75206

On August 1, 2005, we leased our Dallas location, comprised of approximately 2,100 square feet of office space which is held under a sixty-four month lease at a rate of approximately $2,800 per month (with payments which began December 2005).  Since July 15, 2005, our principle executive offices have been approximately 3,700 square feet of office space at 675 Bering Drive, Houston, Texas.  We hold this space under a five-year lease agreement at a lease rate of approximately $5,000 per month.  We believe these properties are adequate for our corporate office needs.

EXPLORATION AND DEVELOPMENT ACTIVITIES

Oil and Natural Gas Reserves

Our estimate of proved reserves is based on the quantities of oil and gas which geological and engineering data demonstrate, with reasonable certainty, to be recoverable in future years from known reservoirs under existing economic and operating conditions. The accuracy of any reserve estimate is a function of the quality of available data, engineering and geological interpretation, and judgment. For example, we must estimate the amount and timing of future operations, development activities and costs, and work-over costs, all of which may in fact vary considerably from actual results. In addition, as prices and costs change from year to year, the estimate of proved reserves also changes.  Any significant variance in these assumptions could materially affect the estimated quantity and value of our reserves.

Despite the inherent imprecision in these engineering estimates, our reserves are used throughout our financial statements. For example, since we use the unit-of-production method to amortize our oil and gas properties, the quantity of reserves could significantly impact our depreciation, depletion and amortization expense and accretion expense. Our oil and gas properties are also subject to a "ceiling" limitation based in part on the quantity of our proved reserves. Finally, these reserves are the basis for our supplemental oil and gas disclosures.  For the vast majority of our reserves, we engage independent petroleum engineering firms to prepare our estimates of proved hydrocarbon liquid and gas reserves.  These reserve estimates have not previously been filed with any other Federal authority or agency.

At December 31, 2007 our standardized measure of discounted future net cash flows was $40,389,151. The present value of future net pre-tax cash flows attributable to estimated net proved reserves, discounted at 10% per annum, is a computation of the standardized measure of discounted future net cash flows on a pre-tax basis. The table below provides a reconciliation of Pre-tax PV-10 to the standardized measure of discounted future net cash flows at December 31, 2007. Pre-tax PV-10 may be considered a non-GAAP financial measure under the SEC’s regulations. We believe Pre-tax PV-10 to be an important measure for evaluating the relative significance of our natural gas and oil properties. Pre-tax PV-10 is computed on the same basis as the standardized measure of discounted future net cash flows but without deducting income taxes. We further believe investors and creditors may utilize our Pre-tax PV-10 as a basis for comparison of the relative size and value of our reserves to other companies. However, Pre-tax PV-10 is not a substitute for the standardized measure. Our Pre-tax PV-10 measure and the standardized measure of discounted future net cash flows do not purport to present the fair value of our natural gas and oil reserves.

Net present value of future net cash flows, before income taxes	$55,485,780
Future income taxes, discounted at 10%	(15,096,629)
Standardized measure of discounted future net cash flows	$40,389,151

The following table sets forth summary information with respect to our proved reserves as of December 31, 2007, as estimated by compiling reserve information, which was prepared by the engineering firms of Ryder Scott Company, Cawley, Gillespie and Associates Inc., McCartney Engineering, LLC and internally generated engineering estimates (internal estimates make up less than  1% of our proved reserve estimates).

	Net Reserves			Pre-TaxPresent Value of Future Net Revenues
Category	Oil (Bbls)	Gas (Mcf)	BOE(1)
December 31, 2007
Proved Developed	257,600	993,743	423,224	$13,353,622
Proved Undeveloped	1,454,664	1,689,500	1,736,247	$42,132,158

Total Proved	1,712,264	2,683,243	2,159,471	$55,485,780

(1)	Estimated using a conversion ratio of 1.0 Bbl/6.0 Mcf (thousand cubic feet).

Total pre-tax PV-10 value increased to $55,485,780 as of December 31, 2007 from $29,424,306  as of December 31, 2006.  The factors that caused the significant increase in the PV-10 value and the increase in the reserve quantities from 2007 to 2006 were related to i) the significant increase in the price of oil as of the end of 2007 as opposed to the end of 2006; and ii) the addition of our Barnett Shale reserves which did not exist in 2006.  These factors were partly offset by a decrease in our Garwood Field reserves due to the Kallina 46 #1 not being a commercial well.

We note that reserve and cash flow estimates utilize experience and judgment as well as actual data, but actual results are often different than the estimate.  Reserve engineering is a subjective process of estimating underground accumulations of crude oil, condensate and natural gas that cannot be measured in an exact manner, and the accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. The quantities of oil and natural gas that are ultimately recovered, production and operating costs, the amount and timing of future development expenditures and future oil and natural gas sales prices may differ from those assumed in these estimates. Therefore, the pre-tax 10% Present Value of Future Net Revenues amounts shown above should not be construed as the current market value of the oil and natural gas reserves attributable to our properties.

In accordance with the guidelines of the Securities and Exchange Commission, the engineers’ estimates of future net revenues from our properties and the pre-tax 10% Present Value of Future Net Revenues thereof are made using oil and natural gas sales prices in effect as of the effective dates of such estimates and are held constant throughout the life of the properties, except where such guidelines permit alternate treatment, including the use of fixed and determinable contractual price escalations.

Productive Wells

The following table sets forth the total number of our active well bores and working interests (WI) that we maintain in each well as of August 12, 2008.

	No. of Wells	WI (Oil)	WI (Gas)
Gruman 18-1	1	85%	85%
Gordon 1-18	1	95%	N/A
Quinduno(1)	3	100%	100%
Corbett N. 13 #1	1	10%	10%
Total Productive Wells	6
(1)	Project in which the Company’s working interest reduces to 90% (as described herein– North Texas/Panhandle Water Flood Project Section)

Acreage

The following table summarizes our gross and net developed and undeveloped natural gas and crude oil wells and acreage under lease as of August 12, 2008:

		Wells		Acreage
State		Gross	Net	Gross	Net
Developed acreage:
Texas:
Maddox (Quinduno)	19 Oil, 1 Gas	20	20	1,755	1,755

North Dakota	Oil	1	.85	280	238
Oklahoma:
Gordon 1-18	Oil	1	.95	610	579
Corbett N.#13-1	Gas	1	.10	552	55
Total Developed		23		3,197	2,627
Undeveloped acreage:
Mississippi:
Dome Pickens				725	725
Total Undeveloped				725	725
Total				3,922	3,352

Operator Activities

We currently operate approximately one-half of our producing properties, and generally seek to become the operator of record on properties we drill or acquire.

Drilling Activities

The following table sets forth our drilling activities for the last three fiscal years.  Our working interests in the productive wells owned as of December 31, 2007, range from a direct working interest of 100%, to an after payout working interest of 16%, to a 5.5% Partnership interest.  In 2006-2007 we drilled 15 wells, with the 16th well drilling as of the end of 2007 in our Barnett Shale Project.

	Year Ended December 31,
	2007		2006	2005

Development Wells:
Productive	-		1	4	(1)
Non-Productive	-		1	-0-
Total	-		2	4

Exploratory Wells:
Productive	12	(3)	1	1	(2)
Non-Productive	3		1	4
Total	15		2	5

Total Wells:
Productive	12		2	5
Non-Productive	3		2	4
	15

(1)	Four wells associated with our former Blue Ridge property, sold effective July 1, 2005.
(2)	We have a 16% working interest after payout in this well, the REP Pintail Flats.
(3)	There are two more wells that have been drilled and not completed in our Barnett Shale Project.

Net Production, Unit Prices and Costs

The following table presents certain information with respect to oil, gas and condensate production attributable to interests in all of our fields. Including the average sales prices received and average production costs during the fiscal periods ended December 31, 2007 and December 31, 2006

	2007	2006
Average sales price per barrel of oil	$69.55	$59.81
Average sales price per Mcf of gas	$6.29	$8.45
Lifting costs per barrel of oil equivalent*	$30.32	$16.84

* Excludes the costs of re-entry into wells to assess non-producing assets

LEGAL PROCEEDINGS

On April 11, 2007, we were served with a lawsuit filed against us titled Cause No. 2007-16502; D. John Ogren, R. Bradford Perry and Chester Smitherman v. Petrosearch Corporation; 133rd Judicial District Court, Harris County, Texas.  The plaintiffs are three (3) Series A Preferred shareholders who derived their original shares from Texas Commercial Resources, Inc. (“TCRI”) and became Series A Preferred shareholders of Petrosearch Energy Corporation as a result of the prior mergers.  The plaintiffs have alleged that Petrosearch Corporation (and TCRI, its predecessor) failed to pay accrued, cumulative dividends and refused to allow conversion of their Series A Preferred Stock into Common Stock.    The plaintiffs have alleged breach of contract, common law fraud, statutory fraud and violation of Section 33 of the Texas Securities Act and have requested the award of actual and exemplary damages, interest and attorneys’ fees.   The lawsuit likewise requests the Court to compel the payment of accrued dividends and the examination of the Company’s books and records. In January 2008, the Plaintiffs amended their lawsuit and added Brad Simmons, Dan Denton and Britt Brooks as defendants. These individuals are former officers and/or directors of the Company or its predecessor entities.  The Company is currently providing a defense to Simmons and Denton pursuant to provisions of the Company’s Articles of Incorporation.   We deny the factual allegations made in the lawsuit and are vigorously defending against the claims made therein.  The Company is in the process of discovery in the lawsuit at this time. In July 2008, the Company entered into mediation with the plaintiffs without success.

MANAGEMENT’S DISCUSSION AND ANALYSIS
AND PLAN OF OPERATIONS

Overview

We believe we have been successful over the past two years with our plan of improving the quality of our portfolio of oil and gas assets, as well as putting financings together to enable us to economically develop these assets.  We believe we have successfully high graded our portfolio completing the acquisition of assets that have multiple year growth potential and have secured cost effective financings to continue to develop our projects.  Our inventory of assets allows for us to effectively align our financing needs with the capital needs of the project, therefore, allowing us to efficiently manage the amount and timing of our capital expenditures.  Our main asset, a waterflood project, will allow us to re-invest our capital to enhance the rates of return, revenue growth and reserve growth.  We have also divested from assets which was in the best interest of the Company, providing for economical returns on investment, as well as having disposed of non-core assets that did not meet our risk/reward parameters.

We believe we have been successful at creating an extremely high-graded portfolio of oil and gas assets coupled with economical financings which will enable us to continue to focus on the development of our high quality properties into 2008.  Management believes the development of our waterflood project should have a significant impact on our production, revenues and cash flows in the future.

CRITICAL ACCOUNTING POLICIES

Our discussion and analysis of our financial condition and results of operations are based upon financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States, or GAAP.  The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses.  We analyze our estimates, including those related to oil and gas properties, income taxes, commitments and contingencies and stock based compensation, and base our estimates on historical experience and various other assumptions that we believe to be reasonable under the circumstances.   Actual results may differ from these estimates.   We believe the following critical accounting policies are subject to significant judgments and estimates used in the preparation of our financial statements:

Oil and Gas properties.  The Company uses the full cost method of accounting for oil and gas operations.  Accordingly, all costs, including nonproductive costs and certain overhead costs associated with acquisition, exploration and development of oil and gas properties, are capitalized.  Net capitalized costs are limited to the future net revenues, after income taxes, discounted at 10% per year, from proven oil and gas reserves plus the cost of the properties not subject to amortization.  Such capitalized costs, including the estimated future development costs and remediation costs, if any, are depleted by an equivalent units-of-production method, converting gas units (Mcf) to oil units (barrels) at the ratio of six Mcf of gas to one barrel of oil.  Development costs capitalized include costs incurred to provide improved recovery systems.  Production costs incurred to operate and maintain wells and related equipment and facilities become part of the cost of oil and gas produced and are expenses during the period incurred.Also, with full cost accounting, no gain or loss is recognized upon the disposal of oil and gas properties, unless such dispositions significantly alter the relationship between capitalized costs and proven oil and gas reserves.  Oil and gas properties not subject to amortization consist of the cost of undeveloped leaseholds and other geological and exploration costs, and totaled $7,099,601 at December 31, 2007.  These costs are reviewed periodically by management for impairment, with the impairment provision included in the cost of the oil and gas properties subject to amortization.  Factors considered by management in its impairment assessment include drilling results, re-evaluations of properties, terms of oil and gas leases not held by production and available funds for exploration and development.

Reserve Estimates. Our estimates of oil and natural gas reserves, by necessity, are projections based on geological and engineering data, and there are uncertainties inherent in the interpretation of such data as well as the projection of future rates of production and the timing of development expenditures. Reserve engineering is a subjective process of estimating underground accumulations of oil and natural gas that are difficult to measure. The accuracy of any reserve estimate is a function of the quality of available data, engineering and geological interpretation and judgment. Estimates of economically recoverable oil and natural gas reserves and future net cash flows necessarily depend upon a number of variable factors and assumptions, such as historical production from the area compared with production from other producing areas, the assumed effects of regulations by governmental agencies and assumptions governing future oil and natural gas prices, future operating costs, severance and excise taxes, development costs and workover and remedial costs, all of which may in fact vary considerably from actual results. For these reasons, estimates of the economically recoverable quantities of oil and natural gas attributable to any particular group of properties, classifications of such reserves based on risk of recovery, and estimates of the future net cash flows expected there from may vary substantially. Any significant variance in the assumptions could materially affect the estimated quantity and value of the reserves, which could affect the carrying value of our oil and gas properties and/or the rate of depletion of the oil and gas properties. Actual production, revenues and expenditures with respect to our reserves will likely vary from estimates, and such variances may be material.

Income taxes. The Company uses the asset and liability method of accounting for income taxes, under which deferred tax assets and liabilities are recognized for the future tax consequences of (1) temporary differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities, and (2) operating loss and tax credit carryforwards.  Deferred income tax assets and liabilities are based on enacted tax rates applicable to the future period when those temporary differences are expected to be recovered or settled.  The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income during the period the rate change is enacted.  Deferred tax assets are recognized in the year in which realization becomes determinable.  Periodically, management performs a forecast of its taxable income to determine whether it is more likely than not that a valuation allowance is needed, looking at both positive and negative factors.  A valuation allowance for our deferred tax assets is established, if in management’s opinion, it is more likely than not, that some portion will not be realized.  At December 31, 2007, a valuation allowance of $1,768,021 has been provided for deferred tax assets.

Commitments and contingencies.  Liabilities for loss contingencies arising from claims, assessments, litigation or other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated.  Management does not see any circumstances that would require the Company to record a loss contingency; therefore, to date no commitments or contingencies have been recorded.

Stock based compensation. Effective January 1, 2006, we adopted the provisions of Statement of Financial Accounting Standards No. 123 (revised 2004) – Share-Based Payment (“SFAS 123(R)”), which requires the measurement and recognition of compensation expense for all share-based payment awards (including stock options) made to employees and directors based on the estimated fair value.  Compensation expense for equity-classified awards is measured at the grant date based on the fair value of the award and is recognized as an expense in earnings over the requisite service period using a graded vesting method.  Total share-based compensation expense for equity-classified employee awards, was $0 during the year ended December 31, 2007.  As of December 31, 2007, there is no estimated unrecognized compensation expense from unvested stock options.

We use the Black-Scholes valuation model to determine the fair value of each option award. Expected volatilities are based on the historical volatility of our stock over a period consistent with that of the expected terms of the options. The expected terms of the options are estimated based on factors such as vesting periods, contractual expiration dates, historical trends in our stock price and historical exercise behavior. The risk-free rates for periods within the contractual life of the options are based on the yields of U.S. Treasury instruments with terms comparable to the estimated option terms.   Prior to our adoption of the provisions of SFAS 123(R), we previously accounted for the Plans under Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” (“APB 25”), and related interpretations and disclosure requirements established by SFAS 123 – Accounting for Stock-Based Compensation, as amended by SFAS No. 148 – Accounting for Stock-Based Compensation – Transition and Disclosure.

RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our audited consolidated financial statements as of December 31, 2007 and the unaudited condensed consolidated statemenrs as of June 30, 2008  and the related notes to the financial statements included in this prospectus.

The factors that most significantly affect our results of operations are: (i) the sale prices of crude oil and natural gas; (ii) the amount of production sales; and (iii) the amount of lease operating expenses. Sales of production and level of borrowings are significantly impacted by our ability to maintain or increase production and reserves from existing oil and gas properties through exploration and development activities.

For the Year Ended December 31, 2007 Compared to the Year Ended December 31, 2006

Revenues

Consolidated oil and gas production revenue for the year ended December 31, 2007 was $1,827,664 versus $1,232,958 for the year ended December 31, 2006.   The increase in revenue is from the Barnett Shale Project which did not account for any of the revenue in the year ended 2006 and accounted for approximately 33% of the revenue for the year ended December 31, 2007.  In addition, our 16% reversionary interest in one SW Garwood well was in effect for all of 2007, and only a portion of the prior year.  The increase in revenue from the Barnett producing properties and our reversionary interest in one of the SW Garwood wells were partially offset by a slight decrease in production from our Gruman North Dakota well and a decrease in our producing Oklahoma wells.  See below for revenue detail by property for the years ended December 31, 2007 and 2006.

	12/31/2007	% of	12/31/2006	% of
	YTD	Total	YTD	Total

Barnett Shale	$601,814	33%	$-	0%
Gruman - North Dakota	790,976	43%	825,800	67%
SW Garwood	220,356	12%	96,521	8%
Panhandle - Water Flood	12,854	1%	74,526	6%
Oklahoma	150,240	8%	152,446	12%
Other	51,424	3%	83,665	7%
Total	$1,827,664	100%	$1,232,958	100%

To further explain the variance in revenue from 2006 to 2007, we have provided the following break-out of production and prices for the two years.

	2007	2006
Barrels of Oil	12,842	16,502
Price per Barrel	$69.55	$59.81

Mcf of Gas	135,061	14,283
Price per Mcf	$6.19	$8.45

As noted in the above table, the increase in oil prices also played a role in the increase in revenue since 2006.  Also a major impact on the increase in revenues was the significant increase in Mcf of gas produced, mainly from our Barnett Shale project and partially from our SW Garwood project.  The total effect on revenue from the oil price increase was approximately $161,000.

Lease Operating and Production Tax Expense

Lease operating and production tax expenses for the year ended December 31, 2007 was $731,915 versus $653,265 for the year ended December 31, 2006,  respectively.  These expenses relate to the costs that are incurred to operate and maintain our wells and related production equipment, including the costs applicable to the operating costs of support equipment and facilities.  Although there was a forty eight percent increase in revenue from the year ended December 31, 2006 to the year ended December 31, 2007, the lease operating expenses increased only twelve percent because in November 2005 we added approximately 30 existing wells associated with our Quinduno Field Prospect, Roberts County, Texas that required significant lease operating costs to be incurred in 2006 even though the wells had minimal production.  These lease operating expenses incurred in 2006 were not necessary in 2007.  The costs expended in 2006 for the existing, but non-productive wells were necessary for the planning of a successful development plan of the waterflood project that will be needed to realize the reserves in the Quinduno Field.

Depletion, Depreciation and Amortization

Costs for depletion, depreciation and amortization for the year ended December 31, 2007, and 2006, were $909,311 and $391,347, respectively.  This significant increase is mainly due to a significant increase in the amortizable costs at December 31, 2007 as compared to the same period in 2006 as well as a significant increase in production.  Given the fact that depletion is calculated by multiplying the net amortizable costs times the units of production in the related period relative to the total proved reserves, the depletion amount for the year ended December 31, 2007 was significantly higher than the depletion for the same period in 2006.

General and Administrative Expenses

General and administrative expenses for the years ended December 31, 2007 and 2006, were $3,022,739 and $2,766,235, respectively.  The difference of $256,504 is mainly related to i) an increase in corporate expenses related to increased costs for outside third party investor relations services; and ii) an increase in legal fees, professional fees attributed to an ongoing lawsuit (as described herein), a special project related to our land department and an increase in expenditures for reserve engineer studies: and iii) an increase in other expenses relating to an increase in accounts receivable bad debt expense.   These increases were partially offset by a decrease in personnel costs and travel, meals and entertainment.  A summary listing of general and administrative expenses is provided below.

	YE December 31	YE December 31,
	2007	2006

Personnel Costs	$1,345,281	$1,472,268
Travel, Meals, and Entertainment	53,609	107,832
Corporate Expenses	311,371	234,313
Accounting, Legal, and Professional Fees	762,684	544,627
Third Party Consultants and Contractors	239,440	206,954
Office Expenses	203,539	201,367
Other	106,815	(1,126)

Total General and Administrative	$3,022,739	$2,766,235

Net Operating Loss

We generated a net operating loss of $(2,836,301) or $(0.07) per share, for the year ended December 31, 2007, compared to a net operating loss of $(2,577,889) or $(0.08) per share, for the year ended December 31, 2006.  The $258,412 variance is related mainly to an increase in D,D&A, lease operating expenses and general and administrative expenses, offset partially with an increase in revenues.

Other Income (Expense)

The ($3,955,095) change from $255,964 in Other Income for the year ended December 31,  2006 versus ($3,699,131) in Other Expense for the year ended December 31, 2007 is due to the significant increase in interest expense and amortization of debt discount and change in warrant liability related to 1) the non-recourse financing with Laurus Master Fund Ltd for the Kallina #46-1 well; 2) the $10 million Convertible note with RCH Petro Investors; and 3) the change in liability related to warrants issued to Fortuna Energy with a put option related to the revolving credit facility.  The significant difference also relates to $1,000,000 in other income related to the sale of securities in the year ended December 31, 2006 that did not occur in the year ended December 31, 2007.

For the three months ended June 30, 2008 compared to the three months ended June 30, 2007

Revenues

Consolidated oil and gas production revenue for the three months ended June 30, 2008 was $545,465 versus $373,544 for the three months ended June 30, 2007.  This represents a 46% increase in revenue in the first quarter of 2008 over the first quarter of 2007.  As expected, this increase was the result of an increase in revenue from our Barnett Shale project of $269,671 over those periods, which was partially offset by decreased production in our Gruman – North Dakota well, and our SW Garwood project.  The Gruman well continues to have pump and motor assembly issues.  This, along with the unexpected decline in reservoir pressure previously discussed, has severely affected our ability to produce the well during the quarter.  Various water source alternatives are being considered to supplement the injection well volume which is expected to return the Gruman 18-1 wells to rates on the order of 100 bopd or more.

See below for revenue detail by property from the first quarter of 2008 compared to the first quarter of 2007.

	2008	% of	2007	% of
	2nd Qtr	Total	2nd Qtr	Total

Barnett Shale	$455,457	83%	$185,786	50%
Gruman - North Dakota	23,760	4%	59,630	16%
SW Garwood	14,635	3%	70,341	19%
Panhandle - Water Flood	-	0%	4,286	1%
Oklahoma	47,218	9%	31,649	8%
Other	4,395	1%	21,852	6%
Total	$545,465	100%	$373,544	100%

To further explain the increase in revenue from the first quarter of 2007 to the first quarter of 2008, we have provided the following break-out of production and prices for the two years.

	2Q 2008	2Q 2007

Barrels of Oil	678	1,547
Price per Barrel	$116.70	$63.33

MCF of Gas	49,396	37,335
Price per MCF	$9.33	$6.94

Total Barrels of Oil Equivalent	8.910	7,769

As noted in the above table, the increase in oil and gas prices also played a role in the increase in revenue since 2007.  The total effect on revenue from the price increases was approximately $172,202.

Lease Operating and Production Tax Expense

Lease operating and production tax expenses for the quarters ended June 30, 2008 and 2007 were $220,405 and $265,598, respectively.  These expenses relate to the costs that are incurred to operate and maintain our wells and related production equipment, including the costs applicable to the operating costs of support equipment and facilities.  Lease operating expenses decreased due to the fact that there were expenses in the second quarter of 2007 related to the Gruman 18-1 well that were not needed in that same period in 2008.  This explains why although revenue for the second quarter of 2008 was significantly higher than revenue for the second quarter of 2007, the lease operating expenses for that same period in 2008 were lower than in 2007.

Depletion, Depreciation and Amortization

Costs for depletion, depreciation and amortization for the quarters ended June 30, 2008 and 2007, were $203,265 and $194,142, respectively.  The increase is mainly due to an increase in production during the quarter ended June 30, 2008 as compared to the same period in 2007.  Given the fact that depletion is calculated by multiplying the net amortizable costs times the units of production in the related period relative to the total proved reserves, the depletion amount for the second quarter of 2008 was higher than the depletion for the same period in 2007.

General and Administrative Expenses

General and administrative expenses for the quarters ended June 30, 2008 and 2007, were $568,657 and $701,382, respectively.  The decrease in total general and administrative expense was mainly due to the decrease in legal expenses.  The decrease in general and administrative expenses was also due to a slight decrease in travel costs, corporate expenses related to investor relations, third party contractors and office expenses.  A summary listing of general and administrative expenses is provided below.

	2nd Quarter	2nd Quarter
	2008	2007

Personnel Costs	$298,488	$287,788
Travel, Meals, and Entertainment	7,044	25,250
Corporate Expenses	60,069	96,647
Accounting, Legal, and Professional Fees	78,897	153,636
Third Party Consultants and Contractors	54,942	61,038
Office Expenses	42,639	50,901
Other	26,578	26,122

Total General and Administrative	$568,657	$701,382

Operating Loss

We generated an operating loss of $(446,862), or $(0.01) per share, for the quarter ended June 30, 2008, compared to a net operating loss of $(787,578), or $(0.02) per share, for the quarter ended June 30, 2007. The $340,716 variance is related mainly to a significant increase in revenues, coupled with a decrease in lease operating expenses and general and administrative expenses.

Other Income (Expense)

The $22,695,468 increase from $(842,656) in other expense for the quarter ended June 30, 2007 to $21,852,812 in other income for the quarter ended June 30, 2008 is due mainly to the gain of $21,814,753 related to the sale of the DDJET interest in the Barnett Shale.   There was also a $1,097,252 gain on the extinguishment of debt related to the forgiveness of the non-recourse project financing related to the Company’s Kallina 46 #1 well in the SW Garwood project.  These gains were partially offset by nominal increases in interest expense and the amortization of the debt discount.

For the six months ended June 30, 2008 compared to the six months ended June 30, 2007

Revenues

Consolidated oil and gas production revenue for the six months ended June 30, 2008 was $1,099,898 versus $736,520 for the six months ended June 30, 2007.  This represented a 49% increase in revenue in the six months ended June 30, 2008 over the same period in  2007.  As expected, this increase is primarily due to the increase in the production from our Barnett Shale project.    The effects of this increase were partially offset by a decline in revenue from our Gruman North Dakota well of approximately $61,000 or 26% and a decline in revenue of approximately $106,000 from our SW Garwood properties.  The Gruman well continues to have pump and motor assembly issues.  This, along with the unexpected decline in reservoir pressure previously discussed, has severely affected our ability to produce the well during the quarter.  Various water source alternatives are being considered to supplement the injection well volume which is expected to return the Gruman 18-1 wells to rates on the order of 100 bopd or more.

See below for revenue detail by property for the six months ended June 30, 2008 compared to the six months ended June 30, 2007.

	2008	% of	2007	% of
	6-Months	Total	6-Months	Total

Barnett Shale	$783,253	71%	$235,702	32%
Gruman - North Dakota	175,052	16%	236,511	32%
SW Garwood	29,219	3%	135,210	18%
Panhandle - Water Flood	257	0%	9,534	1%
Oklahoma	95,789	9%	71,982	10%
Other	16,328	1%	47,581	6%
Total	$1,099,898	100%	$736,520	100%

To further explain the increase in revenue from the first six months of 2007 to the first six months of 2008 we have provided the following break-out of production and prices for the two years.

	2008 6-Mos	2007 6-Mos

Barrels of Oil	2,683	5,444
Price per Barrel	$100.14	$56.24

MCF of Gas	95,467	56,889
Price per MCF	$8.44	$6.69

Total Barrels of Oil Equivalent	18,594	14,925

As noted in the above table, the increase in oil and gas prices also played a role in the increase in revenue since 2007.  The total effect on revenue from the price increases was approximately $353,231.

Lease Operating and Production Tax Expense

Lease operating and production tax expenses for the six months ended June 30, 2008 and 2007 were $549,822 and $342,891, respectively.  These expenses relate to the costs that are incurred to operate and maintain our wells and related production equipment, including the costs applicable to the operating costs of support equipment and facilities.  Lease operating expenses increased significantly due to 12 additional Barnett Shale wells coming on-line since the first six months of 2007.  In addition, repair and maintenance type work was required on the Pintail and Gruman wells in the first six months of 2008 causing total lease operating expenses for these two wells to increase.

Depletion, Depreciation and Amortization

Costs for depletion, depreciation and amortization for the six months ended June 30, 2008 and 2007, were $464,223 and $372,789, respectively.  The increase is mainly due to an increase in production in the six months ended June 30, 2008, as compared to the same period in 2007.  Given the fact that depletion is calculated by multiplying the net amortizable costs times the units of production in the related period relative to the total proved reserves, the depletion amount for the first six months of 2008 was significantly higher than the depletion for the same period in 2007.

General and Administrative Expenses

General and administrative expenses for the six months ended June 30, 2008 and 2007, were $1,315,897 and $1,440,472, respectively.  The decrease in administrative expenses were related to a decrease in personnel costs of $87,400 due mainly to bonuses issued in the first quarter 2007 that were not issued in 2008, a decrease in corporate expenses related to a decrease in cost of investor relations and a decrease in third party consultants related to a decrease in the use of accounting consultants in 2008 as opposed to 2007.  These decreases were partially offset by an increase in legal fees related to ongoing litigation.  A summary listing of general and administrative expenses is provided below.

	6/30/2008	6/30/2007
	YTD Total	YTD Total

Personnel Costs	$596,973	$684,373
Travel, Meals, and Entertainment	14,985	36,586
Corporate Expenses	117,837	160,743
Accounting, Legal, and Professional Fees	353,448	270,882
Third Party Consultants and Contractors	96,057	138,497
Office Expenses	100,878	108,288
Other	35,719	41,103

Total General and Administrative	$1,315,897	$1,440,472

Operating Loss

We generated an operating loss of $(1,230,044), or $(0.03) per share, for the six months ended June 30, 2008, compared to a net operating loss of $(1,419,632), or $(0.04) per share, for the six months ended June 30, 2007.  The $189,588 variance is related mainly to an increase in revenues related to our Barnett Shale asset and a decrease in general and administrative costs partially offset by an increase in lease operating costs and DD&A expense.

Other Income (Expense)

The $22,427,718 increase from $(1,813,007) in other expense for the six months ended June 30, 2007 to $20,614,711 in other income for the six months ended June 30, 2008 is due mainly to the gain of $21,814,753 gain related to the sale of the DDJET interest in the Barnett Shale.   There was also a $1,097,252 gain on the extinguishment of debt related to the forgiveness of the non-recourse project financing related to the Company’s Kallina 46 #1 well in the SW Garwood project.  These gains were partially offset by nominal increases in interest expense and the amortization of the debt discount.

Impact of the Sale of Barnett Shale Interest

The sale of the Barnett Shale interest has put the Company in a strong financial position. At the time the final payment was made, the Company, after paving off approximately $I8.7 million in convertible debt, is left with approximately $16 million in cash on the balance sheet and no corporate debt. However, since there will no longer be production revenues being received from the Barnett Shale wells and the North Dakota well has been experiencing downhole problems, we have focused our efforts on the commencement of the waterflood project in order to eventually compensate for the lack of production revenue from the Barnett Shale and the decreased production from the North Dakota well.

BUSINESS CONDITIONS AFFECTING THE COMPANY

The crude oil and natural gas industry is extremely cyclical in nature. During the peaks in this cycle, oil prices are higher, exploration activities are more prolific and the costs associated with investing in and developing quality prospects are generally higher than during the downward phase of the cycle.   Inherent in this industry during the peaks and valleys are several issues that can affect our ability to be successful in our business plan.  These issues are as follows:

Oil and Gas Prices.  Commodity prices have been relatively high for the past few years and are currently at or near all time highs.  The entire industry in all aspects is extremely active, mainly due to the high prices and current political and economic climate surrounding the energy industry.  Because of the increase in prices, many more exploration and production companies have been formed and many existing companies have increased exploration programs or are interested in investing in exploration.

Quality Prospects-Competition.  There is intense competition in the oil and gas industry with respect to the acquisition of producing properties and undeveloped prospects.   Many major and independent oil and gas companies are actively pursuing and bidding for the mineral rights of desirable properties.  Although we have many quality prospects in our inventory, it will be essential to our success to continue to acquire and develop new prospects.  The sustained commodity prices could continue to make it more difficult or more costly to acquire these properties.

Oil-field Services.   We rely on independent contractors to assist in conducting our operations. However, as the competition in the industry intensifies, it may become harder for the Company to obtain drilling rigs and other oil-field services to successfully conduct our operations. There is increased competition in the oil and gas industry for contract drillers, geologists and all other oil field services.   However, we believe that current demand in the areas that we are targeting for drilling prospects has generally been stable and our ability to acquire the necessary services will be sufficient to execute our business plan.

LIQUIDITY AND CAPITAL RESOURCES

Since inception, we have primarily financed our operating and investing cash flow needs through private offerings of equity securities, sales of crude oil and natural gas, and the use of debt instruments such as convertible notes and revolving credit facilities.  The proceeds from, and the utilization of, all these methods have been, and Management believes will continue to be, sufficient to keep the operations funded and the business plan moving forward.  We plan to continue to utilize these methods to access capital in order to implement our business plan, which we believe will be an effective vehicle to carry out our business plan.

Convertible Securities

On November 9, 2007 we executed, with a group of accredited investors, a series of Note and Warrant Purchase Agreements for the sale of  $8,100,000, 8% Senior Secured Convertible Promissory Notes and three year warrants to purchase 1,928,571 shares of our common stock at an exercise price of $1.50 per share for total gross proceeds to us of $8,100,000.   Upon closing the transaction, we also issued the Convertible Note and the Warrant, and executed a Pledge and Security Agreement and a Registration Rights Agreement.  These convertible notes were repaid in full on July 21, 2008.  In exchange for cancelling the note and releasing the collateral the note holders were paid the outstanding principal and accrued interest through July 21, 2008.

On February 1, 2007, we executed a Note and Warrant Purchase Agreement for the sale of a $10,000,000 8% Senior Secured Convertible Promissory Note with RCH Petro Investors, LP (“RCH”) and a four year warrant to purchase 5,000,000 shares of our common stock at an exercise price of $1.40 per share for total gross proceeds to us of $10,000,000.   We completed the transaction and received funding on February 7, 2007.  Upon closing, we issued the Convertible Note and the Warrant, and executed a Pledge and Security Agreement and a Registration Rights Agreement.  This convertible notes was repaid in full on July 21, 2008.  In exchange for cancelling the note and releasing the collateral, the note holder was paid the outstanding principal and accrued interest through July 21, 2008.

Project Financings

In November 2006, we signed a Securities Purchase Agreement and Secured Term Note with Laurus Master Fund, Ltd to provide financing for the drilling of our Kallina 46 #1 well and payment of the future completion costs for the Kallina 46 #1 well.   We formed a subsidiary, Garwood Petrosearch Inc., to hold our interest in the Kallina Lease and the Kallina 46 #1 well.  Also, as a part of the financing arrangement, Garwood  issued Laurus a Warrant to acquire, upon payout of the Note indebtedness, 45% of Garwood’s outstanding common stock such that upon exercise of the Warrant, Garwood would be owned 55% by us and 45% by Laurus.

In May 2008 the Company received a full release of all the liens, security interests, rights, claims and benefits of every kind in, on and under the November 2006 Secured Term Note with Laurus Master Fund, Ltd, as well as that same release on all the other collateral documents associated with that financing.  The November 2006 financing was specifically recourse to the Kallina 46#1 well and the associated lease acreage only.  The debt related to the Laurus financing will be extinguished on the financial statements of the Company in May, 2008 as well as any interest that was charged in relation to the Note will be reversed in that same period.   It was decided in April 2006 that the Kallina 46#1 well was uneconomic and the decision was made that the well needed to be plugged and abandoned.

As part of this transaction, the Company has conveyed their interest in the Kallina 46#1 well and the associated lease acreage to a third party along with the Company’s interest in the Pintail #1 well, Pintail Flats #1 well and the associated acreage of Pintail and Pintail Flats.  Also as a part of this transaction, the Company has transferred operatorship of all the existing and future wells in this SW Garwood Prospect to the third party. In exchange for the conveyance of the wells and acreage and the transfer of operatorship, the Company received nominal cash consideration as well as the third party has assumed the liability of plugging the Kallina 46#1 well.

Revolving Credit Agreement

On October 16, 2006, we amended our existing revolving credit facility with Fortuna Energy, LP.   The principal available under the revolving borrowing base remained $10,000,000.  Under the terms of the transaction, Fortuna advanced us $780,000 for the purpose of paying amounts due for the Barnett Shale Project.  As part of the financing, we provided Fortuna additional collateral.  In addition, we agreed to issue to Fortuna 475,000 five year warrants with a strike price of $0.92 per share.  The Warrants contain a “put” provision which allows Fortuna to “put” the warrants to the Company at a price of $0.65 per share for two (2) years, which “put” period shall commence 180 days after issuance. Additionally, as part of the transaction, we agreed to issue 100,000 new warrants, which expire 5 years from the date of issue, at a price of $0.92 per share to replace 100,000 warrants previously issued to Fortuna at a price of $2.00 per share, which were previously set to expire on November 1, 2007.

As of April 1, 2008 the revolving credit facility became due and a payment of $1,602,500 was paid in full to Fortuna Energy.  As per the revolving credit agreement, as part of being paid back in full, Fortuna Energy returned to the Company all of the overriding royalties issued to Fortuna Energy.  The main override relates to a 2% override in the Company’s North Dakota, Gruman project.

Joint Ventures

We continue to strive to develop relationships with institutions to participate in our prospects.  Management believes this will reduce our capital risk and increase the diversity of the projects in which we use our own capital.  We intend to establish these drilling partnership relationships with terms that are standard in the oil and gas industry.

Off-Balance Sheet Arrangements

None

PLAN OF OPERATIONS

CORE PROPERTIES:

Barnett Shale Project -- Our Barnett Shale Project is part of the Barnett Shale natural gas play in the Fort Worth Basin. In December 2006, through our wholly owned subsidiary, Barnett Petrosearch LLC, we joined in the formation of a partnership, DDJET Limited LLP (“Partnership”), for the development of the integrated venture. We own a 5.54% interest in the Partnership along with partners Metroplex Barnett Shale LLC (a wholly owned subsidiary of Exxon Mobil Corporation), which directs operations, and Cinco County Barnett Shale LLC (a privately held Dallas-based company).

On February 29, 2008 we announced that we executed an authorization for the general partner of the Partnership to immediately commence a sales marketing program to interested potential purchasing parties in order to fully assess the current market value of the Partnership.    On June 25 we executed a binding agreement for the sale of our limited partnership interest in DDJET to Cinco County Barnett Shale LLC, one of the other two partners in DDJET, for a cash purchase price of $36,000,000.  On June 26, 2008 Cinco paid to Barnett Petrosearch the required $1,800,000 non-refundable deposit to be applied to the purchase price and fulfilled all the other necessary requirements to bind both Cinco and Petrosearch to the sale.  On July 18, 2008 the Company received the balance of the proceeds of the sale of $30,729,008, the net amount after deducting the $1,800,000 down payment previously received from Cinco and $3,470,992 of costs previously owed by the Company which were assumed by Cinco pursuant to the June 25, 2008 agreement.

North Texas/Panhandle Water Flood Project - In November 2005, we acquired a 100% working interest in 1,755 acres in the Quinduno Field in Roberts County, Texas, in the Anadarko Basin. The project is focused on infill drilling and the implementation of a water flood on the property. Our leases at Quinduno have a large established resource base of over 23 million barrels of original oil in place.  Since its discovery in 1953, approximately 5.1 million barrels have been produced using primary production.

One infill well has been drilled to date. We have an ongoing program to enter each of the 19 old wells that have not been plugged. So far, we have entered seven of these older wells to determine their mechanical status and establish potential productivity. Two of these wells have been equipped and are now capable of producing. We have prepared a detailed study and development plan for the field. As of December 31, 2007, our independent engineers, Ryder Scott, estimated our net share of proved oil reserves extractable by water flood at 1.5 million barrels of oil equivalent.  Slightly deeper than the water flood zone, the Moore County Limestone formation has undrilled exploration potential that may be tested in a future well.

To provide adequate water for injection, in November 2006 we executed a water supply agreement with a landowner in the leasehold, which allows us to draw fresh water from the aquifer underlying the landowner’s property. In that same month, we received approval from the Panhandle Groundwater Authority District (“PGAD”) to produce up to 5,000 barrels per day from the aquifer for use in the flood.  We received the approval from the PGAD over the protest filed with the PGAD by the Canadian River Municipal Water Authority (“CRMWA”) attempting to preserve the freshwater for local municipal use only in the area in which we own the rights to the fresh water.  We also applied to the Texas Railroad Commission to amend a previously granted saltwater injection permit to include fresh water injection. On January 5, 2007 we received a letter from the Texas Railroad Commission (“TRRC”) informing us of a protest by CRMWA contesting our application for fresh water injection in the Quinduno Field water flood.   However, as of November 7, 2007, CRMWA has withdrawn their protest and request for hearing as part of an agreement with CRMWA that addresses their concerns with our use of fresh water for enhanced oil recovery.

In January 2008 we signed an agreement with Complete Production Services Inc. (“CPS”), an international oilfield service company which provides that CPS, at its sole expense, will design and construct a water treatment facility no later than 90 days from the effective date of the agreement that will be capable of treating all of our production water up to a maximum of 10,000 bbls per day and likewise treat and provide to the Company a minimum of 5,000 bbls per day of  production water from third party sources.  We, in turn, have committed to be capable of injecting not less than 2,000 bbls of treated water per day derived from third party production water within 30 days after the facility is opened, and have further committed to be capable of injecting not less than 5,000 bbls of treated water per day derived from third party production water within 180 days after the facility opens, in addition to re-injecting our own treated production water from the oil and gas lease it operates.  We will be required to pay a scaled management fee to CPS commencing on the date the facility opens on the basis of the volume of treated and re-injected water derived from our production.  We are currently applying to regulatory agencies to add more wells to the existing flood permit, as required under the agreement, to ensure our ability to inject the volumes that CPS will make available.  We do not anticipate any difficulty with obtaining the approval.

At present we are also in negotiations with several potential industry venture partners to allow for the commencement of the flood to begin as soon as possible.

SW Garwood, Colorado County, Texas – In May 2008 (as discussed herein) we have conveyed our interest in the three drilled wells and the associated acreage in this SW Garwood prospect to a third party.  As a part of that transaction, we also transferred operatorship of all the existing and future wells in this SW Garwood prospect to that third party. In exchange for the conveyance of the wells and acreage and the transfer of operatorship, the Company received nominal cash consideration as well as the third party’s assumption of the liability of plugging the Kallina 46#1 well.

The Wilcox Trend, SW Garwood field had three wells drilled.  The initial well on this prospect, the Pintail #1, completed in the Upper Wilcox in December 2004, paid out in April of 2006.  As of payout and until the time of conveyance, we had participated in the production from the well with a 16% working interest.  The second well, the Pintail Flats #1, was completed and fracture stimulated in May, 2005 from 15,950 feet to 16,010 feet in the Lower Wilcox.  We have a 16% working interest in the well after payout.  The Pintail Flats well had not reached payout as of the time of the conveyance.  The third well, the Kallina 46 #1 reached its targeted depth of 16,230 feet on August 6, 2006. We have attempted production from several sands in the lower and middle Wilcox formations without achieving commercial rates.  The decision has been made to plug and abandon the well.  The third party to which the well was conveyed will be responsible for the plugging of the Kallina well.

OTHER PROJECT AREAS:

Gruman Prospect, Stark County, North Dakota - On March 28, 2006, we spudded the Gruman 18-3 well intended to be either an increased density well if it proved to be up dip of the Gruman 18-1 producing well or a water injection well if it was down dip. The well reached total depth of 9,890 feet on April 14, 2006, and was completed as an injection well.  In October 2006, we undertook certain remedial work on the Gruman 18-1 which has improved the production on the well. The well is currently not producing and awaiting a workover rig to repair a downhole problem.

On February 1, 2007, we began injecting produced water into the Gruman 18-3 well. The result has been to reduce the cost of operating the Gruman 18-1 by eliminating the need to truck produced water to a disposal facility. We are considering supplementing this injection with water from the Dakota for pressure maintenance in the mound. We have established that the Gruman 18-3 is in pressure communication with the Gruman 18-1. Further testing or stimulation may be necessary to achieve the desired future injection rates. Proved developed reserves in the prospect to our share of the well as of December 31, 2007, were 215 Mbo and 68 MMcf of natural gas, as estimated by a third party engineering firm, McCartney Engineering, LLC.

Mississippi Tuscaloosa Prospects -- We have identified five Tuscaloosa oil prospects in the Mississippi Inland Salt Basin, in Yazoo County, comprising a maximum of 2,295 acres and up to 18 potential drilling locations.  We have entered into a farmout agreement in which the operator is required to commence drilling of the first well in the prospect prior to October 1,.  We will be carried for a 12.5% interest through casing point, at which time we will have the option to purchase up to another 12.5% interest in the well at cost.  It is contemplated that there will be 2-3 wells drilled in this prospect.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the OTCBB under the symbol "PTSG". The following table sets forth the quarterly high and low of sales prices per share for the common stock for the last two fiscal years and the first two quarters of the 2008 fiscal year..

Quarter	High	Low
1st Quarter 2006	$1.85	$0.87
2nd Quarter 2006	$1.63	$0.82
3rd Quarter 2006	$1.18	$0.41
4th Quarter 2006	$1.09	$0.39
1st Quarter 2007	$1.60	$0.61
2nd Quarter 2007	$1.85	$1.20
3rd Quarter 2007	$1.59	$1.00
4th Quarter 2007	$1.25	$0.74
1st Quarter 2008	$0.98	$0.57
2nd Quarter 2008	$0.81	$0.28

Record Holders

On August 12, 2008, the last sales price for the common stock as reported on the OTCBB was $0.35 and there were 41,770,779 common shares outstanding.  On August 12, 2008, there were approximately 2,500 stockholders of record of the common stock.

No prediction  can be made as to the effect,  if any, that future sales of shares of our common  stock or the  availability  of our common stock for future sale  will  have  on the  market  price  of our  common  stock  prevailing  from time-to-time.  The additional registration of our common stock and the sale of substantial amounts of our common stock in the public market could adversely affect the prevailing market price of our common stock.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends.   The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	We would not be able to pay our debts as they become due in the usual course of business; or
2.
Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.  Our current policy is to retain any earnings in order to finance the expansion of our operations. Our Board of Directors will determine future declaration and payment of dividends, if any, in light of the then-current conditions they deem relevant and in accordance with the Nevada Revised Statutes.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth all equity compensation plans as of December 31, 2007:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Plan category	(a)	(b)	(c)
Equity compensation plans approved by security holders	N/A	N/A	N/A
Equity compensation plans not approved by security holders	5,020,969	$1.93	158,133
Total	5,020,969	$1.93	N/A

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
 ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with accountants on accounting and financial disclosure.

USE OF PROCEEDS

We are not selling any shares of our Common Stock and therefore, there will be no proceeds to us from the sale of shares of Common Stock. However, we may receive up to $17,746,234 upon the exercise and payment for the outstanding warrants held by certain selling stockholders for which we have registered shares of common stock. We intend to use any proceeds from the exercise of warrants for working capital purposes.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND EXECUTIVE OFFICERS

The following table sets forth our Directors and executive officers as of December 31, 2007.

Name	Age	Position

Richard D. Dole	62	Director, Chairman, President and CEO
Wayne Beninger	54	Chief Operating Officer
David Collins	39	Chief Financial Officer
Gerald Agranoff	61	Director
Richard Majeres	41	Director

Richard D. Dole, Director, Chairman of the Board, President and CEO
Mr. Dole joined us as a Director in July 2004, and assumed the positions of Chairman, President and CEO in December 2004.  Mr. Dole previously served as Vice President and Chief Financial Officer for Burlington Resources International from 1998 to 2000. Since that time he has been active in consulting and financial services. He was a co-founder of Benefits Access Solutions, LLC, a company formed to provide financial services and benefit options to employees and members of corporate organizations. He was also co-founder and managing partner of Innovation Growth Partners, LLC, a firm that provided management and consulting services to early stage companies. Mr. Dole’s extensive industry experience includes being National Partner-in-Charge of Business Process Solutions at KPMG.  Prior to that he was with Coopers & Lybrand (now PriceWaterhouse Coopers) where he served as Assurance and Business Advisory Partner for nearly 20 years and also served in numerous senior management roles, including National Chairman for the Energy and Natural Resources Industry practices for over 15 years and as the Vice Chairman for the U.S. Process Management business unit.  From August 2003 to July 2004, Mr. Dole was also a member of the Board of Directors of Westport Resources Corporation (NYSE: WRC), a member of its audit committee and a designated financial expert. He currently serves as a director of Double Eagle Petroleum Company (DBLE, NASDAQ Global Select Market) and chairs the audit committee and is the designated financial expert.  On December 11, 2007, Mr. Dole was appointed the Non-Executive Chairman (effective December 31, 2007) of Double Eagle Petroleum to coordinate Double Eagle’s activities and management until a new CEO has been selected. Mr. Dole graduated from Colorado State University.

Wayne Beninger, Chief Operating Officer
Mr. Beninger joined us as Chief Operating Officer in May 2005.  Prior to May 2005, Mr. Beninger served as President of Southwest Oil & Gas Management, Inc. (“SOGMI”) which he founded in 1997 to provide oil and gas property evaluation services, geologic prospect review, contract operating services, technical support for initial public offerings and strategic planning solutions for domestic and international projects. Prior to Mr. Beninger joining the Company, SOGMI provided a significant amount of our engineering and geological services for all projects.  From 1995 to 1997, Mr. Beninger was the Vice President for Strategic Planning with WRT Energy Corporation. From 1982 to 1995 he was first employed by, and then was a partner in, The Scotia Group, a domestic and international consulting firm where he provided petroleum engineering and geological services for companies and projects in the majority of active petroleum basins in both the U.S. and overseas. He has been active in the oil and gas industry since 1976.  Mr. Beninger holds undergraduate degrees in both petroleum engineering and geology from the University of Southern California and has a number of industry publications to his credit.  He is a member of the Society of Petroleum Engineers, Pi Epsilon Tau (petroleum engineering honorary fraternity) and Sigma Gamma Epsilon (geologic honorary fraternity).

David Collins, Vice President, Chief Financial Officer
Mr. Collins joined Petrosearch Corporation as a Vice President and the Chief Financial Officer in October 2003.  Previously, he served as the Controller of Kazi Management VI, LLC, a diversified investment and management organization actively involved in energy, retail food chains, aquaculture and biotechnology from February 2002 to October 2003.  At Kazi Management VI, he was responsible for the financial operations of multiple accounting offices across the United States, as well as fourteen international and domestic Companies.  Mr. Collins was also the Chief Financial Officer of ZK Petroleum, an independent oil producer in South Texas. Prior to Kazi Management VI, he served as an independent analyst for The March Group in St. Thomas, U.S.V.I. from February 2001 to January 2002.  Mr. Collins previously held the position of Chief Financial Officer of Federation Logistics, LLC in the New York metropolitan area from November 1994 to January 2001.  Mr. Collins graduated from Villanova University in 1990 with a Bachelor’s degree in Accountancy.  He became a Certified Public Accountant and began his career in the Financial Services Division of Ernst and Young in New York City.  At Ernst and Young, he performed audits of Fortune 500 Companies.

Gerald N. Agranoff, Director
Gerald N. Agranoff joined us as a Director in May 2004.  Mr. Agranoff has been counsel to the firm of Kupferman & Kupferman, L.L.P. in New York since 2004 and has been a general partner of SES Family Investment and Trading Partnership, L.P., an investment partnership since 2004.  Mr. Agranoff has also been a member of Inveraray Capital Management L.L.C., the investment manager of Highlander Fund B.V. and Highlander Partners (USA) L.P since 2002.  He is also a director and the chair of the audit committee of Triple Crown Media Inc (symbol, TCMI). Active in Wall Street financial transactions for over two decades, his specialties include taxation, investments and corporate finance. From 1975 through 1981, Mr. Agranoff was engaged exclusively in the private practice of law in New York and was an adjunct-instructor at New York University's Institute of Federal Taxation. Previously, he served as attorney-advisor to a Judge of the United States Tax Court. He holds an L.L.M. degree in Taxation from New York University and J.D. and B.S. Degrees from Wayne State University.

Richard Majeres, Director
Richard Majeres joined us as a Director in May 2004.  In December 2000, Mr. Majeres was one of the founding partners of the Houston public accounting firm Ubernosky & Majeres, PC, which currently operates as Ubernosky, Passmore & Majeres, LLP, offering tax, audit, accounting and management consulting services. Mr. Majeres has served as a partner of this firm since its inception in December 2000.  From January 1999 to November 2000, Mr. Majeres was a partner at Cox & Lord, PC.  Mr. Majeres graduated from Bemidji State University, Bemidji, Minnesota in 1989 with a bachelor’s degree in accounting. Upon graduation, he served as a field auditor with the Federal Energy Regulatory Commission of the Department of Energy. Mr. Majeres became a certified public accountant in 1992. He has extensive experience with oil and gas entities, including exploration and development partnerships and corporations and currently focuses a majority of his efforts on the Firm’s audit practice.

EXECUTIVE COMPENSATION

The following table sets forth certain compensation information for the following individuals for fiscal years ended December 31, 2006 and 2007.   No other compensation was paid to our named executive officers other than the compensation set forth below.

Name and Principal Position	Title	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All other compensation ($)	Total ($)
(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
	Chairman,	2007	$223,750	$120,000	-0-	-0-	-0-	-0-	-0-	$343,750
Richard Dole(1)	CEO and	2006	$180,000	-0-	$160,000	-0-	-0-	-0-	-0-	$340,000
	President
		2007	$201,875	$65,000	-0-	-0-	-0-	-0-	-0-	$266,875
David Collins (2)	CFO	2006	$180,000	-0-	$80,000	-0-	-0-	-0-	-0-	$260,000
		2007	$250,000	$55,000	-0-	-0-	-0-	-0-	-0-	$305,000
Wayne Beninger (3)	COO	2006	$250,000	$50,000	-0-	-0-	-0-	-0-	-0-	$300,000

Notes to Summary Compensation Table:

(1)
Mr. Dole was appointed as a Director in July 2004.  On December 30, 2004, Mr. Dole assumed the roles of Chairman of our Board of Directors, President and Chief Executive Officer.  Mr. Dole became an employee of the Company as of January 1, 2005.  Mr. Dole renewed his  employment agreement with the Company in May 2007 for a term of one year which calls for compensation of $20,833 per month.

(2)
Mr. Collins was appointed Chief Financial Officer in September, 2004.  Mr. Collins became an employee of the Company as of January 1, 2005.  Mr. Collins renewed his employment agreement with the Company May 1, 2007, for a  term of one year which calls for compensation of $17,916 per month.

(3)
Mr. Beninger was appointed Chief Operating Officer and became an employee of the Company as of May 1, 2005.  Mr. Beninger renewed his employment agreement with the Company May 1, 2007, for a term of one year which calls for compensation of $20,830 per month.

EMPLOYMENT AGREEMENTS

The employment contracts in existence with officers and key personnel include employment contracts with each of Richard Dole (Chairman, President and CEO), David Collins (Chief Financial Officer) and Wayne Beninger, (Chief Operating Officer).  These employment agreements became effective May 1, 2007.

The employment contracts with Messrs. Collins and Beninger provide for an employment term of one year and month to month thereafter, if not extended or terminated.  The employment contract with Mr. Dole provides for an employment term of two years and automatically renews for an identical term at the end of the indicated term unless the Agreement is superseded by a new agreement or unless notice of non-renewal is delivered in writing by the Company at least 60 days prior to the end of the term.  Each of the employment contracts provides for termination by the Company upon death or disability, with six month severance payments for Messrs Collins and Beninger and 12 month severance for Mr. Dole.  Each of the employment contracts permits termination by the Company for cause, which includes malfeasance, misuse of funds, insubordination, competing with the Company, a material uncured breach or conviction for a felony or crime of moral turpitude.  The agreements may be voluntarily terminated by the employee at any time, with no severance payment.  Additionally, the respective employees may elect to terminate their employment contract and receive severance pay upon a material uncured breach by the Company or a change in control.  For purposes of each agreement, a change in control is defined as an acquisition of voting securities by a third party (other than directly from the Company) equivalent to forty percent of the voting control of the Company (other than a subsidiary or employee benefit plan), or accompanying a sale of all of the assets or a merger (other than involving a subsidiary).  Upon termination for cause, the employee is not entitled to severance pay.  A termination without cause while a contract is pending, other than due to a change in control, entitles the employees other than Mr. Dole to compensation of  six months.  A termination without cause of Mr. Dole or non-renewal of Mr. Dole’s agreement gives rise to a severance pay obligation equal to 24 months.  Upon a termination coupled with a change in control where Mr. Dole is not offered a position for the identical salary and position, or Mr. Dole should decline an offer of employment, the severance compensation Mr. Dole will be entitled to is the sum of four years of base salary and the average of his last two year’s bonuses (if any).  Upon a termination coupled with a change in control where Messrs. Collins and Beninger are not offered a position for the identical salary, or if Messrs. Collins and/or Beninger decline an offer of employment (Messrs. Collins and/or Beninger only have the right to decline the employment and receive the severance if Mr. Dole is not offered the same salary and position, or Mr. Dole declines the offer for employment) they will be entitled to severance compensation equal to the sum of two years of base salary and the average of the last two year’s bonuses (if any).  As of April 1, 2008 the employment agreements for Messrs. Beninger and Collins were extended for an additional one (1) year term, such that the expiration of the term  of the Employment Agreements now shall be April 30, 2009.

Outstanding Equity Awards at Fiscal Year End 2007:

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)		Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)	(i)	(j)
Richard Dole	2,687,738	-0-	-0-	$1.95	11/15/2008	60,241	(1)	$58,433	-0-	-0-
Wayne Beninger	365,000	-0-	-0-	$1.95	11/15/2008	36,145	(1)	$35,060	-0-	-0-
	92,308	-0-	-0-	$0.98	11/15/2008	36,145	(1)	$35,060	-0-	-0-
David Collins	76,923	-0-	-0-	$1.63	11/15/2008	-0-		-0-	-0-	-0-
	50,000	-0-	-0-	$1.95	11/15/2008	-0-		-0-	-0-	-0-
Richard Majeres	50,000	-0-	-0-	$1.95	3/25/2008	-0-		-0-	-0-	-0-
Gerald Agranoff	50,000	-0-	-0-	$1.95	3/25/2008	-0-		-0-	-0-	-0-

(1)	Stock will vest over a three year period - one-third in December 2008, 2009 and 2010

LONG-TERM INCENTIVE PLANS

We currently have no Long-Term Incentive Plans.

DIRECTOR COMPENSATION

For the year ending December 31, 2007, the Board of Directors approved compensation of $45,000 to independent board members, Gerald Agranoff and Richard Majeres, for their services for 2007. This amount was be paid one-half in cash, quarterly, and one-half paid by the issuance of shares of our restricted common stock valued as of the market close on March 30, 2007.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Gerald Agranoff	$22,500	$22,500	-0-	-0-	-0-	-0-	$45,000
Richard Majeres	$22,500	$22,500	-0-	-0-	-0-	-0-	$45,000

BOARD OF DIRECTORS AND  ITS COMMITTEES

During the fiscal year ended December 31, 2007 the Board of Directors held 8 meetings.  Mr. Dole is our only Director who is also an Officer.  Our Board of Directors currently has an Audit Committee and a Compensation Committee which are comprised of independent directors Richard Majeres and Gerald Agranoff.  We do not have a Nominating Committee.  The entire Board of Directors acts as our Nominating Committee.

Audit Committee

Our Audit Committee is made up of our two independent Board members, Mr. Richard Majeres and Mr. Gerald Agranoff.  Mr. Majeres is the Chairman of the Audit Committee and is the designated Financial Expert.  During the fiscal year ended December 31, 2007 the Audit Committee held four meetings.

Compensation Committee

On March 23, 2007 our Board of Directors approved the formation of a Compensation Committee made up of our two independent Directors, Mr. Gerald Agranoff and Mr. Richard Majeres.  Mr. Agranoff was designated the Chairman of the Compensation Committee.

Security Holders Recommendations to Board of Directors

We do not currently have a process for security holders to send communications to the Board of Directors.  However, we welcome comments and questions from our shareholders.  Shareholders can direct communications to our Chief Executive Officer, Richard D. Dole, at our executive offices, 675 Bering Drive, Suite 200, Houston, Texas  77057.  While we appreciate all comments from shareholders, we may not be able to individually respond to all communications.  We attempt to address shareholder questions and concerns in our press releases and documents filed with the SEC so that all shareholders have access to information about us at the same time.  Mr. Dole collects and evaluates all shareholder communications.  If the communication is directed to the Board of Directors generally or to a specific director, Mr. Dole will disseminate the communications to the appropriate party at the next scheduled Board of Directors meeting.  If the communication requires a more urgent response, Mr. Dole will direct that communication to the appropriate executive officer.  All communications addressed to our directors and executive officers will be reviewed by those parties unless the communication is clearly frivolous.

Our Bylaws provide that nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the corporation entitled to vote in the election of directors at the meeting who complies with the following notice procedures, as set forth in the Bylaws:

Nominations of persons for election to the Board of Directors may be made at a meeting of the shareholders at which directors are to be elected (a) by or at the direction of the Board of Directors, or (b) by any shareholder of the Company who is a shareholder of record at the time of the giving of such shareholders notice provided for in Paragraph 3.3 (of the Bylaws), who shall be entitled to vote at such meeting in the election of directors and who complies with the requirements of Paragraph 3.3 (of the Bylaws). Such nominations, other than those made by or at the direction of the Board of Directors shall be preceded by timely advance notice in writing to the Secretary.  To be timely, a shareholder’s notice shall be delivered to, or mailed and received at, the principal executive offices of the Company (1) with respect to an election to be held at the annual meeting of the shareholders of the Company, not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company; and (2) with respect to an election to be held at a special meeting of shareholders of the Company for the election of directors not later than the close of business on the 10th day following the day on which notice of the date of the special meeting was mailed to shareholders of the Company as provided in Paragraph 2.4 (of the Bylaws) or public disclosure of the date of the special meeting was made, whichever first occurs.  Any such shareholder’s notice to the Secretary shall set forth (x) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person; (ii) the principal occupation or employment of such person; (iii) the number of shares of each class of capital stock of the Company’s beneficially owned by such person; (iv) the written consent of such person to having such person’s name placed in nomination at the meeting and to serve as a director if elected; (v) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Exchange Act, and (vi) as to the shareholder giving the notice, (i) the name and address, as they appear on the Company’s books of such shareholder, and (ii) the number of shares of each class of voting stock of the Company which are then beneficially owned by such shareholder. The presiding officer of the meeting of shareholders shall determine whether the requirements of Paragraph 3.3 (of the Bylaws) have been met with respect to any nomination or intended nomination.  If the presiding officer determines that any nomination was not made in accordance with the requirements of Paragraph 3.3 (of the Bylaws), he shall so declare at the meeting and the defective nomination shall be disregarded.  Notwithstanding the foregoing provisions…, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in Paragraph 3.3 of the Bylaws.  For (purposes of the notice provisions of the Bylaws), public disclosure shall be deemed to first be given to shareholders when disclosure of such date of the meeting of shareholders is first made in a press release reported by the Dow Jones News Services, Associated Press or comparable national news service, or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own beneficially more than ten percent of our common stock, to file reports of ownership and changes of ownership with the Securities and Exchange Commission.  Based solely on the reports we have received and on written representations from certain reporting persons, we believe that the directors, executive officers, and greater than ten percent beneficial owners have complied with all applicable filing requirements.

CODE OF ETHICS

Effective August 19, 2005, the Board of Directors adopted a Code of Ethics for our directors, officers and employees.  A copy of our Code of Ethics was filed with our Form SB-2 registration statement filed with the SEC on August 23, 2005.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
 OWNERS AND MANAGEMENT

The following table sets forth certain information at August 12, 2008 with respect to the beneficial ownership of shares of common stock by (i) each person known to us who owns beneficially more than 5% of the outstanding shares of common stock (based upon reports which have been filed and other information known to us), (ii) each of our Directors, (iii) each of our Executive Officers and (iv) all of our Executive Officers and Directors as a group. Unless otherwise indicated, each stockholder has sole voting and investment power with respect to the shares shown.  As of  August 12, 2008 we had 41,770,779 shares of common stock issued and outstanding.

Title of class	Name and address of beneficial owner	Amount and Nature of Beneficial Ownership	Percentage of Common Stock (1)
Common Stock	Richard D. Dole	3,178,123(2)	7.11%
	Chairman, President and CEO
	675 Bering Drive, Suite 200
	Houston, Texas 77057
Common Stock	Wayne Beninger	631,923 (3)	1.50%
	Chief Operating Officer
	675 Bering Drive, Suite 200
	Houston, Texas 77057
Common Stock	David J. Collins	859,417(4)	2.05%
	Vice President and Chief Financial
	Officer
	675 Bering Drive, Suite 200
	Houston, Texas 77057
Common Stock	Gerald Agranoff	25,773 (5)	0.06%
	Director
	675 Bering Drive, Suite 200
	Houston, Texas 77057
Common Stock	Richard Majeres	107,921 (6)	0.26%
	Director
	675 Bering Drive, Suite 200
	Houston, Texas 77057

	All Officers and Directors as a group (total of 5)	4,903,157(7)	10.61%

Common Stock	Commonwealth Bank of Australia	7,850,000 (8)	17.15%
	48 Martin Place, Level 2
	Sydney NSW 2000, Australia
Common Stock	RCH Petro Investors	5,903,173(9)	12.62%
	c/o RR Advisors LLC
	200 Crescent Court, Suite 1060
	Dallas, TX 75201
Common Stock	Ironman PI Fund (QP), LP	3,190,745(10)	7.51%
	2211 Norfolk, Suite 611
	Houston, Texas 77098
Common Stock	Allen Crosswell	2,921,488(11)	6.96%
	2121 Sage, Suite 290
	Houston, TX 77056

(1) Under Rule 13d-3 promulgated under the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares.  Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares).  In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided.  In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.  As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on August 12, 2008.  As of August 12, 2008 there were 41,770,779 shares of our common stock issued and outstanding.

(2)   Includes 265,385 shares of common stock held directly and 2,912,738 shares of common stock issuable upon the exercise of warrants.  Excludes 950,000 warrants issued to Mr. Dole that have been gifted to his children, to which Mr. Dole disavows beneficial ownership.

(3)  Includes 247,692 shares of common stock held directly and 384,231 shares of common stock issuable directly upon the exercise of warrants.

(4)   Includes 640,186 shares of common stock held directly and 219,231 shares of common stock issuable directly upon the exercise of warrants.

(5)  Includes 25,773 shares of common stock held directly.

(6)  Includes 107,921 shares of common stock held directly.

(7)  Includes 1,286,957 shares of common stock held directly and 3,616,200 shares of common stock issuable upon the exercise of warrants to purchase additional shares of common stock.

(8)  Includes the following: 2,940,000 shares held and 2,940,000 shares issuable upon the exercise of warrants to purchase shares of common stock by First State Investments Global Resources Long Short Fund Limted; and 500,000 shares held and 500,000 shares issuable upon the exercise of warrants to purchase additional shares of common stock by Colonial First State Wholesale Global Resources Long Short Fund; and 401,000 shares held and 401,000 shares issuable upon the exercise of warrants to purchase additional shares of common stock by First State Investments Global Energy Long Short Master Fund; and 159,000 shares held and 159,000 shares issuable upon the exercise of warrants to purchase additional shares of common stock by Colonial First State Wholesale Global Energy Long Short Fund.

(9)  Includes 903,173 shares held,and 5,000,000 shares issuable on the exercise of warrants owned directly by RCH Petro Investors.

(10)  Includes  2,476,459 shares owned directly by Ironman PI Fund (QP), LP and 714,286 shares issuable on the exercise of warrants held by Ironman PI Fund (QP), LP.

(11)  Includes 1,821,738 shares owned directly by Allen Crosswell, 599,750 shares held by CHLG Funding and 500,000 shares issuable on the exercise of warrants held by CHLG Funding.
_____________________________

We are not aware of any arrangements that could result in a change of control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of the following persons has any direct or indirect material interest in any transaction to which we were or are a party since the beginning of our last fiscal year, or in any proposed transaction to which we propose to be a party:

(A)	any of our directors or executive officers;

(B)	any nominee for election as one of our directors;

(C)	any person who is known by us to beneficially own, directly or indirectly, shares carrying more than 5% of the voting rights attached to our common stock; or

(D)	any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons named in paragraph (A), (B) or (C) above.

Director Independence

Mr. Gerald Agranoff and Mr. Richard Majeres are our independent Board members

SELLING STOCKHOLDERS

The following is a list of the selling stockholders who own or who have a right to acquire the 15,682,860 shares of Common Stock covered by this prospectus.  This 15,682,860 is made up of 1,350,000 shares of common stock held by certain selling stockholders,  964,286 shares of common stock issuable upon the exercise of warrants, which have an exercise price of $2.00 per share, 6,440,000 shares of common stock issuable upon the exercise of warrants which have an exercise price of $0.92 per share, 1,928,574 shares of common stock issuable upon the exercise of warrants which have an exercise price of $1.50 per share and 5,000,000 shares of common stock issuable upon the exercise of warrants which have an exercise price of $1.40 per share.

Beneficial ownership is determined in accordance with Rule 13d-3 promulgated by the Securities and Exchange Commission, and generally includes voting or investment power with respect to securities. In computing the number of shares beneficially owned by the holder and the percentage ownership of the holder, shares of common stock issuable upon exercise of the warrant held by the holder that are currently exercisable or exercisable within 60 days after the date of the table are deemed outstanding.

The percent of beneficial ownership for the selling stockholders is based on 41,770,779 shares of common stock outstanding as of August 12, 2008. Shares of common stock subject to warrants, options and other convertible securities that are currently exercisable or exercisable within 60 days of August 12, 2008, are considered outstanding and beneficially owned by a selling stockholders who holds those warrants, options or other convertible securities for the purpose of computing the percentage ownership of that selling stockholders but are not treated as outstanding for the purpose of computing the percentage ownership of any other stockholder.

The shares of common stock being offered under this prospectus may be offered for sale from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the account of the selling stockholders.  After the date of effectiveness of the registration statement of which this prospectus is a part, the selling stockholder may have sold or transferred, in transactions covered by this prospectus or in transactions exempt from the registration requirements of the Securities Act, some or all of its common stock. Information about the selling stockholders may change over time.  Any changed information will be set forth in an amendment to the registration statement or supplement to this prospectus, to the extent required by law.

The following table sets forth information concerning the selling stockholders, including the number of shares currently held and the number of shares offered by each selling security holder, to our knowledge as of August 12, 2008.  At the time of acquisition, there were no agreements, understandings or arrangements between any selling stockholders and any other persons, either directly or indirectly, to distribute the securities.

		Before the Offering		After the Offering
Name of Selling Stockholder	Position, Office or Other Material Relationship	Total Number of Shares of common stock Beneficially Owned Prior to the Offering (1)	Number of Shares to be Offered for the Account of the Selling Stockholder (2)	Number of Shares to be Owned after this Offering (3)	Percentage to be Beneficially Owned after this Offering (3) (4)

Common Stock

William C. O’Malley	None	1,876,949	809,524(15)	1,067,425	2.51%
Mark Haet	None	62,500	40,000(16)	22,500	<1%
ALB Private Investments, LLC(5)	None	200,000	200,000(17)	-0-	<1%
Francis A. Mylnarczyk	None	400,000	200,000(18)	200,000	<1%
David Giannini and Elizabeth Marsiniak	None	895,000	500,000(19)	395,000	<1%
First State Investments Global Resources Long Short Fund Limited (6)	None	5,730,000	3,822,000(20)	1,908,000	4.27%
Colonial First State Wholesale Global Resources Long Short Fund (6)	None	1,000,000	650,000(21)	350,000	<1%
First State Investments Global Energy Long Short Master Fund (6)	None	802,000	521,300(22)	280,700	<1%
Colonial First State Wholesale Global Energy Long Short Fund (6)	None	318,000	206,700(23)	111,300	<1%
CHLG Funding(7)	None	1,099,750	650,000(24)	449,750	1.06%
Braeburn Special Opportunities Fund (8)	None	250,000	250,000(25)	-0-	<1%
Braeburn Special Opportunities Fund II (8)	None	882,388	250,000(26)	632,388	1.50%
Ironman PI Fund (QP), LP (9)	None	3,190,745	714,286(27)	2,476,459	5.83%
Wellington Trust Company, National Association Multiple Collective Investment Funds Trust, Micro Cap Equity Portfolio (nominee: Finwell & Co) (10)	None	78,074	70,238(28)	7,836	<1%
Wellington Trust Company, National Association Multiple Common Trust Funds Trust, Micro Cap Equity Portfolio (nominee: Finwell & Co) (10)	None	583,570	525,000(29)	58,570	<1%
CrossCap Partners, LP (11)	None	27,391	23,559(30)	3,832	0%
CrossCap Partners Enhanced, LP (11)	None	248,536	214,536(31)	34,900	0%
J. Burke O’Malley	None	27,683	23,810(32)	3,873	<1%
Leo E. Stec	None	27,683	23,810(33)	3,873	0%
Van G. Bohn	None	27,683	23,810(34)	3,873	0%
John W. and Katrina P. Koons	None	27,683	23,810(35)	3,873	0%
Gutierrez Holding, LP(47)	None	27,683	23,810(36)	3,873	0%
Jerry C. Dearing	None	27,683	23,810(37)	3,873	0%
RCH Petro Investors, LP (12)	None	5,903,173	5,000,000(38)	903,173	1.93%
L. Zachary Landry	None	953,572	178,572(39)	775,000	1.85%
John T Raymond	None	214,286	214,286(40)	-0-	<1%
Jacob and Sherry Landry	None	542,858	142,857(41)	400,001	<1%
Dr Stanley Jones	None	135,714	35,714(42)	100,000	<1%
Navitas Fund, LP(13)	None	321,428	178,571(43)	142,857	<1%
James W Aston	None	17,857	17,857(44)	-0-	<1%
David E Brown	None	53,572	17,857(45)	35,715	<1%
Colt Ventures Ltd(14)	None	192,857	107,143(46)	85,714	<1%

(1)	Includes shares of common stock for which the selling security holder has the right to acquire beneficial ownership within 60 days.
(2)	This table assumes that each selling security holder will sell all shares offered for sale by it under this registration statement. Security holders are not required to sell their shares.
(3)	Assumes that all shares of Common Stock registered for resale by this prospectus have been sold.
(4)	Based on 41,770,779 shares of Common stock issued and outstanding as of August 12, 2008.
(5)	Frank Mlynarczyk is the individual that has investment decision and voting power for this non-natural entity.
(6)	David Whitten is the individual with investment decision and voting power for this non-natural entity.
(7)	Ike Claypool and Allen Crosswell are the individuals with investment decision and voting power for this non-natural entity.
(8)	This fund is managed by Braeburn Capital Partners, LLC and Lee Canaan is the portfolio manager with investment decision and voting power for this non-natural entity.
(9)	Bryan Dutt is the individual with investment decision and voting power for this non-natural entity.
(10)
Wellington Management Company, LLP is an investment adviser under the Investment Advisers Act of 1940.  Wellington, in such capacityu, may be deemed to share beneficial ownership over the shares held by its client accounts.

(11)	Mark Crosswell is the individual with investment decision and voting power for this non-natural entity
(12)	Robert Raymond is the individual that has investment decision and voting power for this non-natural entity.
(13)	John Lovoi is the individual that has investment decision and voting power for this non-natural entity.
(14)	Darren Blanton is the individual that has investment decision and voting power for this non-natural entity.
(15)	Consists of 809,524 warrants to purchase common stock ..
(16)	Consists of 40,000 warrants to purchase common stock
(17)	Consists of 200,000 warrants to purchase common stock
(18)	Consists of 200,000 warrants to purchase common stock
(19)	Consists of 500,000 warrants to purchase common stock
(20)	Consists of 882,000 shares of common stock, and 2,940,000 warrants to purchase common stock
(21)	Consists of 150,000 shares of common stock, and 500,000 warrants to purchase common stock
(22)	Consists of 120,300 shares of common stock, and 401,000 warrants to purchase common stock
(23)	Consists of 47,700 shares of common stock, and 159,000 warrants to purchase common stock
(24)	Consists of 150,000 shares of common stock, and 500,000 warrants to purchase common stock
(25)	Consists of 250,000 warrants to purchase common stock
(26)	Consists of 250,000 warrants to purchase common stock
(27)	Consists of 714,286 warrants to purchase common stock ..
(28)	Consists of 70,238 warrants to purchase common stock
(29)	Consists of 525,000 warrants to purchase common stock.
(30)	Consists of 23,559 warrants to purchase common stock.
(31)	Consists of 214,536 warrants to purchase common stock.
(32)	Consists of 23,810 warrants to purchase common stock.
(33)	Consists of 23,810 warrants to purchase common stock.
(34)	Consists of 23,810 warrants to purchase common stock.
(35)	Consists of 23,810 warrants to purchase common stock.
(36)	Consists of 23,810 warrants to purchase common stock.
(37)	Consists of 23,810 warrants to purchase common stock.
(38)	Consists of 5,000,000 warrants to purchase common stock.
(39)	Consists of 178,572 warrants to purchase common stock
(40)	Consists of 214,286 warrants to purchase common stock
(41)	Consists of 142,857 warrants to purchase common stock
(42)	Consists of 35,714 warrants to purchase common stock
(43)	Consists of 178,571 warrants to purchase common stock
(44)	Consists of 17,857 warrants to purchase common stock
(45)	Consists of 17,857 warrants to purchase common stock
(46)	Consists of 107,143 warrants to purchase common stock
(47)	Joseph Gutierrez is the individual with investment decision and voting power for this non-natural entity.

Additionally, we have had the following prior securities transactions with Selling Stockholders or their affiliates:

Selling Shareholder	Date	Type of Security	# shares outstanding prior to transaction	# shares outstanding prior to transaction not held by affiliates or selling shareholders	# of shares issued to selling shareholder in connection with the transaction	% of total issued and outstanding issued in the transaction	Market price per share of securities subject to the transaction prior to the transaction	Current market price per share of the class of securities subject to the transaction (1)

CHLG Funding	1/12/2004	Common stock	16,836,861	13,124,869	61,538	0.47%	$16.58	$0.72
CHLG Funding	12/23/2004	Common stock	17,728,071	14,334,687	61,538	0.43%	$2.28	$0.72
William C O'Malley	2/3/2006	Common stock	28,497,761	27,277,240	142,858	0.52%	$1.55	$0.72
Lowell Zachary Landry	2/3/2006	Common stock	28,497,761	27,277,240	357,143	1.31%	$1.55	$0.72
John T, Raymond	2/3/2006	Common stock	28,497,761	27,277,240	428,571	1.57%	$1.55	$0.72
Jacob and Sherry Landry	2/3/2006	Common stock	28,497,761	27,277,240	285,714	1.05%	$1.55	$0.72
Dr. Stanley Jones	2/3/2006	Common stock	28,497,761	27,277,240	71,429	0.26%	$1.55	$0.72
Navitas Fund, LP	2/3/2006	Common stock	28,497,761	27,277,240	357,143	1.31%	$1.55	$0.72
James W Aston III	2/3/2006	Common stock	28,497,761	27,277,240	35,714	0.13%	$1.55	$0.72
David E Brown	2/3/2006	Common stock	28,497,761	27,277,240	35,714	0.13%	$1.55	$0.72
Colt Ventures Ltd	2/3/2006	Common stock	28,497,761	27,277,240	214,286	0.79%	$1.55	$0.72
William C O'Malley	2/16/2007	Common stock	37,952,070	29,142,626	57,143	0.20%	$1.39	$0.72
Lowell Zachary Landry	2/16/2007	Common stock	37,952,070	29,142,626	142,857	0.49%	$1.39	$0.72
John T, Raymond	2/16/2007	Common stock	37,952,070	29,142,626	171,429	0.59%	$1.39	$0.72
Jacob and Sherry Landry	2/16/2007	Common stock	37,952,070	29,142,626	114,286	0.39%	$1.39	$0.72
Dr. Stanley Jones	2/16/2007	Common stock	37,952,070	29,142,626	28,571	0.10%	$1.39	$0.72
Navitas Fund, LP	2/16/2007	Common stock	37,952,070	29,142,626	142,857	0.49%	$1.39	$0.72
James W Aston III	2/16/2007	Common stock	37,952,070	29,142,626	14,286	0.05%	$1.39	$0.72
David E Brown	2/16/2007	Common stock	37,952,070	29,142,626	14,286	0.05%	$1.39	$0.72
Colt Ventures Ltd	2/16/2007	Common stock	37,952,070	29,142,626	85,714	0.29%	$1.39	$0.72

Note - Transactions prior to 12/31/04 are subject to 6.5 reverse split
(1) Closing market price on 3/4/08

We provide the following information for transactions between the Company and Selling Stockholders:

Number of shares registered by selling shareholders or affiliates of selling shareholders in prior registration statements:	4,861,847

Number of shares registered for resale by selling shareholders or affiliates in the current transaction	15,682,860

PLAN OF DISTRIBUTION

Each Selling Stockholder (the “Selling Stockholders”) of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the OTCBB or any other stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed or negotiated prices.  A Selling Stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions after the effective date of the registration statement, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

In connection with the sale of the common stock or interests therein, the Selling Stockholders may, after the effective date of the registration statement, enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The Selling Stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares.  The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder.  In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus.  There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect.  The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholders or any other person.  We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $.001 per share, and 20,000,000 shares of preferred stock, par value $1.00 per share.

Common Stock

As of August 12, 2008 there were 41,770,779 shares of common stock outstanding.  The rights of all holders of the common stock are identical in all respects.  The holders of the common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of legally available funds.  The current policy of the Board of Directors, however, is to retain earnings, if any, for reinvestment in drilling ventures to maximize development of reserves.

Upon liquidation, dissolution or winding up of the Company, the holders of the common stock are entitled to share ratably in all aspects of the Company that are legally available for distribution, after payment of or provision for all debts and liabilities and after preferences are afforded to the holders of the preferred shares.  The Series A preferred shares have preference over the common stock in payment of declared dividends.  Both the Series A and B preferred shares have preference over the common stock in the event of liquidation of the Company.

The holders of the common stock do not have preemptive subscription, redemption or conversion rights under our Articles of Incorporation.  Cumulative voting in the election of Directors is not permitted.  The rights, preferences and privileges of holders of common stock will be subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock that are presently outstanding or that may be designated and issued by us in the future.

Preferred Stock

The Company’s articles of incorporation authorize the issuance of up to 20,000,000 shares of preferred stock with characteristics determined by the Company’s Board of Directors.

As of December 31, 2007 and 2006, the Company has 1,000,000 shares of Series A 8% Convertible Preferred Stock (“Series A Preferred”) authorized and 483,416 shares outstanding.  The shares have a par and stated value of $1.00 per share.  If declared by the Board of Directors, dividends are to be paid quarterly in cash or in common stock of the Company to the holders of shares of the Series A Preferred.  The shares of the Series A Preferred rank senior to the common stock both in payment of dividends and liquidation preference.  The Series A Preferred is convertible into common stock of the Company at a conversion price of $6.50 per share.  Beginning August 19, 2003, the Company had the right to redeem all or part of the shares of Series A Preferred for cash at a redemption price equal to $6.50 per share plus all accrued and unpaid dividends on the shares to be redeemed.  As of December 31, 2007, no dividends have been declared and approximately $208,673 of dividends related to the Series A Preferred stock would be payable if the Company decided to declare dividends.

As of December 31, 2007 and 2006, the Company has 100,000 shares authorized and 43,000 shares issued and outstanding of Series B Convertible Preferred Stock (“Series B Preferred”).  The shares have a par and stated value of $1.00 per share.  The shares of the Series B Preferred rank senior to the common stock in liquidation preference.  The Series B Preferred is convertible into common stock of the Company at an initial conversion price of $2.14 per share at the option of the holder.  Beginning October 1, 2003, the Company had the right to redeem all or part of the shares of Series B Preferred for cash at a redemption price equal to $6.50 per share.

Secured Convertible Promissory Note

On November 9 , 2007, we executed a series of  Note and Warrant Purchase Agreements for the sale of a $8,100,00 8% Senior Secured Convertible Promissory Note (the “Second Convertible Note”) and a three year warrant to purchase 1,928,575 shares of our common stock at an exercise price of $1.50 per share for total gross proceeds to us of $8,100,000.   These convertible notes were repaid in full on July 21, 2008.  In exchange for cancelling the note and releasing the collateral, The note holders were paid the outstanding principal and accrued interest through July 21, 2008.

On February 1, 2007, we executed a Note and Warrant Purchase Agreement for the sale of a $10,000,000 8% Senior Secured Convertible Promissory Note (the “Convertible Note”) and a four year warrant to purchase 5,000,000 shares of our common stock at an exercise price of $1.40 per share for total gross proceeds to us of $10,000,000.   On February 7, 2007, we issued the Convertible Note to RCH with a four (4) year warrant to purchase 5,000,000 shares of our common stock at an exercise price of $1.40 per share for total gross proceeds to us of $10,000,000.  This convertible note was repaid in full on July 21, 2008.  In exchange for cancelling the note and releasing the collateral, the note holder was paid the outstanding principal and accrued interest through July 21, 2008.

Schedule of Warrants

The Company periodically issues incentive stock warrants to executives, officers, directors and employees to provide additional incentives to promote the success of the Company’s business and to enhance the ability to attract and retain the services of qualified persons.  The issuance of such warrants is approved by the Board of Directors.  A summary of outstanding stock warrants at August 12, 2008 is as follows:

Number of Common Stock Equivalents	Expiration Date	Remaining Contracted Life (Years)	Exercise Price	Weighted Average Exercise Price
4,851,969	November 2008	.75	$0.98-$1.95	$1.93
1,060,714	February 2009	1.00	$2.00	$2.00
575,000	October 2011	3.66	$.92	$.92
6,440,000	December 2011	3.83	$.92	$.92
5,225,000	February 2011	3.00	$1.40	$1.40
1,982,142	November 2010	2.75	$1.50	$1.50

20,134,825

Anti-Takeover Provisions

Certain anti-takeover provisions in our Certificate of Incorporation may make a change in control of the Company more difficult, even if a change in control would be beneficial to our stockholders. In particular, our board of directors will be able to issue a total of up to 20,000,000 shares of preferred stock with rights and privileges that might be senior to our Common Stock, without the consent of the holders of our Common Stock, and has the authority to determine the price, rights, preferences, privileges and restrictions of the preferred stock. Although the ability to issue preferred stock may provide us with flexibility in connection with possible acquisitions and other corporate purposes, this issuance may make it more difficult for a third party to acquire a majority of our outstanding voting stock.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for our common stock is:

Corporate Stock Transfer
3200 Cherry Creek South Drive
Suite 430
Denver, CO 80209
LEGAL MATTERS

The validity of the issuance of the common stock offered under this prospectus has been passed upon for us by Axelrod, Smith & Kirshbaum, P.C., Houston, Texas.

EXPERTS

The financial statements of Petrosearch Energy Corporation at December 31, 2007 and 2006 included in and made a part of this document have been audited by Ham, Langston & Brezina, L.L.P., independentregistered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

RESERVE ENGINEERS

Certain information incorporated by reference in this prospectus regarding estimated quantities of oil and natural gas reserves associated with our oil and gas properties, the future net revenues from those reserves and their present value is based on estimates of the reserves and present values prepared by or derived from estimates prepared by McCartney Engineering, LLC, Consulting Petroleum Engineers or Ryder Scott Company, Petroleum Consultants, independent reserve engineers. The reserve information is incorporated by reference herein in reliance upon the authority of said firms as experts with respect to such reports.

COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our certificate of incorporation provides that we shall indemnify our directors and officers to the fullest extent permitted by Nevada law and that none of our directors will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director's duty of loyalty to the Company or its stockholders;
•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;
•	under Nevada General Corporation Law for the unlawful payment of dividends; or
•	for any transaction from which the director derives an improper personal benefit.

These provisions require us to indemnify our directors and officers unless restricted by Nevada law and eliminate our rights and those of our stockholders to recover monetary damages from a director for breach of his fiduciary duty of care as a director except in the situations described above. The limitations summarized above, however, do not affect our ability or that of our stockholders to seek non-monetary remedies, such as an injunction or rescission, against a director for breach of his fiduciary duty.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act, and the rules and regulations promulgated thereunder, with respect to the common stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits thereto.  Statements contained in this prospectus  as to the contents of any contract or other document that is filed as an exhibit to the registration statement  are not necessarily complete  and each such  statement  is qualified in all respects by reference to the full text of such contract or document. For further information with respect to us and the common stock, reference  is  hereby  made to the registration statement and the exhibits  thereto,  which may be inspected  and copied at the principal office of the SEC, 100 F Street NE,Washington, D.C. 20549,  and copies of all or any part thereof may be obtained at prescribed rates from the Commission's  Public Reference  Section at such addresses.  Also, the SEC maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.  Additional information can also be obtained through our website at www.petrosearch.com.  We also make available free of charge our annual, quarterly and current reports, proxy statements and other information upon request.  To request such materials, please contact Mr. Richard D. Dole, our President and Chief Executive Officer, 675 Bering Drive, Suite 200, Houston, Texas 77057.

We are in compliance with all reporting requirements of the Exchange Act and, in accordance therewith, will file periodic reports, proxy and information statements and other information with the SEC. Such periodic reports, proxy and information statements and other information is available for inspection and copying at the principal office, public reference facilities and Website of the SEC referred to above.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

The officers and directors of the Company are indemnified as provided by the Nevada Revised Statutes and the Bylaws of the Company.  Unless specifically limited by a corporation's articles of incorporation, Nevada law automatically provides directors with immunity from monetary liabilities.  The Company's Articles of Incorporation do not contain any such limiting language.  Excepted from that immunity are:

a.	willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director has a material conflict of interest;

b.	a violation of criminal law unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful;
c.	a transaction from which the director derived an improper personal profit; and
d.	willful misconduct.

The Articles of Incorporation provide that the Company will indemnify its officers, directors, legal representative, and persons serving at the request of the Company as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise to the fullest extent legally permissible under the laws of the State of Nevada against all expenses, liability and loss (including attorney's fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by that person as a result of that connection to the Company. This right of indemnification under the Articles is a contract right which may be enforced in any manner by such person and extends for such persons benefit to all actions undertaken on behalf of the Company.

The Bylaws of the Company provide that the Company will indemnify its directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that the Company may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the Company shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Company, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under Nevada law or (iv) such indemnification is required to be made pursuant to the Bylaws.

The Bylaws of the Company provide that the Company will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the Company, or is or was serving at the request of the Company as a director or executive officer of another Company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under the Bylaws of the Company or otherwise.

The Bylaws of the Company provide that no advance shall be made by the Company to an officer of the Company (except by reason of the fact that such officer is or was a director of the Company in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Company.

Item 25.  Other Expenses of Issuance and Distribution.

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. All such expenses will be paid by us.

Securities and Exchange Commission Registration Fee	$1,051.23
Printing and Engraving Expenses	$250.00
Accounting Fees and Expenses	$1,500.00
Legal Fees and Expenses	$11,000.00
Blue Sky Qualification Fees and Expenses	$-0-
Miscellaneous	$-0-

TOTAL	$13,801.23

Item 26.  Recent Sales of Unregistered Securities.

Set forth below is information regarding the issuance and sales of our securities without registration during the last three years.  Except as otherwise noted, all sales below were made in reliance on Section 4(2) of the Securities Act of 1933, as amended and no such sales involved the use of an underwriter and no commissions were paid in connection with the sale of any securities.  No advertising or general solicitation was employed in offering the securities.  In each instance, the  offerings  and sales  were made to a limited  number of  persons,  who were either (i) accredited  investors,  (ii) business associates of the Company (iii) employees  of the  Company,  or (iv)  executive  officers  or  directors  of the Company.  In addition, the transfer of such securities were restricted by the Company in accordance with the requirements of the Act.  Furthermore, all of the above-referenced persons were provided with access to our filings with the Securities and Exchange Commission.

1.           In November 2007, we executed a series of Note and Warrant Purchase Agreements for the sale of  a $8,100,000 8% Senior Secured Convertible Promissory Note and  three year warrants to purchase 1,982,142 shares of our common stock at an exercise price of $1.50 per share for total gross proceeds to us of $8,100,000.   Scarsdale Equities LLC served as placement agent for the sale of this convertible note which was placed to a group of accredited investors.  The placement agent received a commission representing 6.5% of the gross proceeds.

2.           In February 2007, we executed a Note and Warrant Purchase Agreement for the sale of a $10,000,000 8% Senior Secured Convertible Promissory Note and a four year warrant to purchase 5,000,000 shares of our common stock at an exercise price of $1.40 per share for total gross proceeds to us of $10,000,000.   We completed the transaction and received funding on February 7, 2007.  Scarsdale Equities LLC served as placement agent for the sale of this convertible note which was placed exclusively to one accredited investor.  The placement agent received a commission representing 6.5% of the gross proceeds.

3.           In December 2006, we completed a private placement of 6,440,000 shares of common stock with twelve investors for total gross proceeds of $3,220,000 and net proceeds of $3,010,700.  We also issued 6,440,000 common stock warrants related to the private placement at an exercise price of $0.92 and a term of three years.  Scarsdale Equities LLC served as placement agent for the sale of these shares which were placed exclusively to a group of accredited investors.  The placement agent received a cash commission representing 6.5% of the gross proceeds.

4.           In February 2006, we completed a private placement of 1,928,573 shares of common stock with nine investors for total gross proceeds of $2,700,000 and net proceeds of $2,560,000.  We also issued 964,286 common stock warrants related to the private placement at an exercise price of $2.00 and a term of three years.  Arabella Securities served as placement agent for the sale of these shares which were placed exclusively to a group of accredited investors.  The placement agent received a cash commission representing 5% of the gross proceeds and 96,429 warrants representing 5% of the common shares issued at an exercise price of $2.00 and a term of three years.

5.            In November 2005, we entered into an asset purchase agreement with Quinduno Energy, LLC for the purchase of a 100% working interest in 1,755 acres in Robert County, Texas.  Pursuant to the November agreement we were required to pay on November 15, 2005, $500,000 in cash and 500,000 shares of our restricted common stock. Pursuant to the same asset purchase agreement with Quinduno Energy listed above we issued on February 27, 2006 $250,000 in cash and 500,000 shares of our restricted common stock.

6.           In September 2005, we amended and restated our revolving credit agreement as discussed herein.  Pursuant to this agreement we issued 100,000 of our common stock warrants at an exercise price of $2.00.  These warrants were issued to the lender for financing costs associated with the revolving credit agreement.  These warrants expire in November 2007.

Item 27.  Exhibits.

The following is a list of exhibits filed as part of this registration statement.  Where so indicated by footnote, exhibits which were previously filed are incorporated herein by reference.  Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Exhibit Number	Description

3.1	Articles of Incorporation of Petrosearch Energy Corporation (1)
3.2	Bylaws of Petrosearch Energy Corporation (1)
3.3	Articles of Merger (1)
4.1	Share Purchase Agreement dated January 24, 2005 with CBarney Investments (1)
4.2	Amended Share Purchase Agreement dated April 19, 2005 with CBarney Investments (1)
4.3	Share Purchase Agreement dated January 24, 2005 with Mark X (1)
4.4	Amended Share Purchase Agreement dated April 19, 2005 with Mark X (1)
4.5	Share Purchase Agreement with Mark 1 dated November 24, 2004 (1)
4.6	Common Stock Purchase Warrant [Form Of] (1)
4.7	Subscription and Registration Rights Agreement [Form Of] (1)
5.1	Legal Opinion of Axelrod, Smith & Kirshbaum, P.C. (Form Of) (20)
10.1	Revolving Credit Facility dated October 1, 2004 with Fortuna Asset Management (1)
10.2	Revolving Credit Note dated October 2004 with Fortuna Energy, L.P. (1)
10.3	Assignment of Overriding Royalty Interest (Fortuna Energy, L.P.) dated October 2004 (1)
10.4	Pledge Agreement (Fortuna Energy, L.P.) dated October 2004 (1)
10.5	Master Deed of Trust (Fortuna) dated October 2004 (1)
10.6	Amended and Restated Revolving Credit Note with Fortuna Energy, LP dated September 29, 2005 (5)
10.7	Amended and Restated Revolving Credit Agreement with Fortuna Energy, LP dated September 29, 2005 (5)
10.8	Warrant Agreement (Fortuna Energy, LP dated September 29, 2005 (5)
10.9	Joint Operating Agreement [Form Of] (1)
10.10	Employment Agreement dated November 15, 2004 with Richard Dole (1)
10.11	Employment Agreement dated May 1, 2005 with Wayne Beninger (1)
10.12	Employment Agreement dated May 1, 2005 with David Collins (1)
10.13	Gas Purchase, Gathering, Treating and Processing Agreement with Bear Paw Energy, LLC dated December 1, 2003 (2)
10.14	Crude Oil Purchase Contract with Plains Marketing, L.P. dated January 25, 2005 (2)
10.15	Lease Purchase Contract with Eighty Eight Oil, LLC dated November 1, 2003 (2)
10.16	Asset Purchase Agreement with Quinduno Energy dated October 18, 2005 (6)
10.17	Agreement with Rock Energy Partners Operating, L.P. and Rock Energy Partners, L.P. dated January 11, 2006 (7)
10.18	Amended Right of First Refusal Agreement with Rock Energy Partners Operating, L.P. and Rock Energy Partners, L.P. dated January 11, 2006 (7)
10.19	Subscription Agreement (Form Of) (8)
10.20	Warrant Agreement (Form Of) (8)
10.21	Extension Agreement with ExxonMobil Corporation dated March 30, 2006 (9)
10.22	Second Amended and Restated Program Agreement with Harding Company dated August 29, 2006 (10)
10.23	Second Amendment to Petrosearch-Garwood Agreement dated September 21, 2006 (11)
10.24	Option Agreement with Rock Energy Partners dated September 21, 2006 (12)
10.25	Securities Purchase Agreement dated November 1, 2006, by and between Garwood Petrosearch, Inc. and Laurus Master Fund, Ltd. (12)
10.26	Secured Term Note dated November 1, 2006, by and between Garwood Petrosearch, Inc. and Laurus Master Fund, Ltd. (12)
10.27	Stock Pledge Agreement dated November 1, 2006, by and between Petrosearch Energy Corporation and Laurus Master Fund, Ltd. (12)
10.28	Master Security Agreement dated November 1, 2006, by Garwood Petrosearch, Inc. (12)
10.29	Deed of Trust dated November 1, 2006 by Garwood Petrosearch, Inc. (12)
10.30	Common Stock Purchase Warrant dated November 1, 2006, by Garwood Petrosearch, Inc. (12)
10.31	Partnership Agreement dated December 15, 2006 (DDJET) (13)

10.32	Note and Warrant Purchase Agreement with RCH Petro Investors, LP dated February 1, 2007 (14)
10.33	8% Senior Secured Convertible Note dated February 7, 2007 (RCH Petro Investors, LP) (14)
10.34	Pledge and Security Agreement dated February 7, 2007 (RCH Petro Investors, LP) (14)
10.35	Registration Rights Agreement dated February 7, 2007 (RCH Petro Investors, LP) (14)
10.36	Warrant Agreement dated February 7, 2007 (RCH Petro Investors) (14)
10.37	Employment Agreement of Richard D. Dole (15)
10.38	Employment Agreement of Wayne Beninger (15)
10.39	Employment Agreement of David Collins (15)
10.40	Note and Warrant Purchase Agreement dated November 9, 2007(16)
10.41	8% Senior Secured Convertible Note dated November 9, 2007 (Form of) (16)
10.42	Pledge and Security Agreement dated November 9, 2007(16)
10.43	Registration Rights Agreement dated November 9, 2007(16)
10.44	Warrant Agreement dated November 9, 2007 (Form of) (16)
10.45	Investment Banking Agreement with Arabella Securities (17)
10.46	Extension to Employment Agreement – Wayne Beninger(20)
10.47	Extension to Employment Agreement – David Collins(20)
14.1	Code of Ethics (4)
21.1	List of Subsidiaries (18)
23.1	Consent of McCartney Engineering, LLC, Consulting Petroleum Engineers (21)
23.2	Consent of Ryder Scott Company, Petroleum Consultants (21)
23.3	Consent of Cawley, Gillespie and Associates, Inc., Petroleum Consultants(21)
23.4	Consent of Ham, Langston & Brezina, L.L.P. Independent Auditors (20)

Footnotes to Exhibits :
1	Previously filed as an exhibit to our Form SB-2 Registration Statement on June 6, 2005 and incorporated herein by reference.
2	Previously filed as an exhibit to our Form SB-2/A Amendment No. 1 Registration Statement on August 1, 2005 and incorporated herein by reference.
3	Previously filed as an exhibit to our Form SB-2/A, Amendment No. 2 Registration Statement on August 5, 2005 and incorporated herein by reference.
4	Previously filed as an exhibit to our Form SB-2/A, Amendment No. 3 Registration Statement on August 23, 2005 and incorporated herein by reference.
5	Previously filed as an exhibit to our current report on Form 8-K filed October 4, 2005 and incorporated herein by reference.
6	Previously filed as an exhibit to our current report on Form 8-K filed November 2, 2005 and incorporated herein by reference.
7	Previously filed as an exhibit to our current report on Form 8-K filed January 18, 2006 and incorporated herein by reference.
8	Previously filed as an exhibit to our current report on Form 8-K filed February 9, 2006 and incorporated herein by reference.
9	Previously filed as an exhibit to our current report on Form 8-K filed April 3, 2006 and incorporated herein by reference.
10	Previously filed as an exhibit to our current report on Form 8-K filed September 5, 2006 and incorporated herein by reference.
11	Previously filed as an exhibit to our current report on Form 8-K filed September 27, 2006 and incorporated herein by reference.
12	Previously filed as an exhibit to our current report on Form 8-K filed November 7, 2006 and incorporated herein by reference.
13	Previously filed as an exhibit to our current report on Form 8-K filed December 20, 2006 and incorporated herein by reference.
14	Previously filed as an exhibit to our current report on Form 8-K filed February 7, 2007 and incorporated herein by reference.
15	Previously filed as an exhibit to our Form 8-K filed on June 7, 2007 and incorporated herein by reference.
16	Previously filed as an exhibit to our current report on Form 8-K filed November 13, 2007 and incorporated herein by reference.
17	Previously filed as an exhibit to our Form SB-2/A, Amendment No. 2 Registration Statement on July 3, 2007 and incorporated herein by reference
18	Previously filed as an exhibit to our Form SB-2 Registration Statement on February 1, 2008 and incorporated herein by reference.
19	Previously filed as an exhibit to our Form S-1/A Registration Statement on April 17, 2008
20	Filed herewith.
21	Previously filed as an exhibit to our Form S-1/A Registration Statement on April 25, 2008

ITEM 28. UNDERTAKINGS

The undersigned registrant hereby undertakes to:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act:
(ii)
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)	Include any additional or changed material information on the plan of distribution.

(2)           For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)           File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(5)           That for the purpose of determining any liability under the Securities Act to any purchaser:

(a)	If the small business issuer is relying on Rule 430B:

(i)
Each prospectus filed by the undersigned small business issuer pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)	If the small business issuer is subject to Rule 430C:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registrati onstatement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registran statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 18th day of September, 2008.

PETROSEARCH ENERGY CORPORATION

By /s/ Richard D. Dole
Richard D. Dole
President and Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed below by or on behalf of the following persons in the capacities and on the dates stated.

Signature	Title	Date

By /s/ Richard D. Dole	President, Chief Executive Officer	September 18, 2008
Richard D. Dole	and Chairman of the Board

By /s/ David J. Collins	Chief Financial Officer,	September 18, 2008
David J. Collins	Chief Accounting Officer,
and Principal Financial Officer

By /s/ Gerald Agranoff	Director	September 18, 2008
Gerald Agranoff

By /s/ Richard Majeres	Director	September 18, 2008
Richard Majeres

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Petrosearch Energy Corporation

We have audited the accompanying consolidated balance sheets of Petrosearch Energy Corporation and subsidiaries as of December 31, 2007 and 2006 and the related consolidated statements of operations, stockholders’ equity and cash flows for the years then ended.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Petrosearch Energy Corporation and subsidiaries as of December 31, 2007 and 2006, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Ham, Langston & Brezina, L.L.P.

Houston, Texas

March 21, 2008

PETROSEARCH ENERGY CORPORATION
CONSOLIDATED BALANCE SHEETS
December 31, 2007 and December 31, 2006

ASSETS	December 31, 2007	December 31, 2006
Current assets:
Cash	$8,033,611	$3,715,618
Accounts receivable:
Joint owners-billed, net of allowance of $62,179 at December 31, 2007 and $83,073 at December 31, 2006	203,671	421,081
Joint owners-unbilled	3,568	15,213
Oil and gas production sales	319,926	146,408
Prepaid expenses and other current assets	987,155	829,104
Total current assets	9,547,931	5,127,424

Property and equipment:
Oil and gas properties, full cost method of accounting:
Properties subject to amortization	33,235,534	23,462,639
Properties not subject to amortization	7,099,601	6,309,169
Other property and equipment	153,031	149,348
Total	40,488,166	29,921,156
Less accumulated depreciation, depletion and amortization	(3,266,658)	(2,357,347)
Total property and equipment, net	37,221,508	27,563,809

Prepaid oil and gas costs	1,432,906	14,507

Other assets	834,287	656,790

Total assets	$49,036,632	$33,362,530

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt	$2,066,087	$1,863,531
Current portion of long-term debt – Kallina	-	298,806
Trade note payable	-	409,819
Accounts payable	960,020	1,062,679
Accrued liabilities for Barnett property costs	2,379,073	597,918
Accrued liabilities	1,582,689	934,278
Warrants subject to mandatory redemption	321,140	317,752
Total current liabilities	7,309,009	5,484,783

Long-term debt, net of current portion	-	2,066,074
Long-term debt, net of current portion – Kallina	6,919,890	6,963,694
Convertible debt	13,914,013	-
Other long-term obligations	699,914	906,996
Total liabilities	28,842,826	15,421,547

Stockholders' equity:
Preferred stock, par value $1.00 per share, 20,000,000 shares Authorized:
Series A 8% convertible preferred stock, 1,000,000 shares authorized; 483,416 shares issued and outstanding at December 31, 2007and December 31, 2006	483,416	483,416
Series B convertible preferred stock, 100,000 shares authorized; 43,000 shares issued and outstanding at December 31, 2007 and December 31, 2006	43,000	43,000
Common stock, par value $0.001 per share, 100,000,000 shares Authorized; 40,941,841 and 37,927,070 shares issued and outstanding at December 31, 2007 and December 31, 2006, respectively	40,941	37,927
Additional paid-in capital	33,196,588	23,928,090
Un-issued common stock	288,172	771,429
Accumulated deficit	(13,858,311)	(7,322,879)
Total stockholders' equity	20,193,806	17,940,983

Total liabilities and stockholders' equity	$49,036,632	$33,362,530

The accompanying notes are an integral part of these consolidated financial statements

PETROSEARCH ENERGY CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
for the years ended December 31, 2007 and 2006

	Year Ended
	December 31,
	2007	2006

Oil and gas production revenues	$1,827,664	$1,232,958

Operating costs and expenses:
Lease operating and production taxes	731,915	653,265
Depreciation, depletion and amortization	909,311	391,347
General and administrative	3,022,739	2,766,235

Total costs and expenses	4,663,965	3,810,847

Operating loss	(2,836,301)	(2,577,889)

Other income (expense):
Interest income	230,951	73,585
Interest expense	(1,905,066)	(639,180)
Amortization of financing costs and debt discount	(2,021,628)	(161,887)
Gain on sale of securities	-	1,000,000
Change in value of warrant liability	(3,388)	(16,554)

Total other income (expense)	(3,699,131)	255,964

Net loss	$(6,535,432)	$(2,321,925)

Basic and diluted net loss per common share	$(0.17)	$(0.08)

Weighted average common shares	39,476,379	31,253,819

See accompanying notes to unaudited condensed
consolidated financial statements

PETROSEARCH ENERGY CORPORATION
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
For the years ended December 31, 2007 and 2006

			Series A		Series B		Additional	Unissued		Total Stock-
	Common Stock		Preferred Stock		Preferred Stock		Paid-In	Common	Accumulated	Holders
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stock	Deficit	Equity

Balance at December 31, 2005	28,497,761	$28,497	483,416	$483,416	43,000	$43,000	$18,089,828	$545,000	$(5,000,954)	$14,188,787
Common stock issued for cash	8,368,576	8,369					4,787,768	771,429		5,567,566
Issuance of common stock committed	500,000	500					544,500	(545,000)		-
Common stock issued for employee compensation	300,000	300					239,700			240,000
Common stock issued for services	82,500	83					54,501			54,584
Exercise of warrants	178,233	178					174,491			174,669
Issuance of warrants to lender							37,302			37,302
Net loss									(2,321,925)	(2,321,925)
Balance at December 31, 2006	37,927,070	$37,927	483,416	$483,416	43,000	$43,000	$23,928,090	$771,429	$(7,322,879)	$17,940,983

The accompanying notes are an integral part of these consolidated financial statements.

PETROSEARCH ENERGY CORPORATION
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
For the years ended December 31, 2007 and 2006

	Common Stock		Series A Preferred Stock		Series B Preferred Stock		Additional Paid-In	Unissued Common	Accumulated	Total Stock- Holders
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stock	Deficit	Equity

Balance at December 31, 2006	37,927,070	$37,927	483,416	$483,416	43,000	$43,000	$23,928,090	$771,429	$(7,322,879)	$17,940,983
Issuance of common stock committed, net of additional costs of raising capital	771,429	771					751,315	(771,429)		(19,343)
Common stock issued for leasehold costs	1,700,000	1,700					1,675,300			1,677,000
Common stock issued for employee compensation	25,000	25					20,725			20,750
Common stock issued for services	50,000	50					61,926			61,976
Common stock issued for interest expense	437,308	437					574,460			574,897
Common stock issued for board compensation	31,034	31					44,969			45,000
Common stock committed for interest expense								288,172		288,172
Issuance of warrants with debt							3,471,835			3,471,835
Beneficial conversion feature of convertible debt							2,667,968			2,667,968
Net loss									(6,535,432)	(6,535,432)
Balance at December 31, 2007	40,941,841	$40,941	483,416	$483,416	43,000	$43,000	$33,196,588	$288,172	$(13,858,311)	$20,193,806

See accompanying notes to unaudited condensed consolidated financial statements

PETROSEARCH ENERGY CORPORATION
CONSOLIDATED STATEMENT OF CASH FLOWS
For the years ended December 31, 2007 and 2006

	2007	2006
Cash flows from operating activities:
Net loss	$(6,535,432)	$(2,321,925)
Adjustments to reconcile net loss to net cash used in operating activities:
Depletion, depreciation and amortization expense	909,311	391,347
Stock-based compensation and interest expense	990,795	294,584
Amortization of deferred rent	(5,082)	(5,082)
Amortization of debt discount and beneficial conversion feature	1,644,124	82,686
Amortization of financing costs	377,504	79,201
Accretion of asset retirement obligation	33,433	28,505
Change in value of warrant liability	3,388	16,554
Bad debt expense	25,000	-
Gain on sale of securities	-	(1,000,000)
Changes in operating assets and liabilities:
Accounts receivable	30,537	488,455
Prepaid expenses and other assets	(344,140)	(960,403)
Accounts payable and accrued liabilities	865,391	853,423
Trade note payable	(409,819)	409,819

Net cash used in operating activities	(2,414,990)	(1,642,836)

Cash flows from investing activities:
Capital expenditures, including purchases and development of properties	(9,082,326)	(14,141,190)
Proceeds from sale of property	-	509,015
Proceeds from sale of securities	-	1,000,000

Net cash used in investing activities	(9,082,326)	(12,632,175)

Cash flows from financing activities:
Additional costs of raising capital	(19,343)	-
Proceeds from the sale of common stock	-	5,760,616
Proceeds from exercise of warrants	-	174,669
Proceeds from convertible debt	18,100,000	-
Proceeds from notes payable	-	10,880,000
Repayment of notes payable	(2,265,348)	(2,877,500)

Net cash provided by financing activities	15,815,309	13,937,785

Net increase (decrease) in cash and cash equivalents	4,317,993	(337,226)

Cash and cash equivalents at beginning of period	3,715,618	4,052,844

Cash and cash equivalents at end of period	$8,033,611	$3,715,618

Supplemental disclosures of cash flow information:
Interest paid	$399,315	$546,031

Income taxes paid	-	-

The accompanying notes are an integral part of these consolidated financial statements.

PETROSEARCH ENERGY CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	Organization and Significant Accounting Policies

Organization

Petrosearch Energy Corporation (the “Company”), a Nevada Corporation formed in November 2004, is an independent crude oil and natural gas exploration and production company based in Houston, Texas, with a second office in Dallas, Texas.  The Company is the successor of Petrosearch Corporation, a Texas corporation formed in August 2003.  The Company’s operations are focused in two main areas of the lower 48 states of the United States with existing production in Texas, North Dakota and Oklahoma.  The majority of the Company’s efforts are focused on growth through the drill bit in the Barnett Shale project through its participation in DDJET Limited LLP and the Texas panhandle water flood that it operates.  The Company’s goal is to develop additional production and reserves from its existing resource base.

Principles of Consolidation

The consolidated financial statements presented herein include the accounts of the Company and its wholly-owned subsidiaries.  In addition, during 2007 and 2006, the consolidated financial statements of the Company include its pro-rata share of the accounts of the DDJET Limited LLP Partnership, in which the company has a 5.54 percent ownership interest.  All significant inter-company accounts and transactions have been eliminated.

Accounting Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  The Company’s most significant financial estimates are based on remaining proved natural gas and oil reserves. Estimates of proved reserves are key components of the Company’s depletion rate for natural gas and oil properties and its full cost ceiling test limitation. In addition, estimates are used in computing taxes, preparing accruals of operating costs and production revenues, asset retirement obligations and fair value of stock options and the related compensation expense. See Note 14 — Supplemental Oil and Gas Information (Unaudited) for more information relating to estimates of proved reserves. Because there are numerous uncertainties inherent in the estimation process, actual results could differ materially from these estimates.

Business Segments

The Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards (“SFAS”) 131, “Disclosures about Segments of an Enterprise and Related Information” establishes standards for reporting information about operating segments. Operating segments are defined as components of an enterprise that engage in activities from which it may earn revenues and incur expenses. Operating segments have separate financial information and this information is regularly evaluated by the chief decision maker for the purpose of allocating resources and assessing performance.

Segment reporting is not applicable for the Company as each of its operating areas has similar economic characteristics and each meets the criteria for aggregation as defined in SFAS 131. All of the Company’s operations involve the exploration, development and production of natural gas and oil, and all of its operations are located in the United States. The Company has a single, company-wide management team that administers all properties as a whole rather than as discrete operating segments. The Company tracks only basic operational data by area, and does not maintain comprehensive financial statement information by area. The Company measures financial performance as a single enterprise and not on an area-by-area basis. Throughout the year, the Company freely allocates capital resources on a project-by-project basis across its entire asset base to maximize profitability without regard to individual areas or segments.

Oil and Gas Properties

The Company follows the full cost method of accounting for crude oil and natural gas properties. Under this method, all direct costs and certain directly related internal costs associated with acquisition of properties and successful, as well as unsuccessful, exploration and development activities are capitalized.  Development costs capitalized include costs incurred to provide improved recovery systems such as the cost to drill injection wells. In addition, if the materials injected in the reservoir under improved recovery techniques are deemed to be of benefit over the life of the entire project, the costs of the materials are capitalized and amortized along with the wells and related facilities.

Production costs incurred to operate and maintain wells and related equipment and facilities become part of the cost of oil and gas produced and are expensed during the period incurred. Production costs for the Company’s waterflood properties includes a maximum $15,000 monthly operating expense for maintenance of the water treatment facility. In addition, production costs include any other costs to inject nonrecoverable materials into the reservoir under improved recovery techniques when related to current production.

Depreciation, depletion and amortization of capitalized crude oil and natural gas properties and estimated future development costs, excluding unproved properties, are based on the unit-of-production method based on proved reserves.

Net capitalized costs of crude oil and natural gas properties, as adjusted for asset retirement obligations, net of salvage value, are limited, by country, to the lower of unamortized cost or the cost ceiling, defined as the sum of the present value of estimated future net revenues from proved reserves based on unescalated prices discounted at 10 percent, plus the cost of properties not being amortized, if any, plus the lower of cost or estimated fair value of unproved properties included in the costs being amortized, if any, less related income taxes.  Excess costs are charged to proved property impairment expense.  No gain or loss is recognized upon sale or disposition of crude oil and natural gas properties, except in unusual circumstances.

The following table reflects the depletion expense incurred from oil and gas properties during the years ended December 31, 2007 and 2006:

	2007	2006

Depletion Expense	$879,171	$361,933
Depletion expense per BOE produced	$24.41	$18.51

At December 31, 2007 and 2006, unproved oil and gas properties not subject to amortization included $7,099,601 and $6,309,169, respectively, of property acquisition, exploration and development costs that are not being amortized.  These costs will begin to be amortized when they are evaluated and proved, reserves are discovered, impairment is indicated or when the lease terms expire.  Unproved leasehold costs consist of interest in leases located in Mississippi, Oklahoma and Texas.

The following table reflects the periods when costs were incurred for unproved oil and gas properties costs:

	2004	2005	2006	2007	Total

Property acquisition costs	$309,961	$431,334	$1,725,390	$1,160,981	$3,627,666
Exploration costs	-	-	2,576,703	895,232	3,471,935

Total	$309,961	$431,334	$4,302,093	$2,056,213	$7,099,601

Unproved properties represent costs associated with properties on which the Company is performing exploration activities or intends to commence such activities.  These costs are reviewed periodically for possible impairments or reduction in value based on geological and geophysical data. If a reduction in value has occurred, costs being amortized are increased.

Other Property and Equipment

Property and equipment is stated at cost.  Depreciation is computed using the straight-line method over the estimated useful lives of 3 to 5 years for office furniture and equipment and transportation and other equipment.  Additions or improvements that increase the value or extend the life of an asset are capitalized.  Expenditures for normal maintenance and repairs are expensed as incurred.  Disposals are removed from the accounts at cost less accumulated depreciation and any gain or loss from disposition is reflected in operations.  Depreciation expense for other property and equipment for the years ended December 31, 2007 and 2006 was $30,140 and $29,414, respectively.

Asset Retirement Obligations

Effective January 1, 2003, the Company adopted Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations (“SFAS 143”). This statement applies to obligations associated with the retirement of tangible long-lived assets that result from the acquisition, construction and development of the assets. SFAS 143 requires that the fair value of a liability for a retirement obligation be recognized in the period in which the liability is incurred. For oil and gas properties, this is the period in which an oil or gas well is acquired or drilled. The asset retirement obligation is capitalized as part of the carrying amount of the Company’s oil and gas properties at its discounted fair value. The liability is then accreted each period until the liability is settled or the well is sold, at which time the liability is reversed.

A reconciliation of the Company’s asset retirement obligation liability is as follows:

	As of December 31,
	2007	2006
Beginning asset retirement obligation	$875,077	$633,455
Liabilities incurred	5,798	76,826
Liabilities settled	(5,732)	(30,056)
Revisions in estimated cash flows	(103,721)	166,347
Accretion expense	33,433	28,505
Ending asset retirement obligation	$804,855	$875,077

Cash and Cash Equivalents

For purposes of reporting cash flows, the Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents.

Receivables

The Company routinely assesses the recoverability of all material trade and other receivables to determine their collectability.  Many of the Company’s receivables are from joint interest owners on properties of which the Company is the operator.  Thus, the Company may have the ability to withhold future revenue disbursements to recover any non-payment of joint interest billings.  Generally, the Company's crude oil and natural gas receivables are collected within two months.  The Company accrues a reserve on a receivable when, based on the judgment of management, it is probable that a receivable will not be collected and the amount of any reserve may be reasonably estimated.  As of December 31, 2007 and 2006, the Company provided an allowance of $62,179 and $83,073, respectively, for doubtful accounts for trade receivables or joint interest owner receivables.

Fair Value of Financial Instruments

The Company includes fair value information in the notes to financial statements when the fair value of its financial instruments is different from the book value.  When the book value approximates fair value, no additional disclosure is made, which is the case for financial instruments outstanding as of December 31, 2007 and 2006.  The Company assumes the book value of those financial instruments that are classified as current approximates fair value because of the short maturity of these instruments.  For non-current financial instruments, the Company uses quoted market prices or, to the extent that there are no available quoted market prices, market prices for similar instruments.

Restoration, Removal and Environmental Liabilities

The Company is subject to extensive federal, state and local environmental laws and regulations.  These laws regulate the discharge of materials into the environment and may require the Company to remove or mitigate the environmental effects of the disposal or release of petroleum substances at various sites.  Environmental expenditures are expensed or capitalized depending on their future economic benefit.  Expenditures that relate to an existing condition caused by past operations and that have no future economic benefit are expensed.

Liabilities for expenditures of a noncapital nature are recorded when environmental assessments and/or remediation is probable, and the costs can be reasonably estimated.  Such liabilities are generally undiscounted unless the timing of cash payments for the liability or component is fixed or reliably determinable.  As of December 31, 2007, the Company has included approximately $185,000 in its asset retirement obligation liability for future restoration costs on drilled properties.

Concentration of Credit Risk and Major Customers

Financial instruments which subject the Company to concentrations of credit risk include cash and cash equivalents and accounts receivable.  The Company maintains its cash and cash equivalents with major financial institutions selected based upon management’s assessment of the banks’ financial stability.  Balances regularly exceed the $100,000 federal depository insurance limit.  The Company has not experienced any losses on deposits.

Excluding the Company’s revenue from the DDJET Partnership, which is marketed by the operator of the project and comprises 33% of the Company’s 2007 revenue, 59% of its revenue was received from three customers in 2007.   During the year ended December 31, 2006, 84% of the Company’s revenue was received from three customers as follows:

	2007	2006

Customer A	$729,896	$787,839
Customer B	194,519	83,375
Customer C	161,919	160,605
DDJET	601,790	-
Others	139,540	201,139

Total	$1,827,664	$1,232,958

The Company had no other single customer that accounted for 10% or more of revenues in 2007 or 2006.  The Company believes there is a sufficient market to support its revenues in the event the Company was to lose some or all of its current customers given the nature of the high demand of its products.

The Company performs ongoing credit evaluations and generally requires no collateral from its customers or other joint interest owners.  As of December 31, 2007, 42%, 27%, and 13% of accounts receivable from oil and gas sales were from three customers.  As of December 31, 2007, 79% of accounts receivable from joint interest owners was from one joint interest owner.  No other single customer or joint interest owner accounted for more than 10% of accounts receivable revenue or accounts receivable from joint owners.

Revenue Recognition

The Company uses the entitlements method of accounting for the recognition of natural gas and oil revenues. Under this method of accounting, income is recorded based on the Company’s net revenue interest in production or nominated deliveries. The Company recognizes and records sales gross of production taxes when production is delivered to a specified pipeline point, at which time title and risk of loss are transferred to the purchaser. The Company’s arrangements for the sale of natural gas and oil are evidenced by written contracts with determinable market prices based on published indices. The Company continually reviews the creditworthiness of its purchasers in order to reasonably assure the timely collection of its receivables. Historically, the Company has experienced no material losses on receivables.

Earnings (Loss) Per Share

The Company provides basic and dilutive earnings (loss) per common share information for each year presented.  The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding.  Diluted net loss per common share is computed by dividing the net loss, adjusted on an “as if converted” basis, by the weighted average number of common shares outstanding plus potential dilutive securities.  For the years ended December 31, 2007 and 2006, potential dilutive securities, assuming the Company had net income, that had an anti-dilutive effect and were not included in the calculation of diluted net loss per common share consisted of warrants for the purchase of 1,596,234 and 63,210 common shares, respectively, and convertible preferred stock convertible into 94,218 common shares.  In addition, potential dilutive securities, assuming the Company had net income, that had an anti-dilutive effect and were not included in the calculation of diluted net loss per common share also consisted of debt convertible into 18,378,571 common shares in 2007.

Stock Based Compensation

On January 1, 2006, the Company adopted SFAS 123(R), “Share-Based Payment” using the “modified prospective method” as defined by SFAS 123 (R). SFAS 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized as stock-based compensation expense in the Company’s Consolidated Statement of Operations based on their fair values. Proforma disclosure is no longer an alternative.  Accordingly, the Company now recognizes compensation expense for all stock options.

Capitalized Interest

The Company capitalizes interest on expenditures made in connection with exploration and development projects that are not subject to current amortization.  Interest is capitalized only for the period that activities are in progress to bring these projects to their intended use.    Interest capitalized in 2007 and 2006 was $102,625 and $120,802, respectively.

Income Taxes

The Company uses the liability method in accounting for income taxes.  Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and income tax carrying amounts of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.  A valuation allowance, if necessary, is provided against deferred tax assets, based upon management’s assessment as to their realization.

Other Income

On May 5, 2006 the Company sold 1,500,000 shares of Texcom Stock for a total of $1,000,000.  The Company acquired the shares in November 2003 pursuant to a merger and a sale of a subsidiary.

Off Balance Sheet Arrangements

From time-to-time, the Company enters into off-balance sheet arrangements and transactions that can give rise to off-balance sheet obligations. As of December 31, 2007, the off-balance sheet arrangements and transactions that the Company has entered into include two operating lease agreements for office space. The Company does not believe that these arrangements are reasonably likely to materially affect its liquidity or availability of, or requirements for, capital resources.

New Accounting Pronouncements

The following new accounting pronouncements were adopted during 2007 and the effect of such adoption, if applicable, has been presented in the accompanying Consolidated Financial Statements:

SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments—an amendment of FASB Statements No. 133 and 140.” In February 2006, the FASB issued SFAS No. 155, which amends SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” and SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.” SFAS No. 155 allows financial instruments that have embedded derivatives to be accounted for at fair value at acquisition, at issuance, or when a previously recognized financial instrument is subject to a remeasurement (new basis) event, on an instrument-by-instrument basis, in cases in which a derivative would otherwise have to be bifurcated. SFAS No. 155 was effective for the Company for all financial instruments acquired, issued, or subject to remeasurement after January 1, 2007, and for certain hybrid financial instruments that have been bifurcated prior to the effective date, for which the effect is to be reported as a cumulative-effect adjustment to beginning retained earnings. The adoption of SFAS No. 155 did not have an impact on the Company’s consolidated results of operations, cash flows or financial position.

In July 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement 109” (“FIN 48”), which clarifies the accounting for uncertainty in tax positions taken or expected to be taken in a tax return, including issues relating to financial statement recognition and measurement. FIN 48 provides that the tax effects from an uncertain tax position can be recognized in the financial statements only if the position is “more-likely-than-not” to be sustained if the position were to be challenged by a taxing authority. The assessment of the tax position is based solely on the technical merits of the position, without regard to the likelihood that the tax position may be challenged. If an uncertain tax position meets the “more-likely-than-not” threshold, the largest amount of tax benefit that is more than 50 percent likely to be recognized upon ultimate settlement with the taxing authority, is recorded. The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings. Consistent with the requirements of FIN 48, the Company adopted FIN 48 on January 1, 2007. The Company evaluated the impact of adopting FIN 48 and concluded that the interpretation did not have a material impact on its results of operations or financial position.

FSP No. FAS 123(R)-5, “Amendment of FASB Staff Position FAS 123(R)-1.” In October 2006, the FASB staff issued FSP No. FAS 123-5 to address whether a modification of an instrument in connection with an equity restructuring should be considered a modification for purposes of applying FSP No. FAS 123(R)-1, “Classification and Measurement of Freestanding Financial Instruments Originally Issued in Exchange for Employee Services under FASB Statement No. 123(R).” In August 2005, the FASB issued FSP FAS 123(R)-1 to defer indefinitely the effective date of paragraphs A230-A232 of SFAS No. 123(R), and thereby require entities to apply the recognition and measurement provisions of SFAS No. 123(R) throughout the life of an instrument, unless the instrument is modified when the holder is no longer an employee. The recognition and measurement of an instrument that is modified when the holder is no longer an employee should be determined by other applicable GAAP. FSP No. FAS 123(R)-5 addresses modifications of stock-based awards made in connection with an equity restructuring and clarifies that for instruments that were originally issued as employee compensation and then modified, and that modification is made to the terms of the instrument solely to reflect an equity restructuring that occurs when the holders are no longer employees, no change in the recognition or the measurement (due to a change in classification) of those instruments will result if certain conditions are met. The guidance in this FSP was effective for the Company as of January 1, 2007. The adoption of FSP No. FAS 123(R)-5 did not have a material effect on consolidated results of operations, financial position or cash flows.

FSP No. AUG AIR-1, “Accounting for Planned Major Maintenance Activities.” In September 2006, the FASB issued FSP No. AUG AIR-1. This FSP prohibits the use of the accrue-in-advance method of accounting for planned major maintenance activities in annual and interim financial reporting periods, if no liability is required to be recorded for an asset retirement obligation based on a legal obligation for which the event obligating the entity has occurred. The FSP also requires disclosures regarding the method of accounting for planned major maintenance activities and the effects of implementing the FSP. The guidance in this FSP was effective for The Company as of January 1, 2007 and was to be applied retrospectively for all financial statements presented. The adoption of FSP No. AUG AIR-1 did not have an effect on the Company’s consolidated results of operations, financial position or cash flows.

Pending.    The following new accounting pronouncements have been issued, but have not yet been adopted as of December 31, 2007:

SFAS No. 157, “Fair Value Measurements.” In September 2006, the FASB issued SFAS No. 157, which defines fair value, establishes a framework for measuring fair value in GAAP, and expands disclosures about fair value measurements. SFAS No. 157 does not require any new fair value measurements. However, in some cases, the application of SFAS No. 157 may change the Company’s current practice for measuring and disclosing fair values under other accounting pronouncements that require or permit fair value measurements. For the Company, SFAS No. 157 is effective as of January 1, 2008 and must be applied prospectively except in certain cases. The adoption of SFAS No. 157 is not expected to materially affect the Company’s consolidated results of operations, financial position or cash flows.

SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” In February 2007, the FASB issued SFAS No. 159, which permits entities to choose to measure certain financial instruments at fair value. For the Company, SFAS No. 159 is effective as of January 1, 2008. The Company has determined it will not elect fair value measurements for financial assets and financial liabilities included in the scope of SFAS No. 159.

SFAS No. 141R, “Business Combinations.” In December 2007, the FASB issued SFAS No. 141R which replaces SFAS No. 141, “Business Combinations.” SFAS No. 141R requires the acquiring entity in a business combination to recognize all and only the assets acquired and liabilities assumed in the transaction, establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed, requires the acquirer to disclose to investors and other users all of the information they need to evaluate and understand the nature and financial effect of the business combination and further requires that acquisition-related costs, except for costs to issue debt or equity securities, be expensed in the period incurred. SFAS No. 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008 and cannot be early adopted.

SFAS No. 160, “Noncontrolling Interest in Consolidated Financial Statements.” In December 2007, the FASB issued SFAS No. 160 which requires all entities to report noncontrolling (minority) interests in subsidiaries as equity in the consolidated financial statements. SFAS No. 160 eliminates the diversity that currently exists in accounting for transactions between an entity and noncontrolling interests by requiring they be treated as equity transactions. SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 and early adoption is prohibited. The Company is currently evaluating the effect of adopting SFAS No. 160, and cannot currently estimate the effect it will have on its consolidated results of operations, financial position or cash flows.

EITF 06-11 “Accounting for Income Tax Benefits of Dividends on Share-Based Payment Awards.” In June 2007, the FASB Emerging Issues Task Force (EITF) reached a consensus that a realized income tax benefit from dividends or dividend equivalents that are charged to retained earnings and are paid to employees for equity classified nonvested equity shares, nonvested equity share units and outstanding equity share options should be recognized as an increase to additional paid-in capital. The amount recognized in additional paid-in capital for the realized income tax benefit from dividends on those awards should be included in the pool of excess tax benefits available to absorb tax deficiencies on share-based payment awards. EITF 06-11 will be applied prospectively to the income tax benefits that result from dividends on equity-classified employee share-based payment awards that are declared after December 31, 2007. The effect of adopting EITF 06-11 is not expected to be material to the Company’s consolidated results of operations, financial position or cash flows.

EITF 07-01 “Accounting for Collaborative Arrangements.” In December 2007, the FASB ratified a consensus reached by the EITF to define collaborative arrangements and to establish reporting requirements for transactions between participants in a collaborative arrangement and between participants in the arrangement and third parties. A collaborative arrangement is a contractual arrangement that involves a joint operating activity. These arrangements involve two (or more) parties who are both (a) active participants in the activity and (b) exposed to significant risks and rewards dependent on the commercial success of the activity. EITF 07-01 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. An entity should report the effects of applying EITF 07-01 as a change in accounting principle through retrospective application to all prior periods presented for all arrangements existing as of the effective date. The Company is currently evaluating the effect of adopting EITF 07-01, but does not believe it will have a material effect on its consolidated results of operations, financial position or cash flows.

2.	Sale of Oil and Gas Properties

In November 2006, the Company sold its interests in Burleson County, Texas for proceeds of $509,015.  The transaction has been reflected in the accompanying financial statements as a reduction of capitalized oil and gas properties as required by accounting principles generally accepted in the United States of America.  Proformas are not included as this was not a producing property.

On August 20, 2007, a subsidiary of the Company assigned all rights, title and interest in the Harper wellbore for $12,500 net to the subsidiary.

3.	Agreements Regarding Interests in Oil and Gas Properties

Barnett Shale Project, 8 Counties, Texas

Effective December 15, 2006, the Company’s wholly owned subsidiary, Barnett Petrosearch LLC (“Barnett”), joined in the formation of a Partnership, DDJET Limited LLP, (“Partnership”) for the development of Barnett Shale properties in the Fort Worth Basin, Texas. Barnett owns a 5.54% interest in the Partnership along with partners, Metroplex Barnett Shale LLC (a wholly owned subsidiary of Exxon Mobil Corporation), which directs operations, and Cinco County Barnett Shale LLC, (a privately held Dallas-based company).  The decision to hold the Company’s ownership interest in the oil and gas leases and infrastructure assets of the Barnett Shale project in a partnership was to ensure the alignment of the interests of all the owners and to simplify the operations relative to the project.

The Partnership’s assets include all leases acquired to date within an 8-county contract area, under a previous agreement among affiliates of the three partners, along with associated facilities including nearly 100 miles of pipeline and options on separate pipeline rights of way. Pursuant to the Partnership agreement the Company takes its gas in-kind and is billed separately each month for its proportionate share of the leasing, drilling and completion costs as if its interest was a working interest.  ExxonMobil has agreed to market the Company’s gas for the first year of the partnership.

The Partnership Agreement provides for an initial agreed capital and cash and non-cash operating expense budget which runs through calendar 2008.  The Initial budget cannot be amended unless unanimously agreed to by the partners. As of January 1, 2007, the Company’s capital requirement through 2008 based upon Barnett’s Partnership percentage is approximately $18,300,000.  The Partnership will continue its leasing activities within the 8-county contract area, but the current oil and gas lease inventory is sufficient to support all Partnership drilling activities through the initial budget period.

The Partnership Agreement provides that if a partner does not meet its financial obligations on a timely basis, the defaulting partner can be, among other available remedies, expelled from the Partnership.  If this occurs and if unanimous  agreement  as  to  the  value of the defaulting partner's Partnership interest  cannot  be  reached, then the value of that partner's interest will be determined  using  the Partnership's appraisal methods.  All accrued obligations and fees related to the valuation would then be deducted.  The resulting figure would then be further reduced by an additional thirty percent (30%) to achieve a figure which is the amount which would be paid to the defaulting partner for its interest upon expulsion.

As of December 31, 2007 and 2006, the Company has capitalized Barnett property costs of approximately $11,297,000 and $5,501,000, respectively.

In 2008, the Company executed an authorization to the general partner of the Partnership to immediately commence a sales marketing program to interested potential purchasing parties in order to fully assess the current market value of DDJET.  The Company has no obligation to sell its Partnership interest and retains all of the rights under the DDJET partnership agreement in the event of a proposed sale by the partners in which the Company chooses not to participate.

Southwest Garwood Project, Colorado County, Texas

Effective November 1, 2006, the Company exercised its option to acquire a 100% working interest (68% after payout working interest) from Rock Energy Partners Operating, L.P. in the Anthony Kallina et al lease covering 438.16 acres and the existing Kallina 46#1 well in the Southwest Garwood Field of Colorado County, Texas.  As part of this transaction, the Company gave up a 20% working interest in 240 acres and a 21.5% after payout working interest in 445 acres.

In connection with Petrosearch’s exercise of the option and acquisition of these interests into its newly formed subsidiary, Garwood Petrosearch, Inc. (“Garwood”), Garwood executed an agreement with Laurus Master Fund, Ltd.  (“Laurus”) for Laurus to provide financing for the acquisition, payment of the previous working interest owner’s vendor obligations and the completion costs for the  Kallina 46#1 well (Note 6).

On November 13, 2006, Garwood farmed out a 12.5% working interest in the Kallina lease and the Kallina 46 #1 well to an industry partner on a heads up basis.  Garwood retains an 87.5% working interest in the Kallina lease and the Kallina 46 #1 well before payout and a 59.5% working interest after payout.

In the SW Garwood project, as a result of the exercise of this option and the sale of the interest in the entire SW Garwood Project, Petrosearch entities now own a 16% working interest in 640 acres; a 16% after payout working interest in 640 acres; and an 87.5% before payout and 75.5% after payout working interest in 438 acres.

The net cost to exercise the Company’s option after the 12.5% farm-out was approximately $4,500,000.  Included in property costs as of December 31, 2007 and 2006, is approximately $6,932,000 and $5,400,000, respectively, of costs related to the Southwest Garwood Project.

North Texas/Panhandle Water Flood Project

Effective November 15, 2005, the Company entered into an agreement to purchase a 100% working interest in 1755 acres of leases in the Quinduno Field located in Roberts County, Texas from Quinduno Energy, L.L.C, (“Quinduno”).   Subsequently on November 15, 2007, the parties agreed to change the amount of shares and stock owed under the first agreement.  The agreement and subsequent agreement provided for the payment of the purchase price of $1,850,000 cash and 2,700,000 shares of unregistered common shares of the Company valued at $2,767,000.  All cash and stock due under the agreements have been paid as of December 31, 2007, other than $300,000 which was paid in January 2008.  Upon completion of the entire project, the seller will back in for a 10% working interest after Petrosearch has been repaid all capital expenditure costs plus $9.5 million.

At any time after completion of the first phase of the project, which has been completed as of December 31, 2007, should the Company, in the Company’s sole discretion, determine to terminate further operations, then the Company must offer Quinduno the Company’s interest in the leases for a purchase price equal to an internal rate of return to the Company of twenty-two and one half percent (22.5%), calculated monthly, using the closing date under the Agreement as the commencement date and, taking into account all acquisition cash, all capital expenditures, plus a sum of $7,500,000 and the net income received from the project. Quinduno will have 45 days to exercise its right of refusal to repurchase the leases, at which time, upon Quinduno's refusal to repurchase, the Company may sell the Company’s interest in the leases to a third party.

4.	Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consist of the following at December 31, 2007 and 2006:

	2007	2006
Prepaid expenses	$172,093	$244,775
Prepaid bonds	292,332	285,022
Current portion of financing costs	498,668	235,429
Other receivables	24,062	63,878
	$987,155	$829,104

5.	Accrued Liabilities

Accrued liabilities consist of the following at December 31, 2007 and 2006:

	2007	2006

Revenue payable and operated prepayment liability	$52,141	$367,915
Accrued interest payable	914,367	169,060
Accrued liabilities for capital additions	38,530	6,531
Financing costs payable	251,125	193,050
Accrued liability for professional fees	142,599	84,778
Current portion of asset retirement obligation	128,023	-
Other accrued expenses	55,904	112,944

	$1,582,689	$934,278

6.	Long-Term Debt and Notes

At December 31, 2007, all principal payments are due within a three year period as follows:

	2008	2009	2010	Less Debt Discount	December 31, 2007 Debt Balance

Revolving Credit Facility	$2,135,000	-	-	(68,913)	$2,066,087

Secured Term Note	-	$7,127,152	-	(207,262)	$6,919,890

Convertible Debt (1)	-	-	$18,775,000	(4,860,987)	$13,914,013

Total Payments	$2,135,000	$7,127,152	$18,775,000	(5,137,162)	$22,899,990

(1) This table assumes the convertible debt is not converted into shares of common stock of the Company prior to the maturity date of the debt.

Revolving Credit Agreement

On September 29, 2005, the Company entered into an amended and restated revolving credit agreement to borrow up to $10,000,000 over a two-year period to October 1, 2007, from a private, non-public entity.  The agreement has supplemental terms that were effective on October 16, 2006 through a separate letter agreement as discussed below. Proceeds of the credit line are to be used to finance activity related to eight new prospects including costs associated with acquisitions of oil and gas leases, oil and gas drilling, reworking, production, transportation, marketing and plugging activities under the leases, and all lender charges and fees.  Advances under the amended and restated revolving credit agreement bear interest at a rate of the Wall Street Journal Prime Rate plus three percent (3%) per year.  Each advance of principal under the amended facility is treated as a separate loan and is repayable in six (6) interest only installments followed by up to twenty four (24) principal and interest installments based upon a 30-month amortization. The Company will be assessed a one quarter of one percent (.25%) standby fee on available undrawn principal each quarter.  The note matures on April 1, 2008. As of December 31, 2007, the balance outstanding under the line of credit agreement was $2,135,000, all of which is due in 2008.

The loan is collateralized by a first lien on the particular oil and gas leases acquired with the funds which had a carrying amount of approximately $2.8M as of December 31, 2007, but the Company is entitled to obtain partial releases if the ratio of proved developed and proved undeveloped reserves underlying the collateral base meets certain criteria. According to the terms of the agreement, the unused available funds under the line of credit will only be available for draw by the Company if at all times the Company’s proved developed reserves equal or exceed twenty-five percent (25%) of the outstanding principal and interest indebtedness under the agreement and if the principal balance of the note outstanding after the requested draw is less than the sum of 1) the actual costs of the oil and gas lease purchased and or funded, and 2) the sum of 75% of the Company’s proved developed reserves and 50% of the Company’s proved undeveloped reserves from all sources pledged as collateral.

As consideration for entering into the agreement, the lender received an overriding royalty in each oil and gas lease acquired with facility funds equal to 2% of the Company's acquired net revenue interest in the lease. The overriding royalty interests were earned when the lender funds have been utilized by the Company for direct and or indirect acquisition expenses or drilling expenses.  In addition, the lender received 100,000 warrants (2005 warrants) to purchase common stock of the Company at an exercise price of $2.00 per share and an expiration date of November 1, 2007.

Under the terms of the credit facility, the Company is required to offer to the lender the opportunity to participate in up to a minimum of 33.3% and up to 100% based on the sole discretion of the Company.

On October 16, 2006, the Company entered into a Letter Agreement to amend its existing revolving credit facility with the lender. The principal available under the revolving borrowing base remains $10,000,000. Under the terms of the transaction, Fortuna advanced the Company $780,000 for the purpose of paying amounts due for the Barnett Shale Project which was repaid to Fortuna in December, 2006. As part of the financing, the Company pledged additional interests in its oil and gas properties as collateral. The lender also agreed to relinquish all of its past and future overriding royalty interest assignments delivered to the lender other than assignments associated with the Blue Ridge Field upon debt repayment. In addition, the Company agreed to issue to Fortuna 475,000 five year warrants with a strike price of $0.92 per share (2006 warrants). The Warrants contain a "put" provision which will allow Fortuna to "put" the warrants to the Company at a price of $0.65 per share for two (2) years. Additionally, as part of the transaction, the Company agreed to issue 100,000 new warrants, which expire five (5) years from the date of issue, at a price of $0.92 per share (2006 warrants) to replace 100,000 warrants previously issued to Fortuna at a price of $2.00 per share, which were previously set to expire on November 1, 2007. The warrants have piggyback registration rights. All other terms of the amended and restated revolving credit agreement remain in full force and effect.

The Company allocates the proceeds received from debt with detachable warrants using the relative fair value of the individual elements at the time of issuance. The amount allocated to the 2006 and 2005 warrants as a debt discount was calculated at $338,500 and $88,422, respectively.  The unamortized debt discount was $68,913 and $335,395 at December 31, 2007 and 2006, respectively. The debt discount is recognized as interest expense over the period until the notes mature. In the event the debt is settled prior to the maturity date, an expense will be recognized based on the difference between the carrying amount and the amount of the payment.

Secured Term Note

Garwood Petrosearch, Inc. (“Garwood”), a wholly-owned subsidiary of the Company, executed a Securities Purchase Agreement and Secured Term Note with an entity to provide financing for payment of obligations related to the drilling of the Kallina 46 #1 well and payment of the future completion costs for the Kallina 46 #1.   The note is for the amount of $8,300,000 and matures on November 1, 2009.  Advances under the note bear interest at Wall Street Journal Prime plus 2% with a minimum interest rate of 8% and a maximum interest rate of 15%.  Payments under the note will be paid from 90% of net production revenues beginning on the earlier to occur of (i) receipt of actual proceeds from production from the Kallina 46 #1 well and (ii) a date which is 120 days after the closing date of the transaction and require a minimum monthly payment of $87,500.  Upon any event of default, the lender would be entitled to receive 100% of the net production revenues relating to oil and gas properties of Garwood.  The note is collateralized by Garwood’s recently acquired interest in the Kallina 46 #1 well and the related Section 46 acreage which had a carrying value of approximately $6.8M as of December 31, 2007.  The note has a principal balance of $7,127,152 outstanding as of December 31, 2007 and $7,262,500 outstanding as of December 31, 2006.  The balance at December 31, 2007 reflects a reduction in the principal balance for cash held in escrow by the lender’s attorney in the amount of $135,348.  The unamortized debt discount, which is recognized as interest expense over the period until the note matures, is $207,262  as of December 31, 2007.

As a part of the financing arrangement, Garwood  issued the lender a warrant to acquire, upon payout of the note indebtedness, 45% of Garwood’s outstanding common stock such that upon exercise of the warrant, Garwood would be owned 55% by the Company and 45% by the lender.  The fair value of the warrant at the time of the transaction was deemed to be of insignificant value due to the lack of proved reserves and the initial stages of the subsidiary.

Convertible Debt Agreements

February 2007 Convertible Debt

On February 1, 2007 the Company executed a Note and Warrant Purchase Agreement with an Institutional Investor for the sale of a $10,000,000, 8% Senior Secured Convertible Promissory Note and a four-year warrant to purchase 5,000,000 shares of common stock at an exercise price of $1.40 per share for total proceeds of $10,000,000.  At the option of the investor, the three-year Convertible Note will be convertible into shares of common stock at a price of $1.00 per share after the earlier of one year from the closing of the transaction or three months after a registration statement relating to this transaction becomes effective.  The Warrant is exercisable one year after the closing of the transaction.

The Company may elect to redeem part or all of the outstanding Convertible Note at the later of (i) such time as RCH Petro Investors, L.P. (RCH) has the right to convert; and (ii) twelve months from the date of closing, at one-hundred ten percent (110%) of the principal amount of the Convertible Note, provided however that such redemption right only applies if, upon receiving notice of redemption, the lender has the right to convert all the shares the Company intends to redeem at the applicable conversion price and the applicable registration statement for the resale of such shares of common stock is effective.

The Convertible Note is collateralized by a security interest in twenty five percent of the membership interest of the Company’s wholly owned subsidiary, Exploration Holding Co., LLC, which owns one-hundred percent of Barnett Petrosearch, LLC.  Barnett Petrosearch is the subsidiary which owns a 5.54% interest in DDJET, Ltd, LLP, and participates in the Barnett Shale Project.  The collateral had a carrying value of approximately $44,000 as of December 31, 2007, which included a payable to the parent company in the amount of $2.5M.

In conjunction with issuance of the convertible debt, the company entered into a registration rights agreement which requires the Company to file a registration statement on or before April 20, 2007, which was done.  If the Company would not have filed by April 20, 2007, or if there was failure to go effective within 150 days of the filing date, it would have been subjected to liquidated damages up to $1,000,000.

The debentures meet the definition of conventional convertible debt in EITF Issue No. 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock. The Company has evaluated each of the features of the debentures and concluded that none of these features constitute embedded derivatives. Specifically, the registration rights agreement does not result in derivative treatment because the damages are capped.

The Company allocated the debt proceeds to the warrants and the debt based on the relative fair value of each. In accordance with EITF 98-5 and EITF 00-27, the Company recorded a discount of $2.7 million to the convertible note for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. The fair value assigned to the warrants of $2.7 million was also recorded as a debt discount.  As of December 31, 2007, the unamortized discount on the note is $3,904,281.
An additional note with similar terms in the amount of $450,000 was entered into with a third party for financing costs on February 2007 convertible debt.  The unamortized discount on this note is $189,228 as of December 31, 2007.

November 2007 Convertible Debt

On November 9, 2007, the Company executed a Note and Warrant Purchase Agreement (the “Purchase Agreement”) with thirteen accredited investors including institutional investors and high net worth individuals (the “Purchasers”) for the sale of a series of 8% Senior Secured Convertible Promissory Notes (the “Convertible Notes”) and three (3) year warrants to purchase an aggregate of 1,928,575 shares of the Company’s common stock at an exercise price of $1.50 per share (the “Warrants”) for total gross proceeds to the Company of $8,100,000 (the “Offering”).

The Convertible Notes will mature three years from the date of issuance and will accrue interest payable quarterly in arrears in cash or common stock (priced using the closing price of the last trading day of the quarter), at the Company’s option (subject to certain equity conditions), at the rate of eight percent (8%) per annum if paid in cash, or eight and one-half percent (8.5%) if paid in common stock of the Company.  At the option of the Purchasers, the Convertible Notes are convertible into shares of the Company’s common stock at a price per share of $1.05 at any time and from time to time after the original issue date.  During the term of the Convertible Notes, the Company is subject to a debt incurrence test under which the total debt of the Company, inclusive of the Convertible Notes shall not exceed 50% of the PV-10 value of the Company’s total Proved Reserves plus the fair market value of the leases and pipeline assets associated with the Barnett Shale Project.

The Convertible Note is collateralized by a security interest in five percent (5%) of the membership interest of the Company’s wholly owned subsidiary, Exploration Holding Co., LLC (“Exploration Holding”), which owns one-hundred percent (100%) of Barnett Petrosearch, LLC (“Barnett Petrosearch”).  Barnett Petrosearch owns a 5.54% interest in DDJET, Limited, LLP, and participates in the Barnett Shale Project.  The collateral interest shall stay in place until all required conditions contained in the Convertible Notes have been met, including, but not limited to (i) the Company’s common stock trades above $1.50 for a period of 10 consecutive trading days, (ii) the Purchasers have the ability to convert the Convertible Notes and (iii) the sooner of (A) three (3) months after the effective date of the Registration Statement or (B) twelve (12) months from the original issue date has passed.  The collateral for the Convertible Notes may be proportionately reduced under certain circumstances.  The collateral had a carrying value of approximately $9,000 as of December 31, 2007, which included a payable to the parent company in the amount of $505,000.

The Company may elect to redeem part or all of the outstanding Convertible Notes on or after twelve (12) months from the original issue date.

In conjunction with issuance of the convertible debt, the company entered into a registration rights agreement which requires the Company to file a registration statement on or before February 1, 2008, which was done.  If the Company, would not have filed by February 1, 2008, it would have been subjected to liquidated damages up to $750,000.

The debentures meet the definition of conventional convertible debt in EITF Issue No. 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock. The Company has evaluated each of the features of the debentures and concluded that none of these features constitute embedded derivatives.  Specifically, the registration rights agreement does not result in derivative treatment because the damages are capped.

The Company allocated the debt proceeds to the warrants and the debt based on the relative fair value of each. The fair value assigned to the warrants of $782,141 was recorded as a debt discount.  There was no beneficial conversion feature associated with this debt.  As of December 31, 2007, the unamortized discount on the note is $746,735.

An additional note with similar terms in the amount of $225,000 was entered into with a third party for financing costs on the November 2007 convertible debt.  The unamortized discount on this note is $20,743 as of December 31, 2007.

Trade Note Payable

Effective October 24, 2006, the Company entered into a note payable agreement with a vendor in the amount of $487,293 bearing interest at an annual rate of 11.25% and a maturity date of November 1, 2007.  The uncollateralized note had a balance outstanding of $409,819 as of December 31, 2006 which was repaid in full in 2007.

7.	Income Taxes

Through December 31, 2007, the Company has incurred losses since its inception and, therefore, has not been subject to federal income taxes.  As of December 31, 2007, the Company had net operating loss (“NOL”) carryforwards for income tax purposes of approximately $21,941,000 which expire in various tax years through 2027.  Under the provisions of Section 382 of the Internal Revenue Code, the ownership change in the Company that resulted from the recapitalization of the Company could limit the Company’s ability to utilize its NOL carryforward to reduce future taxable income and related tax liabilities.  Additionally, because United States tax laws limit the time during which NOL carryforwards may be applied against future taxable income, the Company may be unable to take full advantage of its NOL for federal income tax purposes should the Company generate taxable income.

The composition of deferred tax assets and the related tax effects at December 31, 2007 and 2006 are as follows:

	2007	2006

Deferred tax assets:
Net operating loss carry-forward	$7,460,112	$7,246,463
Allowance for doubtful accounts	21,140	28,245
Contribution carryover	4,480	3,515

Total deferred tax assets	7,485,732	7,278,223

Less valuation allowance	(1,768,021)	(2,416,054)

Net deferred tax asset	5,717,711	4,862,169

Deferred tax liabilities:
Book/tax basis difference in oil and Gas properties	(5,709,685)	(4,851,493)
Book/tax basis difference in property and equipment	(8,026)	(10,676)

Total deferred tax liability	(5,717,711)	(4,862,169)

Net deferred tax	$-	$-

The difference between the income tax benefit in the accompanying statement of operations and the amount that would result if the U.S. Federal statutory rate of 34% were applied to pre-tax loss for the years ended December 31, 2007 and 2006 is as follows:

	2007		2006
	Amount	%	Amount	%

Benefit for income tax at federal statutory rate	$(2,222,047)	(34.0)%	$(789,455)	(34.0)%
Non-deductible expenses and other	2,870,081	44.0	2,037	0.0
Change in valuation allowance	(648,034)	(10.0)	787,418	34.0
	$-	-%	$-	-%

As of December 31, 2007 and 2006, the Company did not have any unrecognized tax benefits.  The Company recognizes accrued interest and penalties related to unrecognized tax benefits as a component of tax expense, but did not have any such interest or penalties during 2007 or 2006.

8.	Commitments and Contingencies

Operating Lease

The Company rents office space under long-term office leases that expire through 2010.  The future minimum lease payments required under the operating leases that have initial non-cancelable lease terms in excess of one year amount to $302,647 of which $99,989 is to be paid in 2008, $101,888 is to be paid in 2009, and $100,770 is to be paid in 2010.  Rent expense incurred under operating leases during the years ended December 31, 2007 and 2006 was $100,312 and $95,152, respectively.

Legal Proceedings

On April 11, 2007, the Company was served with a lawsuit filed against it titled Cause No. 2007-16502; D. John Ogren, R. Bradford Perry and Chester Smitherman v. Petrosearch Corporation; 133rd Judicial District Court, Harris County, Texas.  The plaintiffs are three (3) Series A Preferred shareholders who derived their original shares from Texas Commercial Resources, Inc. (“TCRI”) and became Series A Preferred shareholders of Petrosearch Energy Corporation as a result of the prior mergers.  The plaintiffs have alleged that Petrosearch Corporation (and TCRI, its predecessor) failed to pay accrued, cumulative dividends and refused to allow conversion of their Series A Preferred Stock into Common Stock.    The plaintiffs have alleged breach of contract, fraud and violation of Section 33 of the Texas Securities Act and have requested the award of actual and exemplary damages, interest and attorneys’ fees.   The lawsuit likewise requests the Court to compel the payment of accrued dividends and the examination of the Company’s books and records. The Company denies the factual allegations made in the lawsuit and intend to vigorously defend against the claims made therein.  An estimate of possible loss or range of possible loss cannot be made at this time.

The Company currently is not a party to any other material pending legal proceedings.

Employment Agreements

The employment contracts in existence with officers and key personnel include employment contracts with each of Richard Dole (Chairman, President and CEO), David Collins (Chief Financial Officer) and Wayne Beninger, (Chief Operating Officer).  These employment agreements became effective May 1, 2007.

The employment contracts with Messrs. Collins and Beninger provide for an employment term of one year and month to month thereafter, if not extended or terminated.  The employment contract with Mr. Dole provides for an employment term of two years and automatically renews for an identical term at the end of the indicated term unless the Agreement is superseded by a new agreement or unless notice of non-renewal is delivered in writing by the Company at least 60 days prior to the end of the term.  Each of the employment contracts provides for termination by the Company upon death or disability, with six month severance payments for Messrs Collins and Beninger and 12 month severance for Mr. Dole.  Each of the employment contracts permits termination by the Company for cause without severance payments.  The agreements may be voluntarily terminated by the employee at any time, with no severance payment.  Additionally, the respective employees may elect to terminate their employment contract and receive severance pay upon a material uncured breach by the Company or a change in control.  For purposes of each agreement, a change in control is defined as an acquisition of voting securities by a third party (other than directly from the Company) equivalent to forty percent of the voting control of the Company (other than a subsidiary or employee benefit plan), or accompanying a sale of all of the assets or a merger (other than involving a subsidiary).  A termination without cause while a contract is pending, other than due to a change in control, entitles the employees other than Mr. Dole to compensation of six months.  A termination without cause of Mr. Dole or non-renewal of Mr. Dole’s agreement gives rise to a severance pay obligation equal to 24 months.  Upon a termination coupled with a change in control where Mr. Dole is not offered a position for the identical salary and position, or Mr. Dole should decline an offer of employment, the severance compensation Mr. Dole will be entitled to is the sum of four years of base salary and the average of his last two year’s bonuses (if any).  Upon a termination coupled with a change in control where Messrs. Collins and Beninger are not offered a position for the identical salary, or if Messrs. Collins and/or Beninger decline an offer of employment (Messrs. Collins and/or Beninger only have the right to decline the employment and receive the severance if Mr. Dole is not offered the same salary and position, or Mr. Dole declines the offer for employment) they will be entitled to severance compensation equal to the sum of two years of base salary and the average of the last two year’s bonuses (if any).

9.	Stockholders’ Equity

The Company has the authority to issue up to 120,000,000 shares of stock, consisting of 100,000,000 shares of common stock, par value $.001 per share, and 20,000,000 shares of preferred stock, par value $1.00 per share.

Preferred Stock

The Company’s articles of incorporation authorize the issuance of up to 20,000,000 shares of preferred stock with characteristics determined by the Company’s board of directors.

As of December 31, 2007 and 2006, the Company has 1,000,000 shares of Series A 8% Convertible Preferred Stock (“Series A Preferred”) authorized and 483,416 shares outstanding.  The shares have a par and stated value of $1.00 per share.  If declared by the Board of Directors, dividends are to be paid quarterly in cash or in common stock of the Company to the holders of shares of the Series A Preferred.  The shares of the Series A Preferred rank senior to the common stock both in payment of dividends and liquidation preference.  The Series A Preferred is convertible into common stock of the Company at a conversion price of $6.50 per share.  Beginning August 19, 2003, the Company had the right to redeem all or part of the shares of Series A Preferred for cash at a redemption price equal to $6.50 per share plus all accrued and unpaid dividends on the shares to be redeemed.  As of December 31, 2007, no dividends have been declared and approximately $208,673 of dividends was in arrears related to the Series A Preferred if the Company decided to declare dividends.

As of December 31, 2007 and 2006, the Company has 100,000 shares authorized and 43,000 shares issued and outstanding of Series B Convertible Preferred Stock (“Series B Preferred”).  The shares have a par and stated value of $1.00 per share.  The shares of the Series B Preferred rank senior to the common stock in liquidation preference.  The Series B Preferred is convertible into common stock of the Company at an initial conversion price of $2.14 per share at the option of the holder.  Beginning October 1, 2003, the Company had the right to redeem all or part of the shares of Series B Preferred for cash at a redemption price equal to $6.50 per share.

Stock Warrants

The Company has periodically issued incentive stock warrants to executives, officers, directors and employees to provide additional incentives to promote the success of the Company’s business and to enhance the ability to attract and retain the services of qualified persons.  Warrants have also been issued as part of capital financing transactions.  The issuances of such warrants are approved by the Board of Directors.  The exercise price of a warrant granted is determined by the fair market value of the stock on the date of grant.  The Company issues shares of authorized common stock upon the exercise of the warrant.

In December 2004, the FASB issued SFAS 123(R), which is a revision of SFAS 123.  SFAS 123(R) requires all share-based payments to employees, including grants of employee stock warrants, to be recognized as stock-based compensation expense in the Company’s Consolidated Statements of Operations based on their fair values.  For purposes of determining compensation expense associated with stock warrants, the fair value of the Company’s stock was determined based upon the Black-Scholes option pricing model.

For warrants granted to employees or directors during 2007 and 2006, the fair value of such warrants was estimated at the date of grant using a Black-Scholes option-pricing model with the following assumptions:

	2007	2006
Dividend yield	-0-	-0-

Expected volatility	88% - 105%	70% - 100%

Risk free interest	4.52%	3.00% - 4.79%

Expected lives	3-4 years	3–5 years

The Black-Scholes option valuation model was developed for use in estimating fair value of traded options or warrants that have no vesting restrictions and are fully transferable.  In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility.  Because the Company’s stock warrants have characteristics significantly different from those of traded options/warrants, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock warrants.

The Company issued the following warrants in 2007 and 2006:

Pursuant to convertible debt issued in February of 2007, the Company issued 5,225,000 four year warrants to purchase common stock of the Company with an exercise price of $1.40.  The fair value assigned to the warrants of $2,667,968 was recorded as a debt discount.  The warrant holder has certain registration rights with regards to the warrant as described in the debt note (Note 6).

Pursuant to convertible debt issued in November of 2007, the Company issued 1,982,145 three year warrants to purchase common stock of the Company with an exercise price of $1.50.  The fair value assigned to the warrants of $803,867  was recorded as a debt discount.  The warrant holder has certain registration rights with regards to the warrant as described in the debt note (Note 6).

Pursuant to a private placement done in February, 2006, the Company issued 964,285 three year warrants, which were subsequently modified to four year warrants in 2007, to purchase shares of the Company’s common stock with an exercise price of $2.00 per share to the accredited investors.  In addition, the Company issued 96,429 warrants to purchase shares of the Company’s common stock to the placement agency.  The warrants issued to the placement agent are exercisable for four years, as modified in 2007, and have an exercise price of $2.00 per share.  The shares of common stock underlying the warrants have piggyback registration rights.  The fair value of the warrants of $674,084 was offset in equity as a cost of raising capital.  The fair value of the modification was also offset in equity as a cost of raising capital.

In connection with the modification of the Revolving Credit Agreement with Fortuna (Note 6), the Company modified the terms of 100,000 warrants held by Fortuna by extending the expiration date from November 1, 2007 to October 15, 2011, and by lowering the exercise price from $2.00 to $0.92 per share.  The difference in value between the new and revised warrants of $37,302 was based on the Black-Scholes Option Pricing Model and was recorded as additional debt discount with an offset to additional paid in capital.  In addition to the modification of warrants, the Company granted Fortuna 475,000 warrants at an exercise price of $0.92 for a term of five years.  The warrants are “puttable” back to Fortuna for a period of two years, commencing 180 days from issuance, at a price of $0.65 per share.  In addition, there are piggyback registration rights for the warrants upon the Company’s next registration of any securities. In compliance with FAS 150 “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity”, the fair value of the warrants of $301,198 was recorded as a liability in the accompanying financial statements and was marked-to-market as of December 31, 2007 to $321,140 rather than additional paid in capital.  The warrants were valued by a third party using the Black-Scholes Option Pricing Formula with a put option floor.  If settlement would have occurred at December 31, 2007, the Company would have paid $308,750, which is the maximum amount the Company could be required to pay to redeem the instrument.

Pursuant to a private placement done in December, 2006, the Company issued 6,440,000 five year warrants to purchase shares of the Company’s common stock with an exercise price of $0.92 per share to the accredited investors.  The shares of common stock underlying the warrants have piggyback registration rights.  The value of the warrants of $3,359,104 was recorded in equity as a cost of raising capital.

A summary of the Company’s stock warrant activity and related information for the years ended December 31, 2007 and 2006 follows:

	Number of Shares Under Warrant	Exercise Price	Weighted Average Exercise Price	Weighted Average Grant Date Fair Value ($/share)	Total Intrinsic Value Warrant Exercises (1)

Warrants outstanding at December 31, 2005	8,495,058	$0.98-$9.75	$3.57

Issued	8,075,714	$0.92-$2.00	$1.06	$0.54
Exercised	(178,233)	$0.98	$0.98		$84,082
Cancelled	(2,244,849)	$0.98-$1.63	$5.41

Warrants outstanding at December 31, 2006	14,147,690	$0.92-$9.75	$1.88

Issued	7,207,145	$1.40-$1.50	$1.43	$0.48
Exercised	-
Cancelled	(1,050,007)	$4.88-$9.75	$7.93

Warrants outstanding at December 31, 2007	20,304,828	$.092-$2.00	$1.41

All outstanding stock warrants are exercisable at December 31, 2007.  A summary of outstanding stock warrants at December 31, 2007 follows:

Number of Common Stock Equivalents	Expiration Date	Remaining Contracted Life (Years)	Weighted Average Remaining Contractual Term (Years)	Exercise Price	Weighted Average Exercise Price	Aggregate Intrinsic Value (1)
150,000	March 2008	.21		$1.95	$1.95
20,000	August 2008	.63		$1.95	$1.95
4,851,969	November 2008	.88		$0.98-$1.95	$1.93
1,060,714	February 2010	2.08		$2.00	$2.00
1,982,145	November 2010	2.88		$1.50	$1.50
5,225,000	January 2011	3.00		$1.40	$1.40
575,000	October 2011	3.79		$.92	$.92
6,440,000	December 2011	3.92		$.92	$.92
20,304,828			2.72			$350,750

(1)
The intrinsic value of a warrant is the amount by which the current market value of the underlying stock exceeds the exercise price of the warrant, or the market price at the end of the period less the exercise price.

(2)	The weighted average grant date fair value was determined by using the Black Scholes Option Pricing Model as described above.

The following table provides a detail of stock-based compensation incurred during the years ended December 31, 2007, and 2006:

	2007	2006
Restricted stock – Interest Expense	$574,897	$-
Restricted stock – General and Administrative	127,726	294,584
Restricted stock – Property Costs	1,677,000	-
Committed restricted stock	288,172	-
Total stock-based compensation	2,667,795	294,584
Less capitalized property costs	(1,677,000)	-
Stock compensation expense, net of amounts capitalized	$990,795	$294,584

The above table excludes common stock issued for cash, warrants issued in financing arrangements, debt discounts recorded in equity, and common stock issued for exercise of warrants.  As of December 31, 2007, total compensation cost related to nonvested awards of common stock not yet recognized is $131,250 which will vest and be recognized over three years.

10.	Related Party Transactions

During the years ended December 31, 2007 and 2006, the Company did not engage in any transactions with related parties.

11.	Earnings Per Share

Following is a reconciliation of the numerators and denominators of the basic and diluted EPS computations for the years ended December 31, 2007 and 2006:

	2007	2006

Net loss	$(6,535,432)	$(2,321,925)
Less: Preferred stock dividends	(38,673)	(38,673)

Net loss available to common stockholders (numerator)	$(6,574,105)	$(2,360,598)

Weighted average shares of common stock	39,476,379	31,253,819

Basic and diluted net loss per share	$(0.17)	$(0.08)

12.	Non-Cash Investing and Financing Activities

During the years ended December 31, 2007 and 2006, the Company engaged in various non-cash financing and investing activities as follows:

	2007	2006

Decrease in prepaid drilling for property costs	$960,674	$-

Reduction in note receivable for property costs	$-	$282,532

Issuance of common stock for acquisition of property	$1,677,000	$-

Reduction in financing costs for transfer of overriding royalty interest	$-	$46,348

Increase in accounts payable and accrued liabilities for property costs and prepaid drilling	$2,417,603	$870,080

Change in property costs associated with asset retirement obligation	$103,655	$243,172

Increase in accrued liabilities for costs of raising capital	$-	$193,050

Issuance of warrants with debt	$3,471,835	$338,500

Beneficial conversion feature on convertible debt	$2,667,968	$-

Issuance of notes payable for financing costs	$675,000	$-

Reclass of financing costs to debt discount	$306,088	$-

13.	Impairment and Sale of Oil and Gas Properties

At December 31, 2007 and 2006, the net capitalized costs of crude oil and natural gas properties included in the amortization base did not exceed the present value of the estimated reserves; as such, no write-down was recorded.

14.	Supplemental Oil and Gas Information – Unaudited

The following supplemental information regarding the oil and gas activities of the Company is presented pursuant to the disclosure requirements promulgated by the Securities and Exchange Commission ("SEC") and SFAS No. 69, Disclosures About Oil and Gas Producing Activities (`Statement 69").

Estimated Quantities of Proved Oil and Gas Reserves

Set forth below is a summary of the changes in the estimated quantities of the Company's crude oil and condensate, and gas reserves for the periods indicated, as estimated by the Company as of December 31, 2007.  All of the Company's reserves are located within the United States.  Proved reserves cannot be measured exactly because the estimation of reserves involves numerous judgmental determinations.  Accordingly, reserve estimates must be continually revised as a result of new information obtained from drilling and production history, new geological and geophysical data and changes in economic conditions.

Proved reserves are estimated quantities of gas, crude oil, and condensate, which geological and engineering data demonstrate, with reasonable certainty, to be recoverable in future years from known reservoirs under existing economic and operating conditions.  Proved developed reserves are proved reserves that can be expected to be recovered through existing wells with existing equipment and operating methods.

	Oil	Gas
Quantity of Oil and Gas Reserves	(Bbls)	(Mcf)

Total proved reserves at December 31, 2005	2,345,794	1,843,747

Extensions and discoveries	3,421	455,000
Production	(16,489)	(17,504)
Revisions to previous estimate	(575,085)	(971,834)

Total proved reserves at December 31, 2006	1,757,641	1,309,409

Extensions and discoveries	-	1,978,298
Production	(13,506)	(135,061)
Revisions to previous estimate	(12,720)	(460,436)
Sale of property	(19,091)	(9,000)

Total proved reserves at December 31, 2007	1,712,324	2,683,210

Proved developed reserves:

December 31, 2007	257,660	993,730

December 31, 2006	263,604	557,409

Capitalized Costs of Oil and Gas Producing Activities

The following table sets forth the aggregate amounts of capitalized costs relating to the Company's oil and gas producing activities and the aggregate amount of related accumulated depletion, depreciation and amortization as of December 31, 2007 and 2006:

	2007	2006

Unevaluated properties, not subject to amortization	$7,099,601	$6,309,169
Properties subject to amortization	33,235,534	23,462,639

Total capitalized costs	40,335,135	29,771,808

Less accumulated depletion, depreciation and amortization	(3,186,191)	(2,307,020)

Net capitalized costs	$37,148,944	$27,464,788

Costs Incurred in Oil and Gas Producing Activities

The following table reflects the costs incurred in oil and gas property acquisition, exploration and development activities during the years ended December 31, 2007 and 2006:

	2007	2006

Acquisition costs	$4,132,070	$3,884,783

Exploration costs	$6,208,979	$8,345,181

Development costs	$222,278	$2,687,742

Standardized Measure of Discounted Future Net Cash Flows

The following table reflects the Standardized Measure of Discounted Future Net Cash Flows relating to the Company's interest in proved oil and gas reserves as of December 31, 2007 and 2006:

	2007	2006

Future cash inflows	$168,883,862	$110,627,480
Future development and production costs	(59,067,028)	(50,421,345)

Future net cash inflows before income taxes	109,816,834	60,206,135
Future income taxes	(29,877,612)	(9,611,255)

Future net cash flows	79,939,222	50,594,880
10% discount factor	(39,550,071)	(25,820,824)

Standardized measure of discounted future net cash inflow	$40,389,151	$24,774,056

The following are the principal sources of change in the standardized measure of discounted future net cash flows during 2007:

Beginning of year	$24,774,056
Sales of oil and gas produced, net of production costs	(1,095,749)
Net changes in prices and production costs	22,552,380
Extensions, discoveries, and improved recovery, less related costs	2,180,055
Sale of property	(373,056)
Development costs incurred during the period	4,460,811
Revisions of estimated development costs	(3,553,848)
Revisions of previous quantity estimates	(1,677,813)
Accretion of discount	2,477,406
Net change in income taxes	(9,355,091)
$40,389,151

Total standardized measure of discounted future net cash inflow increased to $40,389,151 as of December 31, 2007 from $24,774,056 as of December 31, 2006.  The primary reason for the increase in discounted future cash flows is the increase in oil prices as of December 31, 2007 as compared to December 31, 2006.

Standardized Measure of Discounted Future Net Cash Flows

Future net cash flows at each year end, as reported in the above schedule, were determined by summing the estimated annual net cash flows computed by: (1) multiplying estimated quantities of proved reserves to be produced during each year by current prices, and (2) deducting estimated expenditures to be incurred during each year to develop and produce the proved reserves (based on current costs).

Income taxes were computed by applying year-end statutory rates to pretax net cash flows, reduced by the tax basis of the properties and available net operating loss carryforwards.  The annual future net cash flows were discounted, using a prescribed 10% rate, and summed to determine the standardized measure of discounted future net cash flow.

The Company cautions readers that the standardized measure information which places a value on proved reserves is not indicative of either fair market value or present value of future cash flows.  Other logical assumptions could have been used for this computation which would likely have resulted in significantly different amounts.  Such information is disclosed solely in accordance with Statement 69 and the requirements promulgated by the SEC to provide readers with a common base for use in preparing their own estimates of future cash flows and for comparing reserves among companies.  Management of the Company does not rely on these computations when making investment and operating decisions.

14.	Subsequent Events

With regards to the North Texas/Panhandle Water Flood Project, in January, 2008, the Company signed an agreement with Complete Production Services Inc. (“CPS”), an international oilfield service company which provides that CPS, at its sole expense, will design and construct a water treatment facility no later than 90 days from the effective date of the agreement that will be capable of treating all of the project’s production water up to a maximum of 10,000 bbls per day and likewise treat and provide to the project a minimum of 5,000 bbls per day of  production water from third party sources.  The Company, in turn, has committed to be capable of injecting not less than 2,000 bbls of treated water per day derived from third party production water within 30 days after the facility is opened, and have further committed to be capable of injecting not less than 5,000 bbls of treated water per day derived from third party production water within 180 days after the facility opens, in addition to re-injecting its own treated production water from the oil and gas lease it operates.  The Company will be required to pay a scaled management fee to CPS commencing on the date the facility opens on the basis of the volume of treated and re-injected water derived from the Company’s production.  The Company is currently applying to regulatory agencies to add more wells to the existing flood permit, as required under the agreement, to ensure its ability to inject the volumes that CPS will make available.  At present, the Company is in several negotiations with potential industry venture partners to allow for the commencement of the flood to begin as soon as possible.

ITEM 1.	FINANCIAL STATEMENTS
PETROSEARCH ENERGY CORPORATION
CONSOLIDATED BALANCE SHEETS
June 30, 2008 and December 31, 2007

ASSETS	June 30, 2008 (Unaudited)	December 31, 2007 (See note)

Current assets:
Cash	$4,653,792	$8,033,611
Accounts receivable:
Joint owners-billed, net of allowance of $62,179 at June 30, 2008 and December 31, 2007	166,067	203,671
Joint owners-unbilled	-	3,568
Oil and gas production sales	238,192	319,926
Receivable from sale of Barnett Shale interest	30,729,007	-
Prepaid expenses and other current assets	794,715	987,155
Total current assets	36,581,773	9,547,931

Property and equipment:
Oil and gas properties, full cost method of accounting:
Properties subject to amortization	22,621,216	33,235,534
Properties not subject to amortization	410,591	7,099,601
Other property and equipment	153,031	153,031
Total	23,184,838	40,488,166
Less accumulated depreciation, depletion and amortization	(3,306,217)	(3,266,658)
Total property and equipment, net	19,878,621	37,221,508

Prepaid oil and gas costs	-	1,432,906

Other assets	614,540	834,287

Total assets	$57,074,934	$49,036,632

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt	$-	$2,066,087
Accounts payable	1,159,071	960,020
Accrued liabilities for Barnett property costs	-	2,379,073
Accrued liabilities	226,688	1,582,689
Warrant liability	149,150	321,140
Total current liabilities	1,534,909	7,309,009

Long-term debt – Kallina	-	6,919,890
Convertible debt	14,843,455	13,914,013
Other long-term obligations	676,724	699,914
Deferred tax liability	2,930,120	-
Total liabilities	19,985,208	28,842,826

Stockholders' equity:
Preferred stock, par value $1.00 per share, 20,000,000 shares authorized:
Series A 8% convertible preferred stock, 1,000,000 shares authorized;285,786 and 483,416 shares issued and outstanding at June 30, 2008and December 31, 2007, respectively	285,786	483,416
Series B convertible preferred stock, 100,000 shares authorized;43,000 shares issued and outstanding at June 30, 2008 and December 31, 2007	43,000	43,000
Common stock, par value $0.001 per share, 100,000,000 shares Authorized; 41,770,779 and 40,941,841 shares issued and outstanding at June 30, 2008 and December 31, 2007, respectively	41,770	40,941
Additional paid-in capital	34,076,059	33,196,588
Un-issued common stock	181,250	288,172
Deferred compensation	(134,375)	-
Retained earnings (accumulated deficit)	2,596,236	(13,858,311)
Total stockholders' equity	37,089,726	20,193,806

Total liabilities and stockholders' equity	$57,074,934	$49,036,632

Note:  The balance sheet at December 31, 2007 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

See accompanying notes to unaudited condensed consolidated financial statements.

PETROSEARCH ENERGY CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
for the three months and  six months ended June 30, 2008 and 2007

	Three Months Ended June 30		Six Months Ended June 30
	2008	2007	2008	2007

Oil and gas production revenues	$545,465	$373,544	$1,099,898	$736,520

Operating costs and expenses:
Lease operating and production taxes	220,405	265,598	549,822	342,891
Depreciation, depletion and amortization	203,265	194,142	464,223	372,789
General and administrative	568,657	701,382	1,315,897	1,440,472

Total costs and expenses	992,327	1,161,122	2,329,942	2,156,152

Operating loss	(446,862)	(787,578)	(1,230,044)	(1,419,632)

Other income (expense):
Interest income	12,468	94,665	68,893	157,443
Interest expense	(575,990)	(464,220)	(1,257,852)	(899,020)
Amortization of financing costs and debt discount	(598,950)	(540,432)	(1,280,325)	(866,819)
Change in value of warrant liability	103,279	67,331	171,990	(204,611)
Gain on sale of Barnett	21,814,753	-	21,814,753	-
Gain on extinguishment of debt	1,097,252	-	1,097,252	-

Total other income (expense)	21,852,812	(842,656)	20,614,711	(1,813,007)

Income (loss) before provision for income taxes	21,405,950	(1,630,234)	19,384,667	(3,232,639)

Deferred tax (expense)/benefit	(2,930,120)	-	(2,930,120)	-

Net Income (Loss)	$18,475,830	$(1,630,234)	$16,454,547	$(3,232,639)

Basic and diluted net income (loss) per common share	$.44	$(0.04)	$.40	$(0.08)

See accompanying notes to unaudited condensed consolidated financial statements.

PETROSEARCH ENERGY CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
For the six months ended June 30, 2008

			Series A		Series B		Additional	Unissued			Total Stock-
	Common Stock		Preferred Stock		Preferred Stock		Paid-In	Common	Deferred	Retained	Holders
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stock	Compensation	Earnings	Equity
Balance at December 31, 2007	40,941,841	$40,941	483,416	$483,416	43,000	$43,000	$33,196,588	$288,172	$-	$(13,858,311)	$20,193,806
Issuance of common stock committed	297,085	298					287,874	(288,172)			-
Common stock committed for board and employee compensation								181,250	(181,250)		-
Common stock issued for interest expense	501,448	501					401,125				401,626
Conversion of preferred stock to common stock	30,405	30	(197,630)	(197,630)			197,600				-
Additional costs of raising capital							(7,128)				(7,128)
Amortization of deferred compensation									46,875		46,875
Net income										16,454,547	16,454,547
Balance at June 30, 2008	41,770,779	$41,770	285,786	$285,786	43,000	$43,000	$34,076,059	$181,250	$(134,375)	$2,596,236	$37,089,726

See accompanying notes to unaudited condensed consolidated financial statements

PETROSEARCH ENERGY CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the six months ended June 30, 2008 and 2007

	2008	2007
Cash flows from operating activities:
Net income (loss)	$16,454,547	$(3,232,639)
Adjustments to reconcile net loss to net cash used in operating activities:
Depletion, depreciation and amortization expense	464,223	372,789
Stock-based compensation and interest expense	401,626	473,089
Amortization of deferred rent	(4,419)	(2,454)
Amortization of deferred compensation	46,875	-
Amortization of debt discount and beneficial conversion feature	1,037,224	697,877
Amortization of financing costs	243,101	168,942
Accretion of asset retirement obligation	16,191	17,928
Change in value of warrant liability	(171,990)	204,611
Gain on sale of Barnett Shale	(21,814,753)	-
Gain on extinguishment of debt	(1,097,252)	-
Deferred tax expense	2,930,120	-
Changes in operating assets and liabilities:
Accounts receivable	122,906	81,826
Prepaid expenses and other assets	42,189	(245,928)
Accounts payable and accrued liabilities	(255,709)	(754,369)
Trade note payable	-	(241,289)

Net cash used in operating activities	(1,585,121)	(2,459,617)

Cash flows from investing activities:
Capital expenditures, including purchases and development of properties	(1,452,570)	(4,000,099)
Proceeds from sale of Barnett Shale	1,800,000	-

Net cash provided by (used in) investing activities	347,430	(4,000,099)

Cash flows from financing activities:
Additional costs of raising capital	(7,128)	-
Proceeds from convertible debt	-	10,000,000
Repayment of notes payable	(2,135,000)	(1,065,000)

Net cash provided by (used in) financing activities	(2,142,128)	8,935,000

Net increase (decrease) in cash and cash equivalents	(3,379,819)	2,475,284

Cash and cash equivalents at beginning of period	8,033,611	3,715,618

Cash and cash equivalents at end of period	$4,653,792	$6,190,902

Supplemental disclosures of cash flow information:
Interest paid	$90,179	$239,680

Income taxes paid	$-	$-

See accompanying notes to unaudited condensed consolidated financial statements

PETROSEARCH ENERGY CORPORATION
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	Interim Financial Statements

The accompanying interim unaudited condensed consolidated financial statements have been prepared without audit pursuant to the rules and regulations of the U.S. Securities and Exchange Commission.  Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted, pursuant to such rules and regulations.  These unaudited condensed consolidated financial statements should be read in conjunction with the audited financial statements and notes thereto of Petrosearch Energy Corporation (the “Company”) for the year ended December 31, 2007.  In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation of financial position, results of operations and cash flows for the interim periods presented have been included.  Operating results for the interim periods are not necessarily indicative of the results that may be expected for the respective full year.

2.	Income Taxes

The Company uses the liability method in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and income tax carrying amounts of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.  A valuation allowance, if necessary, is provided against deferred tax assets, based upon management's assessment as to their realization.

The difference between the 35% federal statutory income tax rate and amounts shown in the accompanying interim financial statements is primarily attributable to the following: 1) utilization of net operating loss carry-forwards, 2) changes in the valuation allowance for the Company’s deferred tax assets, 3) current year differences in depreciation for tax and book, and 4) percentage depletion carryforward for tax purposes which is not allowed for book purposes.

3.	New Accounting Pronouncements

The following new accounting pronouncements have been issued in the second quarter of 2008 and will be adopted by the Company on January 1, 2009 or earlier if required:

In May 2008, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards ("SFAS") No. 162, “The Hierarchy of Generally Accepted Accounting Principles”, or SFAS No. 162. SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States. SFAS No. 162 is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles. We are currently reviewing SFAS No. 162 and do not expect that this Statement will result in a change in current practice.

In April 2008, the FASB issued FASB Staff Position (“FSP”) No. FAS 142-3, “Determination of the Useful Life of Intangible Assets”, or FSP No. FAS 142-3. FSP No. FAS 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under FASB Statement No. 142 “Goodwill and Other Intangible Assets”, or FASB No. 142. The intent of this FSP is to improve the consistency between the useful life of a recognized intangible asset under FASB No. 142 and the period of expected cash flows used to measure the fair value of the asset under FASB Statement No. 141 “Business Combinations” and other U.S. generally accepted accounting principles. FSP No. FAS 142-3 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. The implementation of this standard will not have an impact on our consolidated financial position or results of operations.

In May 2008, the FASB issued FASB Staff Position No. APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)”, or FSP No. APB 14-1. FSP No. APB 14-1 clarifies that convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement) are not addressed by paragraph 12 of APB Opinion No. 14 “Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants”. Additionally, the FSP specifies that issuers of such instruments should separately account for the liability and equity components in a manner that will reflect the entity’s nonconvertible debt borrowing rate when interest cost is recognized in subsequent periods. FSP No. APB 14-1 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. The implementation of this standard will not have an impact on our consolidated financial position or results of operations.

In June 2008, the FASB issued FASB Staff Position No. EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities”, or FSP No. EITF 03-6-1. FSP No. EITF 03-6-1 addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting and, therefore, need to be included in the earnings allocation in computing earnings per share, or EPS, under the two-class method described in paragraphs 60 and 61 of FASB Statement No. 128, “Earnings per Share”, or FASB No. 128. The guidance in this FSP applies to the calculation of EPS under FASB No. 128 for share-based payment awards with rights to dividends or dividend equivalents. FSP No. EITF 03-6-1 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those years. All prior-period EPS data presented should be adjusted retrospectively to conform with the provisions of this FSP. Early application is not permitted. The implementation of this standard will not have an impact on our consolidated financial position or results of operations.

4.	Stock Warrants

The Company has periodically issued incentive stock warrants to executives, officers, directors and employees to provide additional incentives to promote the success of the Company’s business and to enhance the ability to attract and retain the services of qualified persons.  Warrants have also been issued as part of capital financing transactions.  The issuances of such warrants are approved by the Board of Directors.  The exercise price of a warrant granted is determined by the fair market value of the stock on the date of grant.  The Company issues shares of authorized common stock upon the exercise of the warrant.

The Company accounts for its stock warrant activity under the guidance provided by Statement of Financial Accounting Standards No, 123R (“SFAS 123(R)”).  SFAS 123(R) requires all share-based payments to employees, including grants of employee stock warrants, to be recognized as stock-based compensation expense in the Company’s Consolidated Statements of Operations based on their fair values.  For purposes of determining compensation expense associated with stock warrants, the fair value of the Company’s stock is determined based upon the Black-Scholes option pricing model.

During the second quarter of 2008, no warrants were issued.  For warrants granted during the second quarter of 2007, the fair value of such warrants was estimated at the date of grant using a Black-Scholes option-pricing model with the following assumptions:

2007
Dividend yield	-0-
Expected volatility	105%
Risk free interest	4.52%
Expected lives	4 years

The Black-Scholes option valuation model was developed for use in estimating fair value of traded options or warrants that have no vesting restrictions and are fully transferable.  In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility.  Because the Company’s stock warrants have characteristics significantly different from those of traded options/warrants, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock warrants.

A summary of the Company’s stock warrant activity and related information for the three months ended June 30, 2008 follows:

	Number of Shares Under Warrant	Exercise Price	Weighted Average Exercise Price	Weighted Average Grant Date Fair Value ($/share) (2)	Total Intrinsic Value Warrant Exercises (1)

Warrants outstanding at December 31, 2007	20,304,828	$.92-$2.00	$1.41

Issued	-
Exercised	-
Expired	(150,000)	$1.95	$1.95

Warrants outstanding at June 30, 2008	20,154,828	$.92-$2.00	$1.40

All outstanding stock warrants are exercisable and fully vested at June 30, 2008.  A summary of outstanding stock warrants at June 30, 2008 follows:

Number of Common Stock Equivalents	Expiration Date	Remaining Contracted Life (Years)	Weighted Average Remaining Contractual Term (Years)	Exercise Price	Weighted Average Exercise Price	Aggregate Intrinsic Value (1)
20,000	August 2008	.13		$1.95	$1.95
4,851,969	November 2008	.38		$0.98-$1.95	$1.93
1,060,714	February 2010	1.58		$2.00	$2.00
1,982,145	November 2010	2.38		$1.50	$1.50
5,225,000	January 2011	2.50		$1.40	$1.40
575,000	October 2011	3.29		$.92	$.92
6,440,000	December 2011	3.42		$.92	$.92
20,154,828			2.24			$-0-

(1)
The intrinsic value of a warrant is the amount by which the current market value of the underlying stock exceeds the exercise price of the warrant, or the market price at the end of the period less the exercise price.

(2)	The weighted average grant date fair value is determined by using the Black Scholes Option Pricing Model as described above.

The following table provides a detail of stock-based compensation incurred during the six months ended June 30, 2008 and 2007:

	Six Months Ended
	June 30,
	2008	2007

Restricted stock – Interest Expense	$401,626	$125,139
Restricted stock – General and Administrative	-	117,151
Restricted stock – Property Costs	-	645,000
Committed restricted stock	181,250	230,799
Total stock-based compensation	$582,876	$1,118,089
Less amounts capitalized	(134,375)	(645,000)
Stock compensation expense, net of amounts capitalized	$448,501	$473,089

Amounts capitalized in 2008 are for prepaid expenses or unamortized deferred compensation. Amounts capitalized in 2007 are for property costs.  The above table excludes common stock issued for cash, warrants issued in financing arrangements, debt discounts recorded in equity, and common stock issued for exercise of warrants.

5.	Related Party Transactions

Please see Note 11 herein for discussion of the sale of the Barnett Shale interest to Cinco County Barnett Shale LLC, a partner in the DDJET Limited LLP partnership.

6.	Non-Cash Investing and Financing Activities

During the six months ended June 30, 2008 and 2007, the Company engaged in non-cash financing and investing activities as follows:

	Six Months Ended
	June 30,
	2008	2007

Receivable for sale of Barnett Shale interest	$30,729,007	-

Reduction of prepaid drilling for development of oil and gas Properties	$1,432,906	-

Change in property costs associated with asset retirement obligation	$58,036	-

Issuance of common stock for acquisition of property	-	$645,000

Increase in accounts payable and accrued liabilities for property costs	$339,665	$698,203

Beneficial conversion feature on convertible debt	-	$2,667,968

Issuance of warrants with debt	-	$2,667,968

Issuance of convertible debt for financing costs	-	$450,000

7.	Earnings Per Share

The Company has adopted SFAS No. 128, which provides for calculation of "Basic" and "Diluted" earnings per share.  Basic earnings per share includes no dilution and is computed by dividing net income available to common shareholders by the weighted average common shares outstanding for the period.  Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity similar to fully diluted earnings per share. Following is a reconciliation of the numerators and denominators of the basic and diluted EPS computations for the three and six months ended June 30, 2008 and 2007:

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Basic EPS:
Net income (loss)	$18,475,830	$(1,630,234)	$16,454,547	$(3,232,639)
Less: Preferred stock dividends (1)	(7,911)	(9,668)	(17,579)	(19,336)
Net income (loss) available to common stockholders	$18,467,919	$(1,639,902)	$16,436,968	$(3,251,975)

Weighted average shares of common stock	41,748,228	39,253,000	41,488,815	38,992,889

Basic net income (loss) per share	$.44	$(0.04)	$.40	$(0.08)

Diluted EPS:
Income (loss) available to common stockholders	$18,467,919	$(1,639,902)	$16,436,968	$(3,251,975)
Plus assumed conversions	7,911	9,668	17,579	19,336
Net income (loss) used for diluted EPS	$18,475,830	$(1,630,234)	$16,454,547	$(3,232,639)

Weighted average shares of common stock	41,748,228	39,253,000	41,488,815	38,992,889
Plus effect of dilutive securities:
Convertible preferred stock	81,054	-	87,636	-
Weighted average shares used for Diluted EPS	41,829,282	39,253,000	41,576,451	38,992,889

Diluted net income (loss) per share	$.44	$(0.04)	$.40	$(0.08)
(1) Dividends are undeclared

For the three and six month period ended June 30, 2007, potential dilutive securities had an anti-dilutive effect and were not included in the calculation of diluted net loss per common share.  For the three and six months ended June 30, 2007, these securities included in-the-money warrants for the purchase of 2,572,264 and 2,043,093 common shares, respectively, and preferred stock convertible into 94,218 common shares.

8.	Legal Proceedings

On April 11, 2007, the Company was served with a lawsuit filed against it titled Cause No. 2007-16502; D. John Ogren, R. Bradford Perry and Chester Smitherman v. Petrosearch Corporation; 133rd Judicial District Court, Harris County, Texas.  The plaintiffs are three (3) Series A Preferred shareholders who derived their original shares from Texas Commercial Resources, Inc. (“TCRI”) and became Series A Preferred shareholders of Petrosearch Energy Corporation as a result of the prior mergers.  The plaintiffs have alleged that Petrosearch Corporation (and TCRI, its predecessor) failed to pay accrued, cumulative dividends and refused to allow conversion of their Series A Preferred Stock into Common Stock.    The plaintiffs have alleged breach of contract, fraud and violation of Section 33 of the Texas Securities Act and have requested the award of actual and exemplary damages, interest and attorneys’ fees.   The lawsuit likewise requests the Court to compel the payment of accrued dividends and the examination of the Company’s books and records. The Company denies the factual allegations made in the lawsuit and intends to vigorously defend against the claims made therein.  An estimate of possible loss or range of possible loss cannot be made at this time.  The Company is in the process of discovery in the lawsuit at this time.  In July 2008, the Company entered into mediation with the plaintiffs without success.

The Company currently is not a party to any other material pending legal proceedings.

9.	Fair Value Measurements

The Company adopted FAS 157 on January 1, 2008.  FAS 157, among other things, defines fair value, establishes a consistent framework for measuring fair value and expands disclosure for each major asset and liability category measured at fair value on either a recurring or nonrecurring basis.  FAS 157 clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants.  As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability.  As a basis for considering such assumptions, FAS 157 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1.	Observable inputs such as quoted prices in active markets for identical assets or liabilities;

Level 2.	Inputs, other than quoted prices included within Level 1, that are observable either directly or indirectly; and

Level 3.	Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

As of June 30, 2008, the Company’s assets and liabilities that are measured at fair value on a recurring basis include the following:

		Fair Value Measurements Using
	Total	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Warrant liability	$149,150	—	$149,150	—

10.	Extinguishment of Debt

Project Financing

In November 2006, the Company signed a Securities Purchase Agreement and Secured Term Note with Laurus Master Fund, Ltd to provide financing for the drilling of its Kallina 46 #1 well and payment of the future completion costs for the Kallina 46 #1 well.  The November 2006 financing was specifically recourse to the Kallina 46 #1 well and the associated lease acreage only.

In April 2006, it was determined that the Kallina 46 #1 well was uneconomic and the decision was made that the well needed to be plugged and abandoned. In May 2008 the Company received a full release of all the liens, security interests, rights, claims and benefits of every kind in, on and under the November 2006 Secured Term Note with Laurus Master Fund, Ltd, as well as that same release on all the other collateral documents associated with that financing.  As part of this transaction, the Company conveyed their interest in the Kallina 46#1 well and the associated lease acreage to a third party.

As a result of the legal release described above, the debt related to the Laurus financing has been extinguished on the financial statements of the Company in May, 2008.  In addition, the accrued interest, unamortized debt discount, and unamortized financing costs have also been written-off as well as the net book value of the Kallina well.

The gain on extinguishment of this debt was accounted for according to APB 26, “Early Extinguishment of Debt”.  A difference between the reacquisition price and the net carrying amount of the extinguished debt was recognized as a gain in the amount of $1,097,252 in the accompanying statements of operations for the three and six months ended June 30, 2008.

Revolving Credit Agreement

On April 1, 2008 the total outstanding balance of the revolving credit facility became due and a payment of $1,602,500 was paid in full to Fortuna Energy, which closed out the revolving credit facility as of that date.  Pursuant to the revolving credit agreement, and as part of being paid back in full, Fortuna Energy returned to the Company all of the overriding royalties related to the Company’s assets that were issued to Fortuna Energy.  The most significant override relates to a 2% override of the Company’s net interest in the Company’s North Dakota, Gruman project.

11.	Sale of Barnett Shale Interest

In December 2006, through the Company’s wholly owned subsidiary, Barnett Petrosearch LLC, (“Barnett Petrosearch”) the Company joined in the formation of a partnership, DDJET Limited LLP (“DDJET”), for the development of a natural gas integrated venture to explore and develop assets in the Barnett Shale. The Company owned a 5.54% interest in DDJET along with partners Metroplex Barnett Shale LLC, a wholly owned subsidiary of Exxon Mobil Corporation, and Cinco County Barnett Shale LLC, a privately held Dallas-based company (“Cinco”).

On February 11, 2008 the Company executed an authorization for the general partner of the Partnership to immediately commence a sales marketing program to interested potential purchasing parties in order to fully assess the current market value of the Partnership.  On June 25, 2008 the Company executed a binding agreement for the sale of its limited partnership interest in DDJET to Cinco for a cash purchase price of $36,000,000.  On June 26, 2008 Cinco paid to Barnett Petrosearch the required $1,800,000 non-refundable deposit to be applied to the purchase price and fulfilled all the other necessary requirements to bind both Cinco and Petrosearch to the sale.  On July 18, 2008 the Company received the balance of the proceeds of the sale in the amount of $30,729,008.  These proceeds were net of the $1,800,000 down payment previously received from Cinco and $3,470,992 of costs previously owed by the Company which were assumed by Cinco pursuant to the June 25, 2008 agreement.

The transaction significantly altered the relationship between capitalized costs and proved reserves, and there is substantial economic difference between the properties sold and the properties retained. As a result, a gain of $21,814,753 has been generated by the sale of the Company’s interest in DDJET.

The following represents the unaudited proforma effect on the unaudited condensed consolidated statement of operations for the six months ended June 30, 2008 as if the transaction occurred on January 1, 2008:

	As Reported	Proforma Adjustments	Proforma (Unaudited)

Oil and gas production revenue	$1,099,898	$(783,253)	$316,645
Cost and expense	2,329,942	(312,065)	2,017,877
Operating loss	(1,230,044)	(471,188)	(1,701,232)
Other income (expense);
Interest income	68,893	-	68,893
Interest expense	(1,257,852)	236,173	(1,021,679)
Amortization of financing costs and debt discount	(1,280,325)	-	(1,280,325)
Change in value of warrant liability	171,990	-	171,990
Gain on sale of Barnett	21,814,753	(36,762)	21,777,991
Gain on extinguishment of debt	1,097,252	-	1,097,252
Other income (expense); net	20,614,711	199,411	20,814,122
Net income before provision for income tax	19,384,667	(271,777)	19,112,890
Deferred tax expense	(2,930,120)	92,404	(2,837,716)
Net income (loss)	$16,454,547	$(179,373)	$16,275,174

Basic and diluted net loss per common share	$0.40	$0.00	$0.39

As presented In the Company's most recent annual report, as of December 31, 2007, the Company's proved gas reserves were 2,683,210 Mcf. This included 1,878,367 of proved gas reserves attributable to the Company's Barnett Shale interest which was sold in the second quarter of 2008, This sale led to an approximately seventy percent decrease in the Company's proved gas reserves and a fourteen percent decrease in the Company's total proved reserves. As of December 31, 2007, the Company's proved developed gas reserves were 993,730 Mcf, This included 920,887 of proved developed gas reserves attributable to the Company's Barnett Shale interest which was sold as discussed above. This sale led to an approximately ninety-three percent decrease in the Company's proved developed gas reserves and a thirty-six percent decrease in the Company's total proved developed reserves.

12.	Subsequent Events

Convertible Securities

As of June 30, 2008, the Company had convertible debt outstanding with a balance of $14,843,455, net of unamortized debt discount on the notes of $3,931,545.  These convertible notes were repaid in full on July 21, 2008 as was accrued interest through July 21, 2008.  Cash payments to the note holders, including interest, totaled $18,837,617.  The unamortized debt discount of $3,931,545 and the unamortized financing costs of $774,471 will be expensed in the third quarter of 2008 when the debt was repaid.